FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-262701-05

October 30, 2023

BENCHMARK 2023-V4

Commercial Mortgage Trust

Free Writing Prospectus

Structural and Collateral Term Sheet

$626,601,397

(Approximate Initial Mortgage Pool Balance)

$[ ]

(Approximate Offered Certificates)

Citigroup Commercial Mortgage Securities Inc. Depositor

Commercial Mortgage Pass-Through Certificates,
Series 2023-V4

Citi Real Estate Funding Inc. German American Capital Corporation Goldman Sachs Mortgage Company Bank of Montreal Barclays Capital Real Estate Inc. JPMorgan Chase Bank, National Association

As Sponsors and Mortgage Loan Sellers

Citigroup	Goldman Sachs & Co. LLC	BMO Capital Markets	Barclays	J.P. Morgan	Deutsche Bank Securities

 Co-Lead Managers and Joint Bookrunners

Academy Securities	Siebert Williams Shank

 Co-Managers

 STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

The information in this free writing prospectus is preliminary and may be supplemented or changed. This free writing prospectus is not an offering to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED October 30, 2023
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

BMARK 2023-V4

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-262701) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

The securities to which these collateral materials (“Materials”) relate will be described in greater detail in the preliminary prospectus expected to be dated in November 2023 (the “Preliminary Prospectus”) that will be included as part of our registration statement. The Preliminary Prospectus will contain material information that is not contained in these Materials (including, without limitation, a summary of risks associated with an investment in the offered securities under the heading “Summary of Risk Factors” and a detailed discussion of such risks under the heading “Risk Factors”).

These Materials are preliminary and subject to change. The information in these Materials supersedes all prior such information delivered to you and will be superseded by any subsequent information delivered prior to the time of sale.

Neither these Materials nor anything contained in these Materials shall form the basis for any contract or commitment whatsoever. These Materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The information contained in these Materials may not pertain to any securities that will actually be sold. The information contained in these Materials may be based on assumptions regarding market conditions and other matters as reflected in these Materials. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and these Materials should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these Materials may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in these Materials or derivatives thereof (including options). Information contained in these Materials is current as of the date appearing on these Materials only.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these Materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these Materials are accurate or complete and that these Materials may not be updated or (3) these Materials possibly being confidential, are, in each case, not applicable to these Materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these Materials having been sent via Bloomberg or another system.

3

Hospitality – Full Service 65 West 54th Street New York, NY 10019	Collateral Asset Summary – Loan No. 1 Warwick New York	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,500,000 32.6% 2.38x 20.5%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
4

Hospitality – Full Service 65 West 54th Street New York, NY 10019	Collateral Asset Summary – Loan No. 1 Warwick New York	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,500,000 32.6% 2.38x 20.5%

Warwick New York
65 West 54th Street
New York, NY 10019
MANHATTAN
Midtown
CENTRAL PARK
Upper West Side
Hell's Kitchen
West Side
Theater District
East Side
Diamond District
Heckscher Playground
The Dairy
Central Park Zoo
Wollman Rink
The Pond
Central Park South
Time Warner Center
59TH ST/ COLUMBUS CIRCLE
222 Central Park South
JW Marriott Essex House
The Ritz-Carlton New York
Plaza Hotel
Museum of Arts & Design
Central Park Tower
111 West 57th Street
9 West 57th
Four Seasons Hotel
Theodore Roosevelt Home
The Crown Building
432 Park Avenue
Le Méridien New York
Carnegie Hall
The Moderne Hotel
Park Central Hotel NY
New York City Center
Hilton Garden Inn Central Park South
Conrad New York Midtown
New York Hilton Midtown
53W53
Museum of Modern Art
Lever House
399 Park
Ed Sullivan Theater
Broadway Theater
Baccarat Hotel
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
Hampton Inn Manhattan-Times Sq North
AXA Equitable Building
75 Rockefeller Plaza
345 Park
Gershwin Theatre
The Michelangelo
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Lotte NY Palace
ITT Building
Nomura Securities
1251 Ave. of the Americas
ROCKEFELLER CENTER
Ice Rink
Saks Fifth Avenue
Santander Bank Financial Center
Waldorf Astoria
Eugene O'Neill Theater
GE Building
1 Rockefeller Plaza
Tower 49
Inter Continental NY Barclay
Longacre Theatre
Morgan Stanley Building
Cort Theatre
News Corp. Building
JPMorgan Chase Tower
Riu Plaza
Kimpton Muse Hotel
Gemological Institute of America
383 Madison
245 Park Avenue
Imperial Theatre
NY Marriott Marquis
Lyceum Theatre
AKA Times Square
Cassa Hotel NY 45th Street
The Roosevelt Hotel
Al Hirschfeld Theatre
Row NYC
Jacobs Theatre
Viacom Intl.
Hotel St. James
Belasco Theatre
Sofitel New York
The Yale Club of NYC
MetLife Building
450 Lexington Avenue
Majestic Theatre
Inter Continental Times Sq.
Bank of America Tower
The Chatwal
Grand Central Terminal
The Westin Times Square
Paramount Building
4 Times Square
505 Fifth Ave.
One Vanderbilt
Hilton Times Sq.
The Knickerbocker Hotel
TIMES SQUARE
TIMES SQ.
42ND ST/ PORT AUTHORITY
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
57TH ST/ 7TH AVE
57TH ST
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
50TH ST/ BROADWAY
50TH ST
51ST ST/ LEXINGTON
49TH ST
ROCKEFELLER CTR.
METRO NORTH
W. 65th St.
W. 64th St.
W. 58th St.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
Broadway
Central Park West
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
Vanderbilt Ave.
Upper West Side
Upper East Side
Central Park
West New York
North Bergen
Weehawken
West Side
East Side
Midtown
QUEENS
Astoria
Long Island City
Greenpoint
Williamsburg
Union City
HUDSON COUNTY
Hoboken
Hudson River
East River
MANHATTAN
Chelsea
Greenwich Village
SoHo
Little Italy
Lower East Side
Tribeca
Chinatown
NEW JERSEY
JERSEY CITY
Financial District
Liberty State Park
BROOKLYN
Downtown Brooklyn
Brooklyn Heights
Park Slope
Prospect Park
Governors Island

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
5

Hospitality – Full Service 65 West 54th Street New York, NY 10019	Collateral Asset Summary – Loan No. 1 Warwick New York	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,500,000 32.6% 2.38x 20.5%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type - Subtype:	Hospitality – Full Service
Borrower Sponsor(s):	Warwick Amusements Corporation	Collateral:	Fee
Borrower(s):	Silver Autumn Hotel (N.Y.) Corporation Ltd.	Location:	New York, NY
Original Balance(1):	$60,500,000	Year Built / Renovated:	1926 / 2014
Cut-off Date Balance(1):	$60,500,000	Property Management:	Self Managed
% by Initial UPB:	9.7%	Size:	426 Rooms
Interest Rate:	7.42000%	Appraised Value / Per Room:	$216,000,000 / $507,042
Note Date:	October 24, 2023	Appraisal Date:	October 3, 2023
Original Term:	60 months	Occupancy:	86.6% (as of September 30, 2023)
Amortization:	Interest Only	UW Economic Occupancy:	86.6%
Original Amortization:	NAP	Underwritten NOI:	$14,447,905
Interest Only Period:	60 months	Underwritten NCF:	$12,618,822
First Payment Date:	December 6, 2023
Maturity Date:	November 6, 2028	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI:	$14,259,976 (TTM September 30, 2023)
Additional Debt Balance(1)	$10,000,000	2022 NOI(5):	$12,902,683
Call Protection(2):	L(24),D(29),O(7)	2021 NOI(5):	$3,414,650
Lockbox / Cash Management:	Springing / Springing	2020 NOI(5):	($12,117,244)

Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan Per SF:	$165,493
Taxes:	$1,692,065	$338,413	NAP	Maturity Date Loan Per SF:	$165,493
Insurance:	$180,799	$36,160	NAP	Cut-off Date LTV:	32.6%
FF&E Reserve:	$0	$152,424	NAP	Maturity Date LTV:	32.6%
Deferred Maintenance:	$585,710	NAP	NAP	UW NOI DY:	20.5%
Other(4):	$0	Springing	$1,100,000	UW NCF DSCR:	2.38x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$70,500,000	96.5%	Loan Payoff	$69,873,086	95.6%
Sponsor Equity	2,562,862	3.5	Upfront Reserves	2,458,574	3.4
			Closing Costs	731,201	1.0
Total Sources	$73,062,862	100.0%	Total Uses	$73,062,862	100.0%
(1)	The Warwick New York Mortgage Loan (as defined below) is part of the Warwick New York Whole Loan (as defined below) which is comprised of two pari passu promissory notes with an aggregate original principal balance and Cut-off Date Balance of $70,500,000. The Warwick New York Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”). The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Warwick New York Whole Loan.
(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date on December 6, 2023. Defeasance of the Warwick New York Whole Loan in full (but not in part) is permitted at any time following the earlier to occur of (i) October 24, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected Benchmark 2023-V4 securitization closing date in November 2023. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below.
(4)	Other Reserves consists of a (i) springing monthly PIP Reserve and (ii) springing monthly seasonality reserve that is capped at $1,100,000. See “Escrows and Reserves” below.
(5)	The increase in financial performance from 2020 to 2021 and 2021 to 2022 are primarily attributable to the impact of the COVID-19 pandemic and the resulting government mandated shutdowns in 2020 followed by the subsequent recovery in 2021 and 2022.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
6

Hospitality – Full Service 65 West 54th Street New York, NY 10019	Collateral Asset Summary – Loan No. 1 Warwick New York	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,500,000 32.6% 2.38x 20.5%

The Loan. The largest mortgage loan (the “Warwick New York Mortgage Loan”) is part of a whole loan (the “Warwick New York Whole Loan”) secured by the borrowers’ fee interest in a 426-room full-service hospitality property located in New York, New York (the “Warwick New York Property”). The Warwick New York Whole Loan is comprised of two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $70,500,000. The Warwick New York Whole Loan was originated on October 24, 2023 by CREFI and accrues interest at a fixed rate of 7.42000% per annum. The Warwick New York Whole Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of the Warwick New York Whole Loan is on November 6, 2028. The Warwick New York Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $60,500,000.

The table below summarizes the promissory notes that comprise the Warwick New York Whole Loan. The relationship between the holders of the Warwick New York Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool— The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,500,000	$60,500,000	Benchmark 2023-V4	Yes
A-2	10,000,000	10,000,000	CREFI(1)	No
Whole Loan	$70,500,000	$70,500,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The Warwick New York Property is a 36-story, 426-room, full-service hotel located at 65 West 54th Street in Midtown Manhattan. The Warwick New York Property was originally constructed in 1926 and subsequently renovated in 2014. Nearby demand generators to the Warwick New York Property include the Museum of Modern Art, less than one block to the southeast, and Central Park, located approximately four blocks to the northeast. Additionally, the Warwick New York Property is within walking distance of the Rockefeller Center and Times Square. According to the appraisal, the estimated demand segmentation for the Warwick New York Property consisted of 40.0% group, 36.0% commercial, 19.0% leisure and 5.0% extended stay.

The Warwick New York Property contains 400 guestrooms and 26 suites. Amenities at Warwick New York Property include approximately 6,629 square feet of meeting space, a restaurant, bar and lounge, business center and fitness center. The food and beverage outlets at the Warwick New York Property include the Mural’s on 54, a restaurant that accommodates 77 guests, and Randolph’s Bar & Lounge, a hotel bar that is accessible via the lobby or an additional entrance on 6th Avenue and has a seating capacity of 50.

The following table presents certain information relating to the September 2023 demand analysis with respect to the Warwick New York Property based on market segmentation, as provided by a third-party market research report for the Warwick New York Property:

Demand Segmentation(1)
Property	Rooms	Group	Commercial	Leisure	Extended Stay
Warwick New York	426	40.0%	36.0%	19.0%	5.0%
(1)	Source: Appraisal

The following tables present certain information relating to the current and historical occupancy, ADR and RevPAR at the Warwick New York Property and its competitors:

Historical Occupancy, ADR, RevPAR(1)
	Warwick New York(2)			Competitive Set(3)			Penetration Factor(4)
Period	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2019	94.1%	$278.47	$261.93	86.3%	$264.83	$228.67	108.9%	105.2%	114.5%
2020	20.8%	$172.20	$35.86	40.9%	$141.11	$57.78	50.9%	122.0%	62.1%
2021	68.7%	$191.85	$131.89	42.6%	$182.90	$77.87	161.5%	104.9%	169.4%
2022	85.2%	$284.93	$242.82	61.5%	$315.93	$194.41	138.5%	90.2%	124.9%
T-12 September 2023	86.6%	$307.41	$266.20	72.6%	$326.05	$236.57	119.3%	94.3%	112.5%
(1)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Warwick New York Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Occupancy, ADR and RevPAR for the Warwick New York Property are based on the underwritten cash flow.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set for 2021, 2022 and TTM September 2023 includes Omni Berkshire Place, Park Central Hotel, Park Lane Hotel, Thompson Central Park New York, Millennium Hotel Broadway Times Square, Sofitel New York and The Premier New York Times Square. The Competitive Set for 2019 and 2020 includes Omni Berkshire Place, Parker New York, DoubleTree by Hilton Millennium Times Square New York, Sofitel New York, Park Lane Hotel, Park Central Hotel and The Premier New York Times Square.
(4)	Penetration Factor is calculated based on the underwritten cash flow and competitive set data provided by a third-party hospitality research report.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
7

Hospitality – Full Service 65 West 54th Street New York, NY 10019	Collateral Asset Summary – Loan No. 1 Warwick New York	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,500,000 32.6% 2.38x 20.5%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Warwick New York Property:

Cash Flow Analysis
	2019(1)	2020(1)	2021(1)	2022(1)	T-12 9/30/2023	UW	UW Per Room(2)
Occupancy (%)	94.1%	20.8%	68.7%	85.2%	86.6%	86.6%
ADR	$278.47	$172.20	$191.85	$284.93	$307.41	$307.41
RevPar	$261.93	$35.86	$131.89	$242.82	$266.20	$266.20

Rooms Revenue	$40,727,307	$5,591,504	$20,507,138	$37,755,716	$41,390,901	$41,390,901	$97,162
Food & Beverage Revenue(3)	8,091,357	1,572,083	569,237	2,060,779	2,428,757	2,428,757	5,701
Other Revenue(4)	2,510,865	535,906	2,123,408	2,082,100	1,907,427	1,907,427	4,478
Total Revenue	$51,329,528	$7,699,494	$23,199,782	$41,898,594	$45,727,085	$45,727,085	$107,341

Rooms Expense	$12,820,325	$5,168,261	$7,142,642	$11,178,501	$12,265,671	$12,265,671	$28,793
Food & Beverage Expense(3)	9,030,165	3,169,731	636,273	2,471,009	2,993,422	2,993,422	7,027
Other Departmental Expenses	118,479	51,050	24,474	57,323	50,061	50,061	118
Departmental Expenses	$21,968,970	$8,389,043	$7,803,389	$13,706,833	$15,309,154	$15,309,154	$35,937

Departmental Profit	$29,360,558	($689,549)	$15,396,393	$28,191,761	$30,417,931	$30,417,931	$71,404

Management Fee	1,539,886	230,985	695,993	1,256,958	1,371,813	1,371,813	3,220
Marketing and Franchise Fee	4,236,024	1,020,500	1,546,404	2,740,793	2,996,585	2,996,585	7,034
Other Undistributed Expenses(5)	9,551,227	5,291,013	5,172,177	7,080,478	7,448,137	7,448,137	17,484
Total Undistributed Expenses	$15,327,136	$6,542,498	$7,414,575	$11,078,229	$11,816,535	$11,816,535	$27,738

Real Estate Taxes(6)	4,204,844	4,180,181	4,006,592	3,651,696	3,733,749	3,725,222	8,745
Property Insurance(7)	730,751	694,879	545,545	545,669	604,644	413,914	972
Other Fixed Expense(8)	17,338	10,136	15,030	13,484	3,027	14,355	34
Net Operating Income	$9,080,490	(12,117,244)	$3,414,650	$12,902,683	$14,259,976	$14,447,905	$33,915

FF&E	2,053,181	307,980	927,991	1,675,944	1,829,083	1,829,083	4,294
Net Cash Flow	$7,027,309	(12,425,223)	$2,486,659	$11,226,739	$12,430,893	$12,618,822	$29,622

NCF DSCR(9)	1.32x	(2.34)x	0.47x	2.12x	2.34x	2.38x
NOI Debt Yield(9)	12.9%	(17.2)%	4.8%	18.3%	20.2%	20.5%
(1)	The decrease in financial performance from 2019 to 2020 and the increases in financial performance from 2020 to 2021 and 2021 to 2022 are primarily attributable to the impact of the COVID-19 pandemic and the resulting government mandated shutdowns in 2020 followed by the subsequent recovery in 2021 and 2022.
(2)	UW Per Room is based on 426 rooms.
(3)	Food & Beverage Revenue and Food & Beverage Expense were impacted by the COVID-19 pandemic. The Warwick New York Property shutdown from April 2020 to August 2020 and upon re-opening in September 2020 made several operational changes which included the elimination of in-room dining, mini-bar service & banqueting functions. This is primarily attributable to the decrease in Food & Beverage Revenue and Food & Beverage Expense from 2019 to T-12 9/30/2023.
(4)	Other Revenue consists of guest laundry, dry cleaning and resort fees.
(5)	Other Undistributed Expenses consist of administrative and general expenses, operations and maintenance, heat, power, light, info and telecom expenses.
(6)	Properties in New York City are assessed on a yearly basis. The appraiser noted that assessments throughout New York City were reduced for the 2021 / 22 real estate tax year in response to the COVID-19 pandemic. Real Estate Taxes of $3,725,222 are underwritten based on the 2023/2024 tax estimate based on the assessed values.
(7)	Property Insurance is underwritten to the actual 2023-2024 final premium of $413,914. Property Insurance figures for T-12 9/30/2023 and 2022 include an accrued prior-year insurance payment that was expensed in December 2022 but related to the 2021-2022 policy period. The amount of the prior-year payment was approximately $166,000, meaning the actual 2022-2023 policy premium was approximately $392,000 after backing out the prior year accrual payment. The underwritten and actual 2023-2024 premium represents an approximately 5.0% increase over the prior year.
(8)	Other Fixed Expense is comprised of Equipment Leases.
(9)	NCF DSCR and NOI Debt Yield are based on the Warwick New York Whole Loan of $70,500,000.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
8

Hospitality – Full Service 65 West 54th Street New York, NY 10019	Collateral Asset Summary – Loan No. 1 Warwick New York	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,500,000 32.6% 2.38x 20.5%

Appraisal. According to the appraisal, the Warwick New York Property had an “as-is” appraised value of $216,000,000 as of October 3, 2023. The table below shows the appraiser’s “as-is” conclusions.

Warwick New York(1)
Property	Appraised Value	Capitalization Rate
Warwick New York	$216,000,000	5.78%(2)
(1)	Source: Appraisal.
(2)	Capitalization Rate represents the year one implied cap rate based on the discounted cash flow approach.

Environmental Matters. According to the Phase I environmental report, dated September 28, 2023, there was no evidence of any recognized environmental conditions at the Warwick New York Property.

The Market. The Warwick New York Property is located at 65 West 54th Street, between 6th Avenue and Broadway, in Midtown Manhattan. Nearby demand drivers for the Warwick New York Property include the Museum of Modern Art less than one block to the southeast, and Central Park, located approximately four blocks to the northeast. The Warwick New York Property is also within walking distance of the Rockefeller Center and Times Square and has a variety of dining options in its immediate vicinity along 6th Avenue and Broadway. The Warwick New York Property benefits from nearby access to the 7th Street subway station which provides access to the E, B and D subway lines. Furthermore, the Warwick New York Property benefits from its close proximity to Grand Central Station and the Rockefeller Center Station which provide additional access to the Metro-North, 4, 5, 6, 7, Shuttle subway lines, the LIRR, Amtrak and the E, B, D, F, and M subway lines.

The following table presents certain information relating to the primary competition for the Warwick New York Property:

Competitive Set(1)
Property	Number of Rooms	Year Built	Estimated 2022 Occupancy	Estimated 2022 ADR	Estimated 2022 RevPAR
Warwick New York(2)	426	1926	85.2%	$284.93	$242.82
Omni Berkshire Place	399	1926	50.0%-55.0%	$275.00-$280.00	$135.00-$140.00
Park Central Hotel	761	1929	55.0%-60.0%	$400.00-$405.00	$220.00-$225.00
Park Lane Hotel	610	1972	60.0%-65.0%	$325.00-$330.00	$195.00-$200.00
Thompson Central Park New York	587	1981	65.0%-70.0%	$350.00-$355.00	$235.00-$240.00
Millennium Hotel Broadway Times Square	626	1990	50.0%-55.0%	$220.00-$225.00	$110.00-$115.00
Sofitel New York	398	2000	85.0%-90.0%	$300.00-$305.00	$255.00-$260.00
The Premier New York Times Square	124	2014	85.0%-90.0%	$240.00-$245.00	$205.00-$210.00
Total Avg. Competitive Set(3)			62.0%	$315.00	$194.00
(1)	Source: Appraisal.
(2)	Occupancy, ADR and RevPAR are based on the underwritten cash flow.
(3)	Excludes the Warwick New York Property.

The Borrower and the Borrower Sponsor. The borrower is Silver Autumn Hotel (N.Y.) Corporation Ltd., a Delaware corporation and single purpose entity with no independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Warwick New York Whole Loan. The borrower sponsor and non-recourse carveout guarantor is Warwick Amusements Corporation, the sole owner of the borrower. Founded in 1980 by Richard Chiu, Warwick Hotels and Resorts is a real estate hospitality firm with a collection of over 55 upscale hotels across five continents.

Property Management. The Warwick New York Property is self managed.

Initial and Ongoing Reserves. At origination of the Warwick New York Whole Loan, the borrower deposited approximately (i) $1,692,065 into a reserve account for real estate taxes, (ii) $180,799 into a reserve account for insurance premiums, and (iii) $585,710 into a reserve account for deferred maintenance.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $338,413).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be $36,160).

FF&E Reserve – The borrower is required to deposit into a furniture, fixtures and equipment (“FF&E”) reserve, on a monthly basis, an amount equal to the greater of (i) the FF&E Payment (as defined below), and (ii) the amount of the deposit (if any) then required by the franchisor on account of FF&E under the franchise agreement (initially estimated to be $152,424).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
9

Hospitality – Full Service 65 West 54th Street New York, NY 10019	Collateral Asset Summary – Loan No. 1 Warwick New York	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,500,000 32.6% 2.38x 20.5%

“FF&E Payment” means, with respect to the corresponding monthly payment date, an amount equal to 1/12th of 4.0% of the greater of (x) the annual gross revenues for the hotel related operations at the Warwick New York Property for the immediately preceding calendar year and (y) the projected annual gross revenues for the hotel related operations at the Warwick New York Property for the calendar year in which such monthly payment occurs as set forth in the then-current approved annual budget. Notwithstanding the foregoing, to the extent that the borrower pays for FF&E expenses in any month from its own funds (i.e., not from funds disbursed from any reserve account, including the FF&E reserve account), then subsequent FF&E Payments will be reduced on a dollar for dollar basis until the full amount of such FF&E expenses which have been paid from the borrower’s own funds have been credited against the applicable FF&E Payments.

PIP Reserve – The borrower is required to deposit into a property improvement plan (“PIP”) reserve, the applicable PIP Deposit (as defined below) (A) in the case of any existing or renewal franchise agreement, prior to the effective date that any PIP is imposed thereunder and (B) in the case of any new franchise agreement, on or prior to the date such new franchise agreement is executed and delivered.

“PIP Deposit” means, with respect to any PIP, an amount equal to 125% of the costs of the related work that is the subject of such PIP, as estimated by the lender in its reasonable discretion.

Seasonality Reserve – On each monthly payment date occurring on and after the occurrence and continuance of a Warwick New York Trigger Period (as defined below), the borrower is required to deposit into a seasonality reserve, an amount equal to 90% of the excess cash flow generated by the Warwick New York Property for the immediately preceding interest accrual period, for the purpose of creating a reserve for shortfalls during seasonal periods when the gross revenue of the Warwick New York Property may be reduced. Notwithstanding the foregoing, any amounts that would be deposited by the borrower into the seasonal reserve account that would cause the funds then on deposit in such account to exceed $1,100,000 ("Seasonal Reserve Account Cap”) must instead be deposited into the excess cash flow account. Provided no event of default has occurred and is continuing, any funds remaining in the seasonal reserve account will be disbursed to borrower upon the expiration of any Warwick New York Trigger Period. On each monthly payment date occurring on and after the occurrence and continuance of a Warwick New York Trigger Period, the borrower is required to deposit an amount equal to (i) if the Seasonal Reserve Account Cap has not been exceeded, 10%, and (ii) if the Seasonal Reserve Account Cap has been exceeded, 100%, of the excess cash flow into the excess cash flow account.

Lockbox / Cash Management. The Warwick New York Whole Loan is structured with a springing lockbox and springing cash management. Within five days after the first occurrence of a Warwick New York Trigger Period, the borrower is required to deliver direction letters to (1) all tenants and (2) each of the credit card companies with which borrower has entered into a merchant’s or other credit card agreement, in each case, directing them to pay to the lender-controlled lockbox account all rent and payments which would otherwise be paid to borrower .. Following the first occurrence of a Warwick New York Trigger Period, the borrower is required to (or cause the property manager to) immediately deposit all revenue generated by the Warwick New York Property into the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Warwick New York Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a notice instructing the institution maintaining the lockbox account to transfer all funds on deposit on each business day to the cash management account under the control of the lender, to be applied and disbursed in accordance with the Warwick New York Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Warwick New York Whole Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Warwick New York Whole Loan.

An “Warwick New York Trigger Period” means a period (A) commencing upon the earliest of: (i) the occurrence and continuance of an event of default, and (ii) the debt service coverage ratio being less than 1.20x as of the end of any calendar quarter, and (B) expiring upon (1) with respect to any Warwick New York Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, and (2) with regard to any Warwick New York Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. None.

Release of Collateral. None.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
10

Office - Suburban 13146 Ballantyne Corporate Place Charlotte, NC 28277	Collateral Asset Summary – Loan No. 2 Overlook at Ballantyne	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 62.4% 1.39x 10.6%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
11

Office - Suburban 13146 Ballantyne Corporate Place Charlotte, NC 28277	Collateral Asset Summary – Loan No. 2 Overlook at Ballantyne	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 62.4% 1.39x 10.6%

Overlook at Ballantyne
13146 Ballantyne Corporate Place
Charlotte, NC 28277
CHARLOTTE
Uptown 8 miles
Charlotte-Douglas Intl. Airport 10 miles
The Cato Corporation
Snyder's-Lance
LYNX LIGHT RAIL
Sharon Road
Sharon Rd
Gleneagles Rd
Quail Hollow Rd
Mountainbrook
Carmel Rd
Colony Rd
Quail Hollow Club
Park Rd
Outer Loop
Westinghouse Blvd
Carolina Pavilion
I-485 Station
Nations Ford Rd
Carmel Country Club
Old Providence South
Sharon Woods
Rea Rd
Atrium Health Pineville
Park Rd
The Centrum
Tower Place Festival
McMullen Creek Market
Polk St
Pineville
Pineville-Matthews Rd
Carmel Commons
William R. Davie Park
Pineville Towne Market
Carolina Place
Carolina Pkwy
Park Rd
MECKLENBURG COUNTY
McAlpine
Elm Ln
Rea Rd
TPC Piper Glen
NORTH CAROLINA
SOUTH CAROLINA
Dorman Rd
Johnston Rd
Toringdon Market
Outer Loop
Ballantyne Business Ctr.
SPX FLOW
Wingate University-Charlotte
Stonecrest at Piper Glen
Heritage Conference Center
ESPN/SEC Network
Ballantyne Commons Pkwy
Synchrony Financial
Ballantyne Village
Premier, Inc
Ballantyne Corporate Park
Camfield Corners
YORK COUNTY
Lancaster Hwy
Harrisburg Rd
Ballantyne Commons East
Ballantyne Country Club
Community House Rd
Fort Mill
Ballantyne
Elm Rd
Rea Rd
Anne Springs Close Greenway
Ballantyne Town Center
Providence Rd
Ballantyne East
Johnston Rd
Marvin Rd
Blakeney Town Center
Ardrey Kell Rd
The Shoppes at Ardrey Kell
Wade Ardrey Rd
Eton Park
Rea Rd
LANCASTER COUNTY
UNION COUNTY
Indian Land
Charlotte Hwy
Marvin
Firethorne Country Club
Marvin Rd
485
77
51
521
160
Mt. Holly
Harrisburg
CHARLOTTE
Belmont
Mint Hill
Fairview
Matthews
NORTH CAROLINA
Pineville
Stallings
Indian Trail
Weddington
Fort Mill
Marvin
Monroe
Rock Hill
Waxhaw
Wingate
SOUTH CAROLINA
Catawba

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
12

Office - Suburban 13146 Ballantyne Corporate Place Charlotte, NC 28277	Collateral Asset Summary – Loan No. 2 Overlook at Ballantyne	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 62.4% 1.39x 10.6%
Mortgage Loan Information		Property Information
Loan Seller(s):	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type - Subtype:	Office - Suburban
Borrower Sponsors:	John Kukral or Michael Profenius	Collateral:	Fee
Borrower(s):	NW BCP 7C LP	Location:	Charlotte, NC
Original Balance(1):	$56,000,000	Year Built / Renovated:	2020 / NAP
Cut-off Date Balance(1):	$56,000,000	Property Management:	Northwood Office LLC
% by Initial UPB:	8.9%	Size:	320,801 SF
Interest Rate:	7.38750%	Appraised Value / Per SF:	$150,700,000 / $470
Note Date:	September 13, 2023	Appraisal Date:	June 10, 2023
Original Term:	56 months	Occupancy:	92.5% (as of September 13, 2023)
Amortization:	Interest Only	UW Economic Occupancy:	92.4%
Original Amortization:	NAP	Underwritten NOI:	$9,957,689
Interest Only Period:	56 months	Underwritten NCF:	$9,767,877
First Payment Date:	November 6, 2023
Maturity Date:	June 6, 2028	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI(4):	NAV
Additional Debt Balance(1)	$38,000,000	2022 NOI(4):	NAV
Call Protection(2):	L(23),YM1(2),DorYM1(25),O(6)	2021 NOI(4):	NAV
Lockbox / Cash Management:	Hard / Springing	2020 NOI(4):	NAV

Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap		Whole Loan
Taxes:	$0	Springing	NAP	Cut-off Date Loan / SF:	$293
Insurance:	$0	Springing	NAP	Maturity Date Loan / SF:	$293
Replacement Reserve:	$0	Springing	NAP	Cut-off Date LTV:	62.4%
TI/LC:	$0	Springing	NAP	Maturity Date LTV:	62.4%
				UW NOI DY:	10.6%
				UW NCF DSCR:	1.39x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$94,000,000	100.0%	Loan Payoff	$70,399,685	74.9%
			Return of Equity	18,433,705	19.6
			Closing Costs	5,166,611	5.5
Total Sources	$94,000,000	100.0%	Total Uses	$94,000,000	100.0%
(1)	The Overlook at Ballantyne Mortgage Loan (as defined below) is part of the Overlook at Ballantyne Whole Loan (as defined below) evidenced by six pari passu notes with an aggregate original principal balance and Cut-off Date Balance of $94,000,000. Financial information in the chart above reflects the Overlook at Ballantyne Whole Loan. See “The Loan” herein.
(2)	The lockout period will be at least 23 payments beginning with and including the first payment date of November 6, 2023. The borrower has the option to defease the Overlook at Ballantyne Whole Loan in whole (but not in part) after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) September 13, 2026. The assumed defeasance lockout period of 25 months is based on the expected closing date of the Benchmark 2023-V4 securitization in November 2023. The actual lockout period may be longer. The borrower also has the option to prepay the Overlook at Ballantyne Whole Loan in whole (but not in part) on any business day on or after October 6, 2025, together with, if prior to the payment date in January 2028, a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium. Prepayment in whole, but not in part, of the Overlook at Ballantyne Whole Loan is permitted on or after the payment date in January 2028 without the payment of a prepayment fee or yield maintenance premium.
(3)	See “Initial and Ongoing Reserves” herein.
(4)	Historical cash flows are unavailable because the Overlook at Ballantyne Property (as defined below) was built in 2020 and was in leaseup in 2021 and 2022.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
13

Office - Suburban 13146 Ballantyne Corporate Place Charlotte, NC 28277	Collateral Asset Summary – Loan No. 2 Overlook at Ballantyne	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 62.4% 1.39x 10.6%

The Loan. The second largest mortgage loan (the “Overlook at Ballantyne Mortgage Loan”) is part of a whole loan (the “Overlook at Ballantyne Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal balance and Cut-off Date Balance of $94,000,000, which is secured by a first deed of trust encumbering the borrower’s fee interest in a 320,801 square foot office property located in Charlotte, North Carolina (the “Overlook at Ballantyne Property”). The Overlook at Ballantyne Mortgage Loan is evidenced by the controlling note A-1 as well as non-controlling notes A-2 and A-5-1, with an aggregate outstanding principal balance as of the Cut-off Date of $56,000,000. The Overlook at Ballantyne Whole Loan was originated on September 13, 2023 by DBR Investments Co., Limited (“DBRI”) and accrues interest at a fixed rate of 7.38750% per annum. The Overlook at Ballantyne Whole Loan has an initial term of 56 months and has a remaining term of 55 months as of the Cut-off Date. The Overlook at Ballantyne Whole Loan requires interest-only payments during its entire term.

The table below summarizes the promissory notes that comprise the Overlook at Ballantyne Whole Loan. The relationship between the holders of the Overlook at Ballantyne Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	Benchmark 2023-V4	Yes
A-2	20,000,000	20,000,000	Benchmark 2023-V4	No
A-3	20,000,000	20,000,000	DBRI(1)	No
A-4	15,000,000	15,000,000	BMO 2023-5C2	No
A-5-1	6,000,000	6,000,000	Benchmark 2023-V4	No
A-5-2	3,000,000	3,000,000	DBRI(1)	No
Whole Loan	$94,000,000	$94,000,000
(1)	The Notes held by the lenders are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Property. The Overlook at Ballantyne Property is an 11-story, 320,801 square foot, Class-A office building located within the Ballantyne Corporate Park in Charlotte, North Carolina. Built in 2020 by the borrower sponsor, the Overlook at Ballantyne Property is LEED-certified and received the “Designed to Earn ENERGY STAR” designation. The Overlook at Ballantyne Property is comprised of 11 stories and 5.44 acres with a typical floor plate size of approximately 32,000 square feet and 13’ ceiling heights. The Overlook at Ballantyne Property has approximately 15,000 square feet of amenity space including a rooftop sky terrace, 50-seat conference room, 3,000 square foot fitness facility and active greenspaces. In addition, there are 1,161 parking stalls allocated to the Overlook at Ballantyne Property in the adjacent collateral garage which equates to 3.83 parking spaces per 1000 square feet of net rentable area.

The Overlook at Ballantyne Property is located within the Ballantyne Corporate Park, which is a 535-acre community which includes 4.4 million square feet of Class A office space and is home to more than 35 Fortune 500 companies, including nationally recognized tenants such as ESPN, Cigna, Wells Fargo, MetLife, TD Bank, Chubb, Equitable Advisors, Computer Services, Inc, Riverstone Logistics, BAE Systems, XPO Global Logistics, SPX FLOW, and others. An affiliate of the borrower sponsor, Northwood Investors LLC (“Northwood”), acquired the Ballantyne Corporate Park in 2017 and is in the process of converting the Ballantyne Corporate Park from classic office space to a dense, mixed-use live-work-play community. The first phase of Northwood’s redevelopment included construction of the Overlook at Ballantyne Property and Towerview Ballantyne, a 212-unit luxury high rise building with a retail component that was delivered in 2021. The Ballantyne Corporate Park includes 19 miles of walking trails and bike paths, a fitness trail with 20 exercise stations, and a YMCA.

The Overlook at Ballantyne Property is occupied by four tenants with an in-place occupancy of 92.5%, weighted average rent of $41.33 PSF (excluding the amenity/fitness space that does not pay rent), and a weighted average remaining lease term of 8.0 years. The Overlook at Ballantyne Property is the eastern headquarters for Credit Karma, a direct subsidiary of Intuit (NASDAQ: INTU; Moody’s/S&P: A3/A-). Credit Karma originally signed a lease for 29,951 square feet in 2021 and has subsequently expanded three times to its current footprint of 224,201 square feet. Credit Karma has invested heavily in its space spending over $30 million ($134 PSF) to create an amenitized environment for its East Coast headquarters.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
14

Office - Suburban 13146 Ballantyne Corporate Place Charlotte, NC 28277	Collateral Asset Summary – Loan No. 2 Overlook at Ballantyne	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 62.4% 1.39x 10.6%

Major Tenants. The three largest tenants based on underwritten base rent are Credit Karma, Endurance Services Limited and Compass North.

Credit Karma (224,201 square feet; 69.9% of NRA, 80.7% of underwritten base rent, Moody’s/S&P/Fitch: A3/A-/NR): Founded in 2007 by Ken Lin, Credit Karma, an Intuit company (Nasdaq: INTU), is a consumer technology company with nearly 130 million members in the United States, U.K., and Canada. While well known for providing access to free credit scores, Credit Karma provides additional financial services, which are free of charge, such as identity monitoring, applying for credit cards, shopping for loans (car, home, and personal), auto insurance, savings accounts and now checking accounts through their bank partner, MVB Bank, Inc., a member of the FDIC. Intuit acquired Credit Karma in December 2020 for $8.1 billion. The Credit Karma lease is guaranteed by the parent company, Intuit, capped at $85,036,477, which does not burn down through the term of the Overlook at Ballantyne Whole Loan.

The Overlook at Ballantyne Property is anchored by Credit Karma, which leases all of the suites on floors 4-10 with an additional smaller suite on the first floor of the building, through June 2031, has a base rent of $41.46 PSF with 3% annual rent increases, and has two, five-year renewal options at fair market value. Credit Karma has no termination options available. Credit Karma employs over 600 employees onsite across creative marketing, analytics, engineering, finance/operations, legal/compliance, marketing, communications, security (tech), and human resource departments. Credit Karma has continued to grow and invest in the Overlook at Ballantyne Property, consolidating its operations from other buildings within the Ballantyne Corporate Park into the Overlook at Ballantyne Property. Its original lease of 29,951 SF has more than doubled, expanding to 224,201 square feet over three lease amendments in 2022. In addition to expanding its footprint, Credit Karma has invested over $32.5 million ($135 PSF) into the buildout of its space on top of a tenant improvement allowance of approximately $15.7 million ($70 PSF). Its all-in total expenditure for its space at the Overlook at Ballantyne Property currently totals $48.2 million.

Endurance Services Limited (43,123 square feet; 13.4% of NRA, 14.9% of underwritten base rent): Endurance Services Limited is a subsidiary of Sompo International Holdings (“Sompo”). Sompo is a global specialty provider of property and casualty insurance and reinsurance that was established in March 2017 as the result of the acquisition of Endurance Specialty Holdings Ltd. By Sompo Holdings Inc. Sompo has an extensive global footprint with nearly 80,000 employees in 46 countries and its core business encompasses one of the largest property and casualty insurance groups in the Japanese domestic market. Endurance Services Limited leases a suite on the second floor of the Overlook at Ballantyne Property, through December 2032, has a base rent of $39.91 per square foot with 3% annual rent increases, and has one, five-year renewal option at fair market value. Sompo has no termination options available.

Compass North (7,935 square feet; 2.5% of NRA, 3.1% of underwritten base rent): Compass North (“Compass”) is a US real estate brokerage firm that was formerly known as Urban Compass and changed its name in January 2021. It was incorporated in 2012 and is headquartered in New York, New York. It specializes in luxury homes in upscale markets and operates in 72 US markets. Compass is subleasing its space at the Overlook at Ballantyne Property. Compass signed its lease in April of 2022, spent its tenant improvement allowance building out the space to its design, and then subsequently subleased the entirety of its space to Waste Connections of North Carolina on June 8, 2023 for a 24-month term. Compass signed a long-term lease through June 2033 but is not expected to occupy its space until the next phase of the Ballantyne (multifamily and retail) development is delivered in late 2024/2025. We cannot assure you that Compass will occupy its space as expected or at all. Compass maintains signage on the first-floor exterior of the building, which is expected to remain throughout the term of the sublease. Compass leases a suite on the first floor of the building, through June 2033, has a base rent of $45.00 per square foot with 3% annual rent increases and has one, five-year renewal option at fair market value. Compass has no termination options available.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
15

Office - Suburban 13146 Ballantyne Corporate Place Charlotte, NC 28277	Collateral Asset Summary – Loan No. 2 Overlook at Ballantyne	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 62.4% 1.39x 10.6%

The following table presents certain information relating to the tenants at the Overlook at Ballantyne Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options
Credit Karma	A3/A-/NR	224,201	69.9%	$9,295,366	$41.46	80.7%	6/30/2031	No	2 x 5 Yr
Endurance Services Limited	NR/NR/NR	43,123	13.4	$1,721,147	$39.91	14.9	12/31/2032	No	1 x 5 Yr
Compass North(3)	NR/NR/NR	7,935	2.5	$357,075	$45.00	3.1	6/30/2033	No	1 x 5 Yr
Strategic Wealth	NR/NR/NR	3,540	1.1	$147,795	$41.75	1.3	5/31/2033	No	1 x 5 Yr
Largest Tenants		278,799	86.9%	$11,521,382	$41.33	100.0%
Remaining Occupied(4)		17,973	5.6%	$0	$0.00	0.0%
Total Occupied		296,772	92.5%	$11,521,382	$41.33(5)	100.0%
Vacant		24,029	7.5%
Total		320,801	100.0%
(1)	Based on the underwritten rent roll dated September 13, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Compass signed its lease in April of 2022, spent its tenant improvement allowance building out the space to its design, and then subsequently subleased the entirety of its space to Waste Connections of North Carolina on June 8, 2023 for a 24-month term.
(4)	Inclusive of amenity and fitness center space that does not pay rent.
(5)	Excludes the amenity and fitness center space, as no rent is associated with those spaces.

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM(2)	17,973	5.6%	5.6%	$0	0.0%	$0.00	0
2023	0	0.0	5.6%	0	0.0%	$0.00	0
2024	0	0.0	5.6%	0	0.0%	$0.00	0
2025	0	0.0	5.6%	0	0.0%	$0.00	0
2026	0	0.0	5.6%	0	0.0%	$0.00	0
2027	0	0.0	5.6%	0	0.0%	$0.00	0
2028	0	0.0	5.6%	0	0.0%	$0.00	0
2029	0	0.0	5.6%	0	0.0%	$0.00	0
2030	0	0.0	5.6%	0	0.0%	$0.00	0
2031	224,201	69.9	75.5%	9,295,366	80.7%	$41.46	1
2032	43,123	13.4	88.9%	1,721,147	14.9%	$39.91	1
2033	11,475	3.6	92.5%	504,870	4.4%	$44.00	2
2034 & Thereafter	0	0.0	92.5%	0	0.0%	$0.00	0
Vacant	24,029	7.5	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	320,801	100.0%		$11,521,382	100.0%	$41.33(3)	4
(1)	Based on underwritten rent roll dated September 13, 2023.
(2)	Inclusive of the amenity space and the fitness center that does not pay rent.
(3)	Excludes the amenity and fitness center space, as no rent is associated with those spaces.

Appraisal. According to the appraisal, the Overlook at Ballantyne Property has an “as-is” appraised value of $150,700,000 as of June 10, 2023.

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$150,700,000	7.00%(1)
(1)	Represents the terminal Capitalization Rate.

Environmental Matters. According to a Phase I environmental report dated June 8, 2023, there are no recognized environmental conditions or recommendations for further action at the Overlook at Ballantyne Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
16

Office - Suburban 13146 Ballantyne Corporate Place Charlotte, NC 28277	Collateral Asset Summary – Loan No. 2 Overlook at Ballantyne	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 62.4% 1.39x 10.6%

The Market. The Overlook at Ballantyne Property is in a suburban area in South Charlotte, North Carolina, surrounded by a mix of uses that comprise the Ballantyne neighborhood and is in the South/485 submarket. The 2,000-acre Ballantyne neighborhood is comprised of 4.4 million square feet of Class-A office space, more than 600 hotel rooms, over 1,200 single-family residences, more than 650 townhomes and condominiums, five garden apartment communities and a luxury high-rise apartment building, the 600-acre Ballantyne Country Club residential community and golf course, and numerous medical, retail, and restaurant amenities. Ballantyne features numerous small parks, 19 miles of walking paths and bike lanes, a fitness trail, and a 24,000 square foot YMCA. Ballantyne’s 535-acre business park, Ballantyne Corporate Park, is home to more than 35 Fortune 500 companies. Companies such as MetLife, SPX Flow, Bank of America, Liberty Mutual, ESPN, Lending Tree, Wells Fargo, Cigna, TD Bank, Ameriprise, Lance, Premier Health, Chubb, Equitable Advisors, BAE Systems, XPO Global Logistics, GMAC, Pepsi, Crown Castle, John Hancock, AT&T, Scottish Re, Spectrum, Aetna, The Principal, Infosys, Church & Dwight, TIAA Financial Services, and Curtis Wright have large blocks of space in the Ballantyne Corporate Park which the Overlook at Ballantyne Property sits in. The corporate park includes four medical office buildings with practices from the largest providers in the Charlotte area including Atrium Health and Novant Health.

Since 2014, the South/485 submarket experienced fluctuating vacancy in response to development activity. The delivery of 963,000 square feet of new office space in the five years to 2019 more than doubled vacancy in that time. The delivery of an additional 500,000 square feet in 2021, when many employees were still 100% remote, led to a further increase in vacancy, with a vacancy rate of 23.1% as of the end of the first quarter of 2023. Minimal space is in the pipeline.

Overall market rents average $32.00 per square foot and $38.00 per square foot for 4 & 5 Star space, respectively. The newest trophy assets in the South/485 submarket have quoted asking rents approaching $50/ per square foot, a significant increase from pre-pandemic asking rents in the high $30/ per square foot range.

The following table presents certain information relating to the demographics of the Overlook at Ballantyne Property:

Demographics Summary(1)(2)
Property Name	City, State	Whole Loan Cut-off Date Balance	1-mile Population	3-mile Population	5-mile Population	1-mile Avg Household Income	3-mile Avg Household Income	5-mile Avg Household Income
Overlook at Ballantyne	Charlotte, NC	$94,000,000	7,624	88,140	193,655	$134,666	$121,665	$138,112
(1)	Source: Third party report.
(2)	Based on year end 2022 statistics.

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	U/W	U/W Per SF
Base Rent(3)	$12,426,881	$38.74
Gross Up Vacancy	1,045,262	3.26
Gross Potential Rent	$13,472,143	$42.00
Total Reimbursements	321,483	1.00
Other Revenue	1,725	0.01
Net Rental Income	$13,795,351	$43.00
Vacancy/Credit Loss	(1,045,262)	(3.26)
Effective Gross Income	$12,750,089	$39.74
Total Expenses	2,792,400	8.70
Net Operating Income	$9,957,689	$31.04
Capital Expenditures	44,912	0.14
TI/LC	144,900	0.45
Net Cash Flow	$9,767,877	$30.45

Occupancy	92.4%(4)
NCF DSCR(5)	1.39x
NOI Debt Yield(5)	10.6%
(1)	Based on the underwritten rent roll dated September 13, 2023.
(2)	Historical occupancy and cash flows are unavailable because the Overlook at Ballantyne Property was built in 2020 and was in leaseup in 2021 and 2022.
(3)	Inclusive of rent steps through January 2024 of $344,789 as well as investment grade straight line rent steps of $560,710 for Credit Karma.
(4)	Represents economic occupancy.
(5)	Based on the Overlook at Ballantyne Whole Loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
17

Office - Suburban 13146 Ballantyne Corporate Place Charlotte, NC 28277	Collateral Asset Summary – Loan No. 2 Overlook at Ballantyne	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 62.4% 1.39x 10.6%

The Borrower and the Borrower Sponsors. The borrower for the Overlook at Ballantyne Whole Loan is NW BCP 7C LP, a Delaware limited partnership and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Overlook at Ballantyne Whole Loan.

The non-recourse carveout guarantors are Northwood Real Estate Partners LP, Northwood Real Estate Partners TE LP, Northwood Employees LP, Northwood Real Estate Co-Investors LP, Northwood Employees Co-Invest LP and Northwood Real Estate Co-Investors TE LP, affiliates of Northwood. Northwood is a privately-owned, employee-held registered investment advisor that was founded in 2006 by John Z. Kukral, former President and chief executive officer of Blackstone Real Estate Advisors. Kukral and his business partner Michael Profenius, chief operating officer of Northwood, serve as the borrower sponsors for the Overlook at Ballantyne Whole Loan. Northwood invests alongside institutional and private clients in a broad range of real estate and real estate-related investment opportunities across the US and Europe. The Northwood team has experience in sourcing, executing, and managing real estate transactions worldwide, ranging from office buildings and shopping centers to hotels and residential investments.

Northwood is made up of over 250 real estate professionals and owns over 330 properties. Northwood has five main groups: Northwood Urban Logistics, Northwood Office, Northwood Residential, Northwood Hospitality and Northwood Retail.

Property Management. The Overlook at Ballantyne Property is managed by Northwood Office LLC, an affiliate of the guarantors.

Initial and Ongoing Reserves.

Tax Reserve – During the continuance of a Trigger Period (as defined below), the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months on a monthly basis.

Insurance Reserve – During the continuance of a Trigger Period, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, unless no event of default is continuing and the Overlook at Ballantyne Property is insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required, notwithstanding the continuance of a Trigger Period).

Replacement Reserve – During the continuance of a Trigger Period, the borrower is required to deposit monthly, with or on behalf of the lender, 1/12th of $0.14 per rentable square foot for annual capital expenditures (which amount is expected to be $3,533 per month).

TI/LC Reserve – During the continuance of a Trigger Period, the borrower is required to deposit monthly, with or on behalf of the lender, 1/12th of $1.50 per rentable square foot for annual approved leasing expenses (which amount is expected to be $9,828 per month).

Lockbox / Cash Management. The Overlook at Ballantyne Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit into such account any rents otherwise received within three business days after receipt. During the continuance of a Trigger Period all funds in the lockbox account are required to be swept on a daily basis to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service, the reserves and escrows described above, and operating expenses, with any excess funds (i) during a Trigger Period due to a Lease Sweep Period (as defined below), to be deposited into a lease sweep reserve, (ii) if no Lease Sweep Period is continuing, but any other Trigger Period is continuing, to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Overlook at Ballantyne Whole Loan (provided at the borrower’s request such funds are required to be disbursed to the borrower for emergency repairs and life safety items, approved operating expenses and required REIT distributions), or (iii) if no Trigger Period is continuing, disbursed to the borrower.

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default, (ii) if the property manager is an affiliate of the borrower or guarantor, the property manager becoming insolvent or a debtor in any bankruptcy or insolvency proceeding and is not replaced with a “qualified manager” within 30 days of filing such proceeding, (iii) a Low DSCR Period (as defined below) or (iv) a Lease Sweep Period (as defined below). A Trigger Period will end upon (i) in the case of an event of default under the Overlook at Ballantyne Whole Loan documents, a cure of such event of default is accepted by the lender, (ii) in the event of the bankruptcy or insolvency of any affiliated property manager, the appointment of a “qualified manager” in accordance with the Overlook at Ballantyne Whole Loan documents, (iii) in the event of a Low DSCR Period (as defined below), either (x) the interest only debt service coverage ratio is at least 1.25x for two consecutive calendar quarters or (y) the borrower posts cash or a letter of credit in form, substance and from a financial institution acceptable to the lender in such amount that if applied to the outstanding principal balance would result in the interest only debt service coverage ratio being at least 1.25x (without any obligation to wait two consecutive calendar quarters) or (iv) in the case of a Lease Sweep Period, cure of such Lease Sweep Period.

A “Lease Sweep Period” will commence (a) upon the earlier of (i) the date that is twelve months prior to the expiration of a Sweep Lease (as defined below) or (ii) the date required under the Sweep Lease by which the Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon the termination, cancellation or surrender of a Sweep Lease or upon the borrower’s receipt of written notice by a Sweep Tenant of its intent to effect a termination,

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
18

Office - Suburban 13146 Ballantyne Corporate Place Charlotte, NC 28277	Collateral Asset Summary – Loan No. 2 Overlook at Ballantyne	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 62.4% 1.39x 10.6%

cancellation or surrender of its Sweep Lease; (c) if a Sweep Tenant has ceased operating its business (i.e., “goes dark”) at the Overlook at Ballantyne Property or any material portion of its space at the Overlook at Ballantyne Property, it being understood that a Sweep Tenant will be deemed to be “dark” if such Sweep Tenant has discontinued its operations at more than 50% of the aggregate square footage demised under its Sweep Lease for a period of at least 60 consecutive days, and for the avoidance of doubt, temporary cessation of operations for a commercially reasonable period of time (x) during renovations or during renovation following a casualty, or (y) in order for such Sweep Tenant to comply with restrictions of governmental authorities on the use or occupancy of the Overlook at Ballantyne Property in connection with any pandemic or epidemic will not constitute a Sweep Tenant having “gone dark”; (d) upon a monetary or material nonmonetary default under a Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period, (e) upon a bankruptcy or insolvency proceeding of a Sweep Tenant or its parent, or (f) upon a decline in the credit rating of the Sweep Tenant (or its parent entity) (or, with respect to Credit Karma, a decline in the credit rating of Intuit) below “BBB” or the equivalent by any of the rating agencies.

A Lease Sweep Period will terminate upon: (A) in the case of clauses (a), (b), and (c) above, the entirety of the Sweep Lease space (or applicable portion thereof) is leased pursuant to one or more qualified leases (which must be on market terms and have terms that are for at least five years and extend at least three years beyond the loan term) and in the lender’s reasonable judgement there are sufficient funds in the lease sweep reserve to cover all reasonably anticipated leasing expenses, and free or abated rent periods for such qualified leases (collectively, “Leasing Costs”), and any shortfalls in loan agreement payments or operating expenses resulting from anticipated down time prior to the commencement of payments under such qualified leases (collectively, “Shortfalls”); (B) in the case of clause (a) above, the Sweep Tenant irrevocably exercises its renewal or extension option with respect to all of its space, and in the lender’s reasonable judgement there are sufficient funds in the lease sweep reserve to cover all Leasing Costs in connection with such renewal or extension; (C) in the case of clause (d) above, the subject default has been cured; (D) in the case of clause (e) above, the applicable bankruptcy or insolvency proceeding has been terminated and the applicable Sweep Lease (and any guaranty of it) has been affirmed or assumed in a manner reasonably satisfactory to the lender pursuant to a final non-appealable order of the bankruptcy court, all lease defaults have been cured and the Sweep Tenant is in occupancy and paying full, unabated rent, and adequate assurance of future performance under the Sweep Lease (and any guaranty), as reasonably determined by the lender, has been provided; and (E) in the case of clause (f) above, if the credit rating of the Sweep Tenant (or its parent entity) (or, with respect to Credit Karma, Intuit) has been restored to at least “BBB” or equivalent by the relevant rating agencies.

A “Low DSCR Period” will commence on any calculation date when the Overlook at Ballantyne Whole Loan interest only debt service coverage ratio is less than 1.25x and end when the Overlook at Ballantyne Whole Loan interest only debt service coverage ratio is at least 1.25x for two consecutive calendar quarters.

“Sweep Lease” means the lease with Credit Karma as tenant and any replacement lease covering a majority of the space currently demised under such lease.

“Sweep Tenant” means any tenant under a Sweep Lease.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. None.

Release of Collateral. None.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
19

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 Prime Storage Portfolio #3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 51.3% 1.67x 11.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
20

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 Prime Storage Portfolio #3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 51.3% 1.67x 11.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
21

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 Prime Storage Portfolio #3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 51.3% 1.67x 11.0%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Recapitalization	Property Type - Subtype:	Self Storage – Self Storage
Borrower Sponsor(s):	Robert J. Moser	Collateral:	Fee
Borrower(s)(1):	Various	Location(5):	Various, Various
Original Balance(2):	$55,000,000	Year Built / Renovated(5):	Various / Various
Cut-off Date Balance(2):	$55,000,000	Property Management:	Prime Group Holdings LLC
% by Initial UPB:	8.8%	Size:	3,090,509 SF
Interest Rate:	6.39000%	Appraised Value / Per SF(6):	$790,800,000 / $256
Note Date:	June 28, 2023	Appraisal Date(6):	April 21, 2023
Original Term:	60 months	Occupancy(5):	84.6% (as of April 30, 2023)
Amortization:	Interest Only	UW Economic Occupancy:	84.6%
Original Amortization:	NAP	Underwritten NOI:	$44,484,319
Interest Only Period:	60 months	Underwritten NCF:	$43,901,313
First Payment Date:	August 6, 2023
Maturity Date:	July 6, 2028	Historical NOI
Additional Debt Type(2)(3):	Pari Passu / B-Note / Mezzanine	Most Recent NOI:	$44,596,382 (TTM April 30, 2023)
Additional Debt Balance(2)(3):	$350,870,000 / $64,130,000 / $120,000,000	2022 NOI:	$43,293,889
Call Protection:	L(28),D(25),O(7)	2021 NOI:	$35,353,536
Lockbox / Cash Management:	Soft / Springing	2020 NOI:	$27,325,829

Reserves(4)				Financial Information(2)(3)
	Initial	Monthly	Cap		Senior Loan	Whole Loan	Total Debt
Taxes:	$1,212,979	$404,326	NAP	Cut-off Date Loan Per SF:	$131	$152	$191
Insurance:	$0	$0	NAP	Maturity Date Loan Per SF:	$131	$152	$191
Replacement Reserves:	$0	$48,584	NAP	Cut-off Date LTV(6)	51.3%	59.4%	74.6%
TI/LC:	$0	$0	NAP	Maturity Date LTV(6):	51.3%	59.4%	74.6%
Deferred Maintenance:	$703,313	$0	NAP	UW NOI DY:	11.0%	9.5%	7.5%
				UW NCF DSCR:	1.67x	1.44x	1.03x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Tot	al
Senior Loan Amount(2)	$405,870,000	68.5%	Loan Payoff	$574,972,692	97.0%
Junior Loan Amount(2)	64,130,000	10.8	Closing Costs	15,680,899	2.6
Mezzanine Loans Amount(3)	120,000,000	20.2	Upfront Reserves	1,916,292	0.3
Other Sources(7)	2,639,174	0.4	Return of Equity	69,291	0.0
Total Sources	$592,639,174	100.0%	Total Uses	$592,639,174	100.0%
(1)	The borrowers for the Prime Storage Portfolio #3 Mortgage Loan (as defined below) are Prime Storage Mesa, LLC, Prime Storage Old Ridgebury Road Danbury, LLC, Prime Storage Great Pasture Road Danbury, LLC, Prime Storage West Palm Beach, LLC, Prime Storage North Miami, LLC, Prime Storage North Fort Myers, LLC, Prime Storage Bells Ferry Road Acworth, LLC, Prime Storage Midland, LLC, Prime Storage Hickory Grove Road Acworth, LLC, Prime Storage Canton Road Marietta, LLC, Prime Storage Baker Road Acworth, LLC, Prime Storage Cartersville, LLC, Prime Storage Snellville, LLC, Prime Storage Dallas Acworth Highway, LLC, Prime Storage Shallowford Road Marietta, LLC, Prime Storage Heathersett Drive Marietta, LLC, Prime Storage Fishers Ford Drive, LLC, Prime Storage Wilkens Ave Baltimore, LLC, Prime Storage Baltimore, LLC, Prime Storage North Point Blvd Baltimore, LLC, Prime Storage Scarborough, LLC, Prime Storage Saco, LLC, Prime Storage Lansing, LLC, Prime Storage Shallotte, LLC, Prime Storage Bolivia, LLC, Prime Storage Clifton, LLC, Prime Storage Bay Shore, LLC, Prime Storage Holbrook, LLC, Prime Storage Bridgehampton, LLC, Prime Storage Jamaica, LLC, Prime Storage Westhampton Beach, LLC, Prime Storage Brookhaven Centereach, LLC, Prime Storage Green Island, LLC, Prime Storage Farmingdale Medford South, LLC, Prime Storage Glenville, LLC, Prime Storage Boardman, LLC, Prime Storage Warren, LLC, Prime Storage Portsmouth, LLC, Prime Storage Hardeeville, LLC, Prime Storage Greenville, LLC, Prime Storage Rock Hill, LLC, Prime Storage Simpsonville, LLC, Prime Storage Summerville, LLC, Prime Storage Lynnhaven Parkway, LLC and Prime Storage Charlottesville, LLC.
(2)	The Prime Storage Portfolio #3 Mortgage Loan is part of the Prime Storage Portfolio #3 Whole Loan (as defined below) evidenced by (i) four senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $405,870,000 (such notes, the “Prime Storage Portfolio #3 Senior Notes” and the portion of the Prime Storage Portfolio #3 Whole Loan collectively evidenced thereby, the “Prime Storage Portfolio #3 Senior Loan”), and (ii) one junior note with an aggregate outstanding principal balance as of the Cut-off Date of $64,130,000 (such note, the “Prime Storage Portfolio #3 Junior Note”, and the portion of the Prime Storage Portfolio #3 Whole Loan evidenced thereby, the “Prime Storage Portfolio #3 Junior Loan”) which is subordinate to the Prime Storage Portfolio #3 Senior Notes as described in the “Description of the Mortgage Pool—The Whole Loan—The Prime Storage Portfolio #3 Pari Passu AB Whole Loan” in the Preliminary Prospectus. The financial information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Prime Storage Portfolio #3 Senior Loan. Additionally, mezzanine loans were originated with an aggregate outstanding principal balance as of the Cut-off Date of $120,000,000 (the “Prime Storage Portfolio #3 Mezzanine Loans”) consisting of (a) one senior mezzanine promissory note with an outstanding principal balance as of the Cut-off Date of $50,000,000 (the “Prime Storage Portfolio #3 Senior Mezzanine Loan”) and (b) one junior mezzanine promissory note with an outstanding principal balance as of the Cut-off Date of $70,000,000 (the “Prime Storage Portfolio #3 Junior Mezzanine Loan”). The Prime Storage Portfolio #3 Whole Loan together with the Prime Storage Portfolio #3 Mezzanine Loans constitute the “Prime Storage Portfolio #3 Total Loan”.
(3)	In connection with the funding of the Prime Storage Portfolio #3 Whole Loan, Carbon Capital VII LLC and Citigroup Global Markets Realty Corp. (“CGMRC”) (together with their respective successors and assigns, originated the Prime Storage Portfolio #3 Mezzanine Loans, which are coterminous with the Prime Storage Portfolio #3 Whole Loan. The Prime Storage Portfolio #3 Senior Mezzanine Loan accrues interest at a rate of 9.0000% per annum. The Prime Storage Portfolio #3 Junior Mezzanine Loan accrues interest at a rate of

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
22

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 Prime Storage Portfolio #3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 51.3% 1.67x 11.0%
10.50000% per annum. An intercreditor agreement has been entered into between the lender under the Prime Storage Portfolio #3 Whole Loan and the lenders under the Prime Storage Portfolio #3 Mezzanine Loans. See “—Current Mezzanine or Secured Subordinate Indebtedness” below.
(4)	See “—Escrows” below.
(5)	See the “Portfolio Summary” chart below for the Location and Year Built / Renovated of the individual Prime Storage Portfolio #3 Properties (as defined below).
(6)	Based on the portfolio appraised value of $790,800,000 (the “Portfolio Appraised Value”), prepared by CBRE, Inc. as of April 21, 2023, which is inclusive of an approximately 5.8% portfolio premium and reflects the “as-is” values of the Prime Storage Portfolio #3 Properties as a whole if sold in their entirety to a single buyer. See the “Portfolio Summary” chart below for the “as-is” appraised values of the individual properties (exclusive of the portfolio premium) which in the aggregate total $747,685,000 (the “Aggregate Individual As-Is Appraised Value”). Cut-off Date LTV and Maturity Date LTV of the Prime Storage Portfolio #3 Senior Loan are based upon the Aggregate Individual As-Is Appraised Values, are 54.3% and 54.3%, respectively.
(7)	Other Sources consists of an existing reserve balance and good faith deposits.

The Loan. The third largest mortgage loan (the “Prime Storage Portfolio #3 Mortgage Loan”) is part of a whole loan (the “Prime Storage Portfolio #3 Whole Loan”) in the aggregate original balance of $470,000,000. The Prime Storage Portfolio #3 Whole Loan is secured by, among other things, first priority mortgages, deeds of trust or deeds to secure debt on the borrowers’ fee simple interests in 45 primarily self storage properties (each a “Prime Storage Portfolio #3 Property” and, collectively the “Prime Storage Portfolio #3 Properties” or the “Prime Storage Portfolio #3”). The Prime Storage Portfolio #3 Mortgage Loan, which is evidenced by the non-controlling notes A-2-2 and A-2-3, has an outstanding principal balance as of the Cut-off Date of approximately $55,000,000 and represents approximately 8.8% of the Initial Pool Balance. The related companion loans (the “Prime Storage Portfolio #3 Companion Loans”) are evidenced by two senior pari passu notes (the portions of the Prime Storage Portfolio #3 Whole Loan evidenced thereby, the “Prime Storage Portfolio #3 Senior Pari Passu Companion Loans”), which have an aggregate outstanding principal balance of the Cut-off Date of $350,870,000 and one generally subordinate note (the Prime Storage Portfolio #3 Junior Note referenced above), which has an outstanding principal balance as of the Cut-off Date of $64,130,000. Each note evidencing the Prime Storage Portfolio #3 Whole Loan has an interest rate of 6.39000% per annum. The Borrowers (as defined below) utilized the Prime Storage Portfolio #3 Total Loan to payoff existing debt on the Prime Storage Portfolio #3 Properties, pay closing costs and fund upfront reserves. The Prime Storage Portfolio #3 Whole Loan had an initial term of 60 months and has a remaining term of 56 months as of the Cut-off Date. The Prime Storage Portfolio #3 Whole Loan requires payment of interest only until the scheduled maturity date, which is the due date in July 2028. Voluntary prepayment of the Prime Storage Portfolio #3 Whole Loan is permitted on and after the monthly due date in January 2028 without payment of any prepayment premium. Provided no event of default under the Prime Storage Portfolio #3 Whole Loan is continuing, the Borrowers have the option to defease the entire Prime Storage #3 Whole Loan in whole (but not in part) at any time after the second anniversary of the Closing Date.

The table below summarizes the promissory notes that comprise the Prime Storage Portfolio #3 Total Loan. The relationship between the holders of the Prime Storage Portfolio #3 Whole Loan is governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Prime Storage Portfolio #3 Pari Passu AB Whole Loan” in the Preliminary Prospectus.

Total Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$340,870,000	$340,870,000	CGCMT 2023-PRM3(1)	Yes
A-2-1	10,000,000	10,000,000	BMO 2023-5C1	No
A-2-2	40,000,000	40,000,000	Benchmark 2023-V4	No
A-2-3	15,000,000	15,000,000	Benchmark 2023-V4	No
Senior Notes	$405,870,000	$405,870,000
B	64,130,000	64,130,000	CGCMT 2023-PRM3(1)	No
Junior Note	$64,130,000	$64,130,000
Whole Loan	$470,000,000	$470,000,000
Senior Mezzanine Loan	50,000,000	50,000,000
Junior Mezzanine Loan	70,000,000	70,000,000
Total Loan	$590,000,000	$590,000,000
(1)	The controlling Prime Storage Portfolio #3 Companion Loan was securitized in the CGCMT 2023-PRM3 securitization transaction, and the Prime Storage Portfolio #3 Whole Loan is being serviced pursuant to the Trust and Servicing Agreement for that transaction. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans“ in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
23

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 Prime Storage Portfolio #3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 51.3% 1.67x 11.0%
					% of Total Loan(1)	Cumulative Loan Per Unit(2)	Cumulative Loan Per SF(2)	Cumulative Cut-off Date LTV Ratio based on the Appraised Value(3)	Cumulative UW NOI Debt Yield(4)	Cumulative UW NCF DSCR(5)
Prime Storage Portfolio #3 Total Loan	Prime Storage Portfolio #3 Whole Loan	Prime Storage Portfolio #3 Senior Loan	Prime Storage Portfolio #3 Mortgage Loan (Trust Loan) $55,000,000(6)	Prime Storage Portfolio #3 Senior Pari Passu Companion Loans (Non-Trust Loan) $350,870,000(6)	68.8%	$15,237	$131.33	51.3%	11.0%	1.67x
		Prime Storage Portfolio #3 Junior Loan	Prime Storage Portfolio #3 Junior Loan (Non-Trust Loan)(6) $64,130,000		10.9%	$17,644	$152.08	59.4%	9.5%	1.44x
	Prime Storage Portfolio #3 Mezzanine Loans	Prime Storage Portfolio #3 Senior Mezzanine Loan	Prime Storage Portfolio #3 Senior Mezzanine Loan(7) $50,000,000		8.5%	$19,521	$168.26	65.8%	8.6%	1.25x
		Prime Storage Portfolio #3 Junior Mezzanine Loan	Prime Storage Portfolio #3 Junior Mezzanine Loan(8) $70,000,000		11.9%	$22,149	$190.91	74.6%	7.5%	1.03x
			Implied Borrower Sponsor Equity(3) $200,800,000		NAP	NAP	NAP	NAP	NAP	NAP
(1)	The Prime Storage Portfolio #3 Total Loan consists of the Prime Storage Portfolio #3 Senior Loan, the Prime Storage Portfolio #3 Junior Loan, and the Prime Storage Portfolio #3 Mezzanine Loans.
(2)	Calculated based on the aggregate portfolio units of 26,638 and total portfolio SF of 3,090,509 SF.
(3)	Calculated based on the Portfolio Appraised Value of $790,800,000 prepared by CBRE, Inc. as of April 21, 2023, which is inclusive of an approximately 5.8% portfolio premium and reflects the “as-is” value of the Prime Storage Portfolio #3 Properties as a whole if sold in their entirety to a single buyer. Based on Aggregate Individual As-Is Appraised Value (which is exclusive of the portfolio premium) of $747,685,000, the Cut-off Date LTV ratio for the Prime Storage Portfolio #3 Whole Loan and Prime Storage Portfolio #3 Total Loan are equal to 62.9% and 78.9%, respectively.
(4)	Calculated based on the UW NOI of $44,484,319.
(5)	Calculated based on the UW NCF of $43,901,313 and the interest rate of the Prime Storage Portfolio #3 Whole Loan of 6.39000%.
(6)	The Prime Storage Portfolio #3 Senior Pari Passu Companion Loans are pari passu in right of payment with the Prime Storage Portfolio #3 Mortgage Loan. The Prime Storage Portfolio #3 Mortgage Loan and the Prime Storage Portfolio #3 Senior Pari Passu Companion Loans are, collectively, senior in right of payment to the Prime Storage Portfolio #3 Junior Loan (to the extent described in this Term Sheet and Preliminary Prospectus).
(7)	The Prime Storage Portfolio #3 Senior Mezzanine Loan accrues interest at a fixed rate per annum of 9.00000%.
(8)	The Prime Storage Portfolio #3 Junior Mezzanine Loan accrues interest at a fixed rate per annum of 10.50000%.

The Properties. The Prime Storage Portfolio #3 Properties are comprised of 45 primarily self storage properties located across 15 states with an aggregate net rentable area (“NRA”) of approximately 3.1 million square feet (“SF”) consisting of 24,817 self storage units, 1,418 covered and uncovered parking spaces and 403 miscellaneous units. Based on the underwritten rent roll dated April 30, 2023, the Prime Storage Portfolio #3 Properties’ current occupancy was 84.6%. The Prime Storage Portfolio #3 Properties’ climate-controlled units account for 46.3% of total self storage units or 41.0% of total self storage SF.

The Prime Storage Portfolio #3 Properties exhibits an adjusted underwritten (“UW”) revenue per available square foot (“RevPAF”) of $19.20 (excluding square footage and income generated from parking spots and non-storage units listed on the underwritten rent roll) and similarly an UW self storage rent per occupied self storage SF of $20.42. UW RevPAF and UW rent per occupied total SF including this income and square footage is $19.72 and $21.05 PSF, respectively.

The Prime Storage Portfolio #3 Properties are concentrated in eastern coastal states, with the five largest concentrations by UW NOI in New York (28.1%), Georgia (20.5%), South Carolina (8.5%), Florida (6.7%), and North Carolina (5.3%). The top five states contribute approximately 69.1% of portfolio’s UW NOI. The largest Prime Storage Portfolio #3 Property, the Prime Storage Bridgehampton property, comprises 6.6% of UW NOI and consists of 579 self storage units, 8 parking spaces and 1 other unit, and is located in Bridgehampton, New York.

Furthermore, the top five, ten and twenty properties (based on UW NOI) account for 23.7%, 38.5% and 61.7% of UW NOI respectively. According to a third-party data provider, the Prime Storage Portfolio #3 Properties’ weighted-average (based on UW NOI) population and median household income, within a 5-mile radius are 175,360 and $79,859, respectively.

RevPAF has increased from $12.46 (2019 Annualized) to $19.58 as of the April 2023 TTM (an increase of approximately 57.2%). NOI has increased from $25.2 million (2019 Annualized) to $44.6 million as of the April 2023 TTM (an increase of approximately 77.0%). 38 of the 45 Prime Storage Portfolio #3 Properties were included in the CGCMT 2019-PRM securitization transaction and have since been refinanced as part of the CGCMT 2023-PRM3 securitization transaction. The table below provides certain information regarding those 38 Prime Storage Portfolio #3 Properties. Based on the same-store comparison between the CGCMT 2019-PRM securitization

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
24

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 Prime Storage Portfolio #3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 51.3% 1.67x 11.0%

transaction and the CGCMT 2023-PRM3 securitization transaction (as further described in the chart below), same-store UW RevPAF and UW NCF increased by approximately 56.3% and 77.7%, respectively.

	Same-Store Analysis				Same-Store% Change
Transaction	Property Count	UW Occupancy %	UW RevPAF	UW NCF	RevPAF	NCF
CGCMT 2019-PRM	38	84.6%	$12.90	$19,553,306	-	-
CGCMT 2023-PRM3	38	84.5%	$20.16	$34,749,736	56.3%	77.7%

The following table presents certain information relating to the Prime Storage Portfolio #3 Properties (in descending order by UW NOI).

Portfolio Summary

Property Name	City, State	Allocated Whole Loan Amounts ($)	Total SF(1)	Total Occ. %(1)	Year Built / Renovation(2)	As-is Appraised Value	UW NOI
Prime Storage Bridgehampton	Bridgehampton, NY	$35,191,160	67,842	85.3%	2005 / NAP	$56,000,000	$2,952,896
Prime Storage Bohemia	Bohemia, NY	29,661,125	153,175	82.0%	1995 / 2004	47,200,000	2,446,306
Prime Storage West Palm Beach	West Palm Beach, FL	16,652,962	70,670	95.7%	2000 / 2011	26,500,000	1,888,740
Prime Storage Snellville	Snellville, GA	15,710,341	97,174	89.7%	2006 / 2008	25,000,000	1,627,737
Prime Storage Westhampton Beach	Westhampton Beach, NY	18,978,093	66,250	86.5%	2003 / 2007	30,200,000	1,609,287
Prime Storage Shallotte	Shallotte, NC	14,516,355	135,520	82.8%	1994 / 2006	23,100,000	1,385,796
Prime Storage Dallas	Dallas, GA	13,448,053	77,898	87.2%	2003 / NAP	21,400,000	1,365,505
Prime Storage Bay Shore Pine Aire Dr.	Bay Shore, NY	13,259,528	75,500	88.9%	1998 / NAP	21,100,000	1,339,044
Prime Storage Danbury East	Danbury, CT	14,139,307	81,744	87.3%	2002 / NAP	22,500,000	1,278,064
Prime Storage Warren	Warren, RI	12,505,432	66,127	93.5%	1945 / 2007	19,900,000	1,246,332
Prime Storage Mesa	Mesa, AZ	13,196,687	93,265	89.1%	2006 / NAP	21,000,000	1,171,095
Prime Storage Hardeeville	Hardeeville, SC	9,928,936	72,089	86.8%	2010 / NAP	15,800,000	1,142,007
Prime Storage Queens Jamaica	Jamaica, NY	17,281,376	89,028	86.4%	1952 / 2007	27,500,000	1,066,485
Prime Storage Charlottesville	Charlottesville, VA	10,934,398	72,465	71.5%	1999 / NAP	17,400,000	1,023,017
Prime Storage Marietta South	Marietta, GA	9,426,204	86,196	88.8%	1986 / NAP	15,000,000	1,003,626
Prime Storage Centereach	Centereach, NY	10,557,350	68,031	83.5%	1978 / 2019	16,800,000	996,849
Prime Storage Bolivia	Bolivia, NC	11,248,605	85,925	77.0%	2006 / NAP	17,900,000	989,161
Prime Storage Marietta North	Marietta, GA	10,180,301	80,595	85.0%	2002 / NAP	16,200,000	985,947
Prime Storage Portsmouth	Portsmouth, RI	11,311,446	52,575	81.0%	2002 / NAP	18,000,000	982,596
Prime Storage Summerville	Summerville, SC	9,897,515	100,600	89.1%	2017 / NAP	15,750,000	950,558
Prime Storage Clifton	Clifton, NJ	10,745,874	51,140	84.8%	1947 / 2019	17,100,000	926,845
Prime Storage Cartersville	Cartersville, GA	8,860,633	49,706	85.3%	2001 / 2006	14,100,000	888,461
Prime Storage Baltimore	Baltimore, MD	8,043,695	73,685	83.9%	1988 / NAP	12,800,000	858,140
Prime Storage Virginia Beach Lynnhaven Pkwy.	Virginia Beach, VA	9,489,046	62,183	91.5%	2016 / NAP	15,100,000	851,485
Prime Storage Glenville	Glenville, NY	7,415,281	62,143	82.9%	1999 / 2004	11,800,000	795,995
Prime Storage Baltimore - 3500 Wilkens Ave.	Baltimore, MD	7,855,171	70,758	79.0%	1984 / NAP	12,500,000	755,754
Prime Storage Scarborough	Scarborough, ME	8,483,584	53,025	82.6%	1985 / 1998	13,500,000	743,427
Prime Storage Acworth East	Acworth, GA	6,598,344	64,877	86.1%	1999 / NAP	10,500,000	723,001
Prime Storage Farmingdale	Farmingdale, NY	8,043,695	43,998	82.5%	1976 / 2009	12,800,000	721,329
Prime Storage Rock Hill	Rock Hill, SC	6,943,971	72,300	81.7%	2016 / NAP	11,050,000	717,802
Prime Storage Danbury West	Danbury, CT	8,797,791	43,789	81.8%	2010 / NAP	14,000,000	717,309
Prime Storage Simpsonville	Simpsonville, SC	6,818,288	85,425	80.5%	2004 / 2018	10,850,000	687,053
Prime Storage Saco	Saco, ME	6,598,344	32,175	87.6%	2000 / NAP	10,500,000	684,288
Prime Storage Baltimore North Point Blvd.	Baltimore, MD	6,535,502	48,200	88.1%	2007 / NAP	10,400,000	682,916
Prime Storage North Fort Myers	North Fort Myers, FL	5,938,509	40,928	91.2%	1984 / NAP	9,450,000	671,927
Prime Storage Acworth North	Acworth, GA	6,975,392	67,599	82.6%	2001 / NAP	11,100,000	668,645
Prime Storage Fishers Ford Dr.	Fishers, IN	7,101,075	68,875	89.9%	1996 / NAP	11,300,000	666,121
Prime Storage Midland	Midland, GA	5,655,723	61,495	84.1%	2001 / 2004	9,000,000	642,755
Prime Storage Boardman	Boardman, OH	5,398,073	80,558	67.0%	1998 / 2020	8,360,000	624,499
Prime Storage Acworth West	Acworth, GA	5,530,040	41,534	81.5%	1995 / NAP	8,800,000	623,333
Prime Storage Marietta	Marietta, GA	5,844,247	65,984	87.3%	1988 / 1997	9,300,000	596,367
Prime Storage Green Island	Green Island, NY	5,969,930	42,975	81.3%	1997 / NAP	9,500,000	592,244
Prime Storage Lansing	Lansing, MI	5,577,171	54,785	81.6%	1987 / 2004	8,875,000	525,576
Prime Storage North Miami	North Miami, FL	4,084,689	16,955	85.4%	2002 / NAP	6,500,000	400,377
Prime Storage Greenville Butler Rd.	Greenville, SC	2,670,758	42,750	80.1%	1996 / NAP	4,250,000	267,624
Total		$470,000,000	3,090,509	84.6%		$747,685,000	$44,484,319

Portfolio Appraised Value						$790,800,000
Portfolio Appraisal Premium						5.8%
(1)	Based on the underwritten rent roll dated April 30, 2023. Total SF includes 135,039 SF from 1,418 parking spots and 403 other non-storage units listed on the in-place rent roll. Total self storage SF excluding those other units is 2,995,470 SF. Total Occ. % presented above is based on total SF. Occupancy based on self storage SF is 84.2%.
(2)	Represents the earliest year built and latest year renovated for each of the Prime Storage Portfolio #3 Properties.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
25

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 Prime Storage Portfolio #3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 51.3% 1.67x 11.0%

The following table presents the unit mix information relating to the Prime Storage Portfolio #3 Properties (in descending order by UW NOI):

Unit Mix(1)

Property Name	Available Units	% of Available Units	Available SF	% of Available SF	% of Climate Controlled Self Storage Units	% of Climate Controlled Self Storage SF	Current Occupancy	April 2023 TTM RevPAF
Prime Storage Bridgehampton	588	2.2%	67,842	2.2%	40.9%	36.7%	85.3%	$48.54
Prime Storage Bohemia	1,218	4.6%	153,175	5.0%	4.0%	5.1%	82.0%	$19.79
Prime Storage West Palm Beach	560	2.1%	70,670	2.3%	94.8%	89.5%	95.7%	$33.72
Prime Storage Snellville	857	3.2%	97,174	3.1%	46.1%	39.5%	89.7%	$21.12
Prime Storage Westhampton Beach	543	2.0%	66,250	2.1%	67.6%	68.2%	86.5%	$30.31
Prime Storage Shallotte	1,108	4.2%	135,520	4.4%	70.1%	52.9%	82.8%	$13.27
Prime Storage Dallas	725	2.7%	77,898	2.5%	25.4%	24.7%	87.2%	$20.84
Prime Storage Bay Shore Pine Aire Dr.	717	2.7%	75,500	2.4%	0.0%	0.0%	88.9%	$22.90
Prime Storage Danbury East	638	2.4%	81,744	2.6%	37.1%	25.5%	87.3%	$21.72
Prime Storage Warren	457	1.7%	66,127	2.1%	100.0%	100.0%	93.5%	$22.72
Prime Storage Mesa	768	2.9%	93,265	3.0%	65.1%	52.5%	89.1%	$16.18
Prime Storage Hardeeville	606	2.3%	72,089	2.3%	46.1%	45.1%	86.8%	$20.90
Prime Storage Queens Jamaica	1,086	4.1%	89,028	2.9%	88.3%	83.8%	86.4%	$29.34
Prime Storage Charlottesville	506	1.9%	72,465	2.3%	63.4%	59.7%	71.5%	$22.33
Prime Storage Marietta South	535	2.0%	86,196	2.8%	16.5%	15.4%	88.8%	$15.36
Prime Storage Centereach	722	2.7%	68,031	2.2%	50.8%	39.5%	83.5%	$21.57
Prime Storage Bolivia	652	2.4%	85,925	2.8%	85.8%	82.3%	77.0%	$15.47
Prime Storage Marietta North	646	2.4%	80,595	2.6%	50.1%	45.9%	85.0%	$15.96
Prime Storage Portsmouth	445	1.7%	52,575	1.7%	14.9%	11.6%	81.0%	$24.53
Prime Storage Summerville	821	3.1%	100,600	3.3%	88.8%	86.1%	89.1%	$13.02
Prime Storage Clifton	584	2.2%	51,140	1.7%	98.1%	95.7%	84.8%	$25.53
Prime Storage Cartersville	490	1.8%	49,706	1.6%	65.9%	64.0%	85.3%	$23.95
Prime Storage Baltimore	748	2.8%	73,685	2.4%	0.0%	0.0%	83.9%	$16.42
Prime Storage Virginia Beach Lynnhaven Pkwy.	550	2.1%	62,183	2.0%	100.0%	100.0%	91.5%	$18.63
Prime Storage Glenville	577	2.2%	62,143	2.0%	13.0%	11.1%	82.9%	$18.78
Prime Storage Baltimore - 3500 Wilkens Ave.	659	2.5%	70,758	2.3%	1.6%	0.7%	79.0%	$14.26
Prime Storage Scarborough	428	1.6%	53,025	1.7%	0.0%	0.0%	82.6%	$18.35
Prime Storage Acworth East	497	1.9%	64,877	2.1%	15.3%	10.1%	86.1%	$14.65
Prime Storage Farmingdale	555	2.1%	43,998	1.4%	94.5%	88.7%	82.5%	$24.74
Prime Storage Rock Hill	588	2.2%	72,300	2.3%	66.5%	58.9%	81.7%	$15.14
Prime Storage Danbury West	441	1.7%	43,789	1.4%	99.8%	99.6%	81.8%	$26.72
Prime Storage Simpsonville	656	2.5%	85,425	2.8%	50.5%	43.5%	80.5%	$11.90
Prime Storage Saco	334	1.3%	32,175	1.0%	11.6%	11.1%	87.6%	$27.13
Prime Storage Baltimore North Point Blvd.	435	1.6%	48,200	1.6%	19.3%	12.7%	88.1%	$19.25
Prime Storage North Fort Myers	486	1.8%	40,928	1.3%	19.3%	10.7%	91.2%	$21.10
Prime Storage Acworth North	465	1.7%	67,599	2.2%	40.6%	35.3%	82.6%	$14.07
Prime Storage Fishers Ford Dr.	470	1.8%	68,875	2.2%	21.1%	16.2%	89.9%	$12.75
Prime Storage Midland	459	1.7%	61,495	2.0%	34.3%	32.6%	84.1%	$14.54
Prime Storage Boardman	707	2.7%	80,558	2.6%	100.0%	100.0%	67.0%	$11.29
Prime Storage Acworth West	437	1.6%	41,534	1.3%	0.4%	1.4%	81.5%	$20.21
Prime Storage Marietta	298	1.1%	65,984	2.1%	3.1%	0.8%	87.3%	$12.71
Prime Storage Green Island	467	1.8%	42,975	1.4%	0.0%	0.0%	81.3%	$19.81
Prime Storage Lansing	486	1.8%	54,785	1.8%	0.0%	0.0%	81.6%	$14.23
Prime Storage North Miami	245	0.9%	16,955	0.5%	100.0%	100.0%	85.4%	$41.04
Prime Storage Greenville Butler Rd.	378	1.4%	42,750	1.4%	0.0%	0.0%	80.1%	$9.97
Total	26,638	100.0%	3,090,509	100.0%	46.3%	41.0%	84.6%	$19.58
(1)	Based on the underwritten rent roll dated April 30, 2023. Available Units and Available SF includes 135,039 SF from 1,418 parking spots and 403 other non-storage units listed on the in-place rent roll. Total self storage SF excluding those other units is 2,995,470 SF. Current Occupancy presented above is based on total SF. Occupancy based on self storage SF is 84.2%.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
26

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 Prime Storage Portfolio #3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 51.3% 1.67x 11.0%

The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Prime Storage Portfolio #3 Properties:

Cash Flow Analysis(1)(2)
	2019 Annualized	2020 Annualized	2021	2022	T-12 4/30/2023	UW	UW Per SF(3)
Storage Rental Income	$35,577,129	$36,998,809	$46,105,520	$53,397,163	$54,586,467	$55,018,432	$17.80
Potential Income from Vacant Units	0	0	0	0	0	10,376,925	3.36
Gross Potential Income	$35,577,129	$36,998,809	$46,105,520	$53,397,163	$54,586,467	$65,395,357	$21.16
Economic Vacancy	0	0	0	0	0	(10,376,925)	(3.36)
Gross Potential Before Other Income	$35,577,129	$36,998,809	$46,105,520	$53,397,163	$54,586,467	$55,018,432	$17.80
Late & Application Fees	1,207,706	1,227,843	1,314,135	1,628,642	1,687,001	1,687,001	0.55
Other Income	1,715,831	2,581,951	3,648,769	4,065,695	4,238,457	4,238,457	1.37
Effective Gross Income	$38,500,666	$40,808,603	$51,068,424	$59,091,500	$60,511,925	$60,943,890	$19.72

Management Fee	1,540,027	1,632,344	2,042,737	2,363,660	2,420,477	2,437,756	0.79
Payroll & Benefits	2,872,054	2,943,738	3,469,150	3,395,055	3,388,503	3,388,503	1.10
Cost of Goods Sold	463,237	436,007	598,979	462,807	448,798	448,798	0.15
Utilities	1,103,573	971,066	1,064,359	1,130,717	1,101,965	1,101,965	0.36
Repairs & Maintenance	1,395,295	1,630,252	1,927,252	1,425,340	1,383,938	1,383,938	0.45
Marketing & Advertising	451,493	729,909	758,292	685,059	705,873	705,873	0.23
General & Administrative	1,202,593	1,058,181	1,256,443	1,269,676	1,254,721	1,254,721	0.41
Insurance	380,761	338,843	414,953	501,962	619,713	887,561	0.29
Real Estate Taxes	3,889,925	3,742,434	4,182,723	4,563,335	4,591,555	4,850,456	1.57
Total Expenses	$13,298,957	$13,482,773	$15,714,888	$15,797,611	$15,915,544	$16,459,571	$5.33

Net Operating Income	$25,201,709	$27,325,829	$35,353,536	$43,293,889	$44,596,382	$44,484,319	$14.39
Replacement Reserves – Storage	0	0	0	0	0	583,006	0.19
Net Cash Flow	$25,201,709	$27,325,829	$35,353,536	$43,293,889	$44,596,382	$43,901,313	$14.21

Occupancy(4)	83.4%	84.6%	91.3%	89.1%	87.3%	84.6%
NOI Debt Yield(5)	6.2%	6.7%	8.7%	10.7%	11.0%	11.0%
NCF DSCR(5)	0.96x	1.04x	1.34x	1.65x	1.70x	1.67x
(1)	Based on the underwritten rent roll dated April 30, 2023.
(2)	Historical financials are presented net of borrower sponsor’s loss to lease and one-time concessions granted, such as free rent. The underwritten rent roll dated April 30, 2023 is presented net of the loss to lease but does not deduct one-time concessions. Based on the trailing twelve months ending June 9, 2023, there was a total of $805,766 of one-time concessions offered across the Portfolio. Separately, the borrower sponsor provided the mortgage lender with the portfolio rent roll dated May 31, 2023 which reflects a total in-place storage rent of $55,525,008 (a $506,576 increase compared to the underwritten rent roll dated April 30, 2023). Due to transaction timing of the CGCMT 2023-PRM3 transaction, the full May 2023 operating statements were not available, and therefore the historical financials and lender underwriting remain presented as is per the CGCMT 2023-PRM3 transaction.
(3)	UW Per SF figures are based on total portfolio SF (3,090,509 SF).
(4)	Occupancy represents the Prime Storage Portfolio #3 Properties’ average annual occupancy (weighted based on total SF) as of December 31 for each respective year unless otherwise indicated. Current occupancy for the month ending April 2023 is 84.6%. Underwritten occupancy represents the occupancy as of the April 30, 2023 rent roll.
(5)	NOI Debt Yield and NCF DSCR are based on the Prime Storage Portfolio #3 Senior Loan and exclude the Prime Storage Portfolio #3 Junior Loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
27

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 Prime Storage Portfolio #3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 51.3% 1.67x 11.0%

Appraisals. According to the appraisal prepared in connection with the origination of the Prime Storage Portfolio #3 Whole Loan, the appraiser CBRE, Inc. concluded a Portfolio Appraised Value of $790,800,000 for the Prime Storage Portfolio #3 Properties as of April 21, 2023, which is inclusive of an approximately 5.8% portfolio premium and reflects the “as-is” value of the Prime Storage Portfolio #3 Properties as a whole if sold in their entirety to a single buyer. Additionally, CBRE, Inc. appraised the Prime Storage Portfolio #3 Properties as of various dates in February 2023 and March 2023, which produced an aggregate “as-is” appraised value of $747,685,000.

Prime Storage Portfolio #3(1)
Property	Value	Capitalization Rate
Prime Storage Portfolio #3	$790,800,000	5.26%
(1)	Source: Appraisal.

Environmental Matters. The Phase I environmental reports dated as of March 20, 2023 identified recognized environmental conditions at (i) the Prime Storage Danbury West property associated with former heating oil underground storage tanks, (ii) the Prime Storage Baltimore property associated with long term industrial operations including underground storage tanks and solvent storage, (iii) the Prime Storage Glenville property associated with volatile organic compound contamination which has migrated onto the property from a nearby chemical company, (iv) the Prime Storage Green Island property associated with known contamination from former Major Oil Storage Facility and vapor intrusion risk, and (v) the Prime Storage Rock Hill property associated with open leaking underground storage tank case on-site and at adjacent gas stations. In addition, the Phase I environmental reports identify a controlled recognized environmental condition for the Prime Storage Warren property associated with former manufacturing operations on-site. In connection with the origination of the Prime Storage Portfolio #3 Whole Loan, the Borrowers and the Guarantor (as defined below) executed an environmental indemnity agreement. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Prime Storage Portfolio #3 Properties are concentrated in eastern coastal states, with the five largest concentrations by UW NOI in New York (28.1%), Georgia (20.5%), South Carolina (8.5%), Florida (6.7%), and North Carolina (5.3%). The Prime Storage Portfolio #3 Properties are located across 15 different states and exhibit a weighted-average (based on UW NOI) median household income and population, within a 5-mile radius of $79,859 and 175,360, respectively. In addition, the Prime Storage Portfolio #3 Properties exhibit a weighted average (by UW NOI) net rentable square foot (“NRSF”) per capita of 12.2 and 8.3 within a 3-mile and 5-mile radius.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
28

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 Prime Storage Portfolio #3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 51.3% 1.67x 11.0%

The following table presents certain information relating to the demographics of the Prime Storage Portfolio #3 Properties.

Demographic Summary(1)

		Population		Median Household Income		NRSF per Capita
Property Name	Location	3-Mile	5-Mile	3-Mile	5-Mile	3-Mile	5-Mile
Prime Storage Bridgehampton	Bridgehampton, NY	3,819	13,127	$110,694	$108,730	NAV	10.4
Prime Storage Bohemia	Bohemia, NY	68,388	172,503	$108,573	$105,198	9.4	5.1
Prime Storage West Palm Beach	West Palm Beach, FL	75,353	183,644	$53,484	$49,819	12.8	10.3
Prime Storage Snellville	Snellville, GA	52,969	130,310	$75,691	$79,109	7.3	7.4
Prime Storage Westhampton Beach	Westhampton Beach, NY	6,984	19,473	$104,796	$106,387	30.7	11.0
Prime Storage Shallotte	Shallotte, NC	4,986	18,696	$63,210	$61,746	50.5	19.0
Prime Storage Dallas	Dallas, GA	30,389	81,478	$116,822	$112,828	NAV	NAV
Prime Storage Bay Shore Pine Aire Dr.	Bay Shore, NY	129,364	300,531	$99,360	$105,004	3.8	4.0
Prime Storage Danbury East	Danbury, CT	72,215	111,009	$66,658	$77,726	4.6	5.7
Prime Storage Warren	Warren, RI	35,223	76,776	$88,981	$86,348	5.2	5.0
Prime Storage Mesa	Mesa, AZ	93,388	241,606	$57,833	$63,708	11.8	10.3
Prime Storage Hardeeville	Hardeeville, SC	4,584	23,249	$80,831	$71,982	NAV	NAV
Prime Storage Queens Jamaica	Jamaica, NY	619,480	1,348,795	$75,694	$79,295	2.1	1.7
Prime Storage Charlottesville	Charlottesville, VA	10,607	60,170	$80,766	$74,418	NAV	NAV
Prime Storage Marietta South	Marietta, GA	68,147	201,605	$55,317	$65,939	11.1	10.8
Prime Storage Centereach	Centereach, NY	100,108	249,790	$104,953	$105,213	2.4	4.5
Prime Storage Bolivia	Bolivia, NC	4,046	13,509	$54,644	$49,718	47.8	14.3
Prime Storage Marietta North	Marietta, GA	63,308	173,942	$139,029	$122,023	4.6	6.0
Prime Storage Portsmouth	Portsmouth, RI	13,128	35,661	$97,380	$95,037	NAV	3.3
Prime Storage Summerville	Summerville, SC	42,265	94,781	$64,034	$65,576	11.1	12.7
Prime Storage Clifton	Clifton, NJ	256,463	609,038	$81,645	$77,680	3.5	5.0
Prime Storage Cartersville	Cartersville, GA	37,269	49,107	$58,721	$61,839	NAV	NAV
Prime Storage Baltimore	Baltimore, MD	184,975	441,624	$42,680	$52,359	5.8	5.9
Prime Storage Virginia Beach Lynnhaven Pkwy.	Virginia Beach, VA	118,613	243,854	$75,758	$77,677	12.6	12.0
Prime Storage Glenville	Glenville, NY	75,800	139,468	$56,401	$64,827	1.9	3.2
Prime Storage Baltimore - 3500 Wilkens Ave.	Baltimore, MD	173,548	421,473	$44,753	$52,220	6.3	6.1
Prime Storage Scarborough	Scarborough, ME	24,791	99,861	$76,323	$69,969	15.3	8.2
Prime Storage Acworth East	Acworth, GA	72,195	155,070	$73,497	$74,580	10.1	10.8
Prime Storage Farmingdale	Farmingdale, NY	54,353	301,186	$114,706	$115,937	13.0	5.3
Prime Storage Rock Hill	Rock Hill, SC	39,979	110,037	$58,469	$64,427	15.0	12.3
Prime Storage Danbury West	Danbury, CT	35,165	92,444	$79,676	$77,885	8.0	6.7
Prime Storage Simpsonville	Simpsonville, SC	49,658	106,701	$104,095	$87,403	12.8	12.7
Prime Storage Saco	Saco, ME	34,063	48,189	$56,442	$60,678	4.8	4.9
Prime Storage Baltimore North Point Blvd.	Baltimore, MD	100,017	251,690	$56,401	$60,821	4.6	7.0
Prime Storage North Fort Myers	North Fort Myers, FL	40,204	99,982	$41,537	$49,191	15.8	10.0
Prime Storage Acworth North	Acworth, GA	57,325	142,176	$84,486	$81,129	9.3	10.7
Prime Storage Fishers Ford Dr.	Fishers, IN	68,618	158,406	$95,887	$97,105	9.8	10.3
Prime Storage Midland	Midland, GA	35,189	79,633	$67,109	$62,068	14.4	12.3
Prime Storage Boardman	Boardman, OH	47,627	102,460	$58,493	$49,387	7.3	3.9
Prime Storage Acworth West	Acworth, GA	54,420	123,955	$78,859	$72,957	7.0	9.3
Prime Storage Marietta	Marietta, GA	54,747	182,499	$68,056	$73,457	21.5	10.5
Prime Storage Green Island	Green Island, NY	85,355	151,513	$52,222	$62,328	3.9	5.2
Prime Storage Lansing	Lansing, MI	79,496	166,750	$42,629	$48,241	7.7	5.9
Prime Storage North Miami	North Miami, FL	163,368	415,900	$48,815	$48,707	5.4	5.9
Prime Storage Greenville Butler Rd.	Greenville, SC	52,788	139,845	$84,993	$79,966	22.9	14.7
Wtd. Avg. (based on UW NOI)		73,360	175,360	$79,898	$79,859	12.2	8.3

Source: Third party market reports.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
29

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 Prime Storage Portfolio #3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 51.3% 1.67x 11.0%

The Borrowers and the Borrower Sponsors. The borrowers under the Prime Storage Portfolio #3 Whole Loan (the “Borrowers”) are multiple special purpose entities and each a Delaware limited liability company. Each of the Borrowers is indirectly majority owned collectively by Prime Storage Fund II, LP, Prime Storage Fund II IDF, LP and Prime Storage Fund II (Cayman), LP, each of which is a related guarantor under the Prime Storage Portfolio #3 Whole Loan documents, and each of which is indirectly controlled by Robert J. Moser, the borrower sponsor. Each Borrower is indirectly managed by Prime Storage Fund II GP, LLC, which is 100% owned and controlled by Robert J. Moser. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the Prime Storage Portfolio #3 Whole Loan.

The non-recourse carveout guarantors are Robert Moser and Prime Storage Fund II IDF, LP, a Delaware limited partnership, Prime Storage Fund II, LP, a Delaware limited partnership, and Prime Storage Fund II (Cayman), LP, a Cayman Islands exempted limited partnership.

Robert J. Moser founded Prime Group Holdings in 2013 and currently serves as the CEO. Mr. Moser has more than 25 years of experience as an owner, operator and investor in niche real estate assets, including self storage, manufactured home communities and recreation vehicle resorts. Headquartered in Saratoga Springs, New York, Prime Group Holdings is a full-service vertically integrated real estate owner-operator focused on acquiring and adding value to self storage facilities located throughout North America.

Property Management. The Prime Storage Portfolio #3 Properties are managed by Prime Group Holdings LLC, a New York limited liability company, pursuant to a separate management agreement with the related borrower.

Initial and Ongoing Reserves. At origination of the Prime Storage Portfolio #3 Whole Loan, the Borrowers deposited (i) $1,212,979.32 into a reserve account for real estate taxes and (ii) $703,312.50 into a reserve account for deferred maintenance.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the mortgage lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $404,326.44).

Insurance Reserve. The Borrowers are required to deposit into an insurance reserve, at the option of the mortgage lender, with respect to insurance premiums payable with respect to the Properties, if the liability or casualty insurance maintained by the applicable Borrowers does not constitute an approved blanket or umbrella policy pursuant to the Prime Storage Portfolio #3 Whole Loan documents, or the mortgage lender requires the applicable Borrowers to obtain a separate policy, 1/12 of an amount which would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by the policies upon the expiration thereof.

Replacement Reserve. The Borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to 1/12 of $0.19 per rentable square foot at the Prime Storage Portfolio #3 Properties (initially estimated to be approximately $48,583.86 per month).

Lockbox / Cash Management. The Prime Storage Portfolio #3 Whole Loan is structured with a soft lockbox and springing cash management. The Borrowers are required to establish segregated lockbox accounts for the Properties (individually or collectively as the context may require, the “Restricted Account”) and, upon a Trigger Period (as defined below), the mortgage lender will establish, on the Borrowers’ behalf, a cash management account under the Prime Storage Portfolio #3 Whole Loan (the “Cash Management Account”). The Restricted Account is subject to an account control agreement in favor of the mortgage lender. With respect to each Prime Storage Portfolio #3 Property, all revenues from such property are required to be deposited by the Borrowers or property manager into the applicable Restricted Account within one business day of the Borrowers’ or property manager’s receipt thereof. So long as a Trigger Period has not occurred and is not continuing, all amounts on deposit in the Restricted Account will be disbursed to or at the direction of the Borrowers as directed by the Borrowers in accordance with the account control agreement for the Restricted Account. Upon the occurrence and continuance of a Trigger Period, all amounts on deposit in the Restricted Account will be transferred on each business day into the Cash Management Account and will be applied as provided in the related mortgage loan documents.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of a mortgage loan event of default under the related mortgage loan documents, (ii) (a) for the period from (and including) June 28, 2023 until (but not including) June 28, 2024, the debt service coverage ratio (which for purposes of this paragraph is based on the Prime Storage Portfolio #3 Total Loan) falling below 1.05x, (b) for the period from (and including) June 28, 2024 until (but not including) June 28, 2025, the debt service coverage ratio falling below 1.10x and (c) for the period from (and including) June 28, 2025 until (and including) the maturity date, the debt service coverage ratio falling below 1.20x and (iii) a Mezzanine Trigger Period; and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the earlier of (1) (a) for the period from (and including) June 28, 2023 until (but not including) June 28, 2024, the date that the debt service coverage ratio is equal to or greater than 1.05x for two consecutive calendar quarters, (b) for the period from (and including) June 28, 2024 until (but not including) June 28, 2025, the date that the debt service coverage ratio is equal to or greater than 1.10x for two consecutive calendar quarters, and (c) for the period from (and including) June 28, 2025 until (and including) the Maturity Date, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters (the satisfaction of this clause (B)(y)(1), a “Debt Service Coverage Ratio Cure”) and (2) the date upon

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
30

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 Prime Storage Portfolio #3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 51.3% 1.67x 11.0%

which (A) prior to the Prepayment Release Date (as defined below), the Borrowers have deposited into the debt service coverage ratio cure reserve account the Debt Service Coverage Ratio Cure collateral in accordance with the terms and conditions of the mortgage loan agreement (which Debt Service Coverage Ratio Cure collateral is required to be deposited and held in accordance with the provisions of the related mortgage loan agreement) and each mezzanine borrower must have partially prepaid their respective Prime Storage Portfolio #3 Mezzanine Loan on a pro rata basis in accordance with the definition of “Debt Service Coverage Ratio Cure Collateral” in the related mortgage loan agreement and the terms of their respective mezzanine loan agreement and (B) on and after the Prepayment Release Date, the Borrowers have prepaid the Prime Storage Portfolio #3 Whole Loan in accordance with the terms of the related mortgage loan agreement on a pro rata basis with each Prime Storage Portfolio #3 Mezzanine Loan and each mezzanine borrower has partially prepaid their respective the Prime Storage Portfolio #3 Mezzanine Loan on a pro rata basis with the Prime Storage Portfolio #3 Whole Loan in accordance with the terms of each respective mezzanine loan agreement in an amount that results in a Debt Service Coverage Ratio Cure, and (z) with regard to any Trigger Period commenced in connection with clause (iii) above, the cure (if applicable) of such Mezzanine Trigger Period. Notwithstanding the foregoing, a Trigger Period will not be deemed to expire in the event that a Trigger Period then exists for any other reason.

“Mezzanine Trigger Period” means, individually or collectively, as the context may require, a Mezzanine A Trigger Period (as defined below) and a Mezzanine B Trigger Period (as defined below).

“Mezzanine A Trigger Period” means the period commencing on the date that the mortgage lender has received written notice from the Prime Storage Portfolio #3 Senior Mezzanine Lender (as defined below) that an event of default exists under the Prime Storage Portfolio #3 Senior Mezzanine Loan and terminating on the date that the mortgage lender has received written notice from the Prime Storage Portfolio #3 Senior Mezzanine Lender that such event of default under the Prime Storage Portfolio #3 Senior Mezzanine Loan no longer exists.

“Mezzanine B Trigger Period” means the period commencing on the date that the mortgage lender has received written notice from the Prime Storage Portfolio #3 Junior Mezzanine Loan Lender (as defined below) that an event of default exists under the Prime Storage Portfolio #3 Junior Mezzanine Loan and terminating on the date that the mortgage lender has received written notice from Prime Storage Portfolio #3 Junior Mezzanine Lender that such event of default under the Prime Storage Portfolio #3 Junior Mezzanine Loan no longer exists.

“Prepayment Release Date” means the payment date in January 2028.

Current Mezzanine or Secured Subordinate Indebtedness. In connection with the origination of the Prime Storage Portfolio #3 Whole Loan, a mezzanine loan in the outstanding principal amount of $50,000,000 was originated by Carbon Capital VII LLC (the “Prime Storage Portfolio #3 Senior Mezzanine Lender”) pursuant to a mezzanine loan agreement dated June 28, 2023 (as the same may be amended, restated, replaced, supplemented or otherwise modified, from time to time, the “Prime Storage Portfolio #3 Senior Mezzanine Loan Agreement”), between the Prime Storage Portfolio #3 Senior Mezzanine Lender and Prime Storage Fund II Mezz Borrower 2B, LLC, a Delaware limited liability company (together with its successors and permitted assigns, the “Prime Storage Portfolio #3 Mezzanine A Borrower”), which Prime Storage Portfolio #3 Senior Mezzanine Loan is secured by, among other things, a pledge of the Prime Storage Portfolio #3 Mezzanine A Borrower’s direct ownership interests in the Borrowers. The Prime Storage Portfolio #3 Senior Mezzanine Loan bears interest at a per annum rate equal to 9.0000%.

In addition, a mezzanine loan in the outstanding principal amount of $70,000,000 was originated by CGMRC, (together with its successors and permitted assigns in such capacity, the “Prime Storage Portfolio #3 Junior Mezzanine Lender”) pursuant to a mezzanine loan agreement, dated June 28, 2023 (as the same may be amended, restated, replaced, supplemented or otherwise modified, from time to time, the “Prime Storage Portfolio #3 Junior Mezzanine Loan Agreement”), between the Prime Storage Portfolio #3 Junior Mezzanine Lender and Prime Storage Fund II Mezz Borrower 2, LLC, a Delaware liability company, with its successors and permitted assigns, the “Prime Storage Portfolio #3 Junior Mezzanine Borrower”), which Prime Storage Portfolio #3 Junior Mezzanine Loan is secured by, among other things, a pledge of the Prime Storage Portfolio #3 Junior Mezzanine Borrower’s direct ownership interests in the Prime Storage Portfolio #3 Junior Mezzanine Borrower. The Prime Storage Portfolio #3 Junior Mezzanine Loan bears interest at a per annum rate equal to 10.50000%.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Provided that no event of default is continuing under the Prime Storage Portfolio #3 Whole Loan documents (I) at any time (a) after the earlier of (x) the third anniversary of the origination date of the Prime Storage Portfolio #3 Whole Loan, and (y) the date that is two years after the closing date of the securitization that includes the last note to be securitized, and (b) before the monthly payment date occurring in January 2028, the borrowers may deliver defeasance collateral and obtain release of one or more individual mortgaged properties, and (II) at any time on or after the Prepayment Release Date and prior to the maturity date of the Prime Storage Portfolio #3 Whole Loan, the borrowers may partially prepay the Prime Storage Portfolio #3 Whole Loan and obtain release of one or more individual mortgaged properties, in each case, provided that, among other conditions, (i) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to the greater of (a) 120% of the allocated loan amount for the individual mortgaged

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
31

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 Prime Storage Portfolio #3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 51.3% 1.67x 11.0%

property, and (b) lender’s allocation of 100% of the net sales proceeds applicable to such individual mortgaged property, (ii) the borrower delivers a REMIC opinion, (iii) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining mortgaged properties is equal to or greater than the greater of (a) 1.05x, and (b) the debt service coverage ratio for all of the mortgaged properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable; provided, that, in the event such condition is not satisfied, the borrowers must, in addition to the amounts payable pursuant to clause (i) above, (1) on and after the Prepayment Release Date, prepay the Prime Storage Portfolio #3 Whole Loan and the mezzanine loans on a pro rata basis in an amount which would satisfy such condition, together with, without limitation, any interest shortfall applicable thereto and (2) prior to the Prepayment Release Date, the borrowers must have deposited with the mortgage lender cash or an acceptable letter of credit in an amount that, if applied to the reduction of the Prime Storage Portfolio #3 Whole Loan and taken together with the required simultaneous prepayment of the mezzanine loans on a pro rata basis, would result in, for the period from (and including) June 28, 2023 until (but not including) June 28, 2024, a debt service coverage ratio equal to or greater than 1.05 for two consecutive calendar quarters, for the period from (and including) June 28, 2024 until (but not including) June 28, 2025, a debt service coverage ratio equal to or greater than 1.10x for two consecutive calendar quarters and for the period from (and including) June 28, 2025 until (and including) the maturity date, a debt service coverage ratio equal to or greater than 1.20x for two consecutive calendar quarters, and (iv) all conditions precedent to the applicable partial release or partial defeasance, as applicable, set forth in the applicable mezzanine loan agreement have been complied with by the applicable mezzanine borrower.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
32

Retail – Anchored Various Various, AZ	Collateral Asset Summary – Loan No. 4 Scottsdale Gilbert Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,000,000 56.5% 1.30x 10.8%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
33

Retail – Anchored Various Various, AZ	Collateral Asset Summary – Loan No. 4 Scottsdale Gilbert Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,000,000 56.5% 1.30x 10.8%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
34

Retail – Anchored Various Various, AZ	Collateral Asset Summary – Loan No. 4 Scottsdale Gilbert Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,000,000 56.5% 1.30x 10.8%

Pinnacle Peak Rd
Desert Ridge
E. Deer Valley Dr
Reach 11 Sports Complex
Tatum Blvd
Wildfire GC
JW Marriott Phoenix
Desert Ridge Marketplace
High Street
MARICOPA COUNTY
Pinnacle Peak CC
North Scottsdale
Grayhawk GC
Scottsdale Grayhawk Center
Country Club at DC Ranch
Promenade at Fulton Ranch
MCDOWELL MOUNTAINS
101
51
Reach 11 Recr. Area
American Express HQ
Mayo Clinic Hospital PHX
Pima Frwy
Scottsdale 101
Hayden Rd
Pima Rd
N. Scottsdale Rd
Union Hills Dr
Paradise Valley Comm. College
Cave Creek Rd
PHOENIX
Penske Racing Museum
E. Bell Rd
Bell Rd
Windgate Crossing
Abrazo Scottsdale Campus
TPC of Scottsdale
WestWorld of Scottsdale
Piestewa Frwy
Tatum Blvd
N. 56th St
N. 64th St
The Promenade
Cimarron Ridge
Lookout Mountain Preserve
E. Greenway Rd
Kierland Commons
Scottsdale Airport
Thompson Peak Pkwy
Desert Canyon Shopping Ctr.
Rancho Saguaro
Scottsdale Quarter
McDowell Mountain GC
N. 32nd St
N. 40th St
Thunderbird Rd
Paradise Valley Festival
Scottsdale Towne Square
Sweetwater Ave
Village Center
Paradise Plaza
Scottsdale
Taliesin West
Paradise Valley Village
Cactus Rd
Ancala Country Club
N. 24th St
Orange Tree Golf Resort
Mescal Medical Park
Village At Shea
HonorHealth Scottsdale Shea Medical Ctr.
Ancala Village Shopping Ctr.
E. Via Linda
Phoenix Mountains Preserve
Paradise Hills
Shea Blvd
Paradise Village Gateway
Shea 70 Plaza
Pima Crossing
Shea Blvd
Shea Plaza Shopping Center
Paradise Valley
Scottsdale Commons
Phoenix Sky Harbor Intl. Airport 18 miles
CVS Health
Lake Serena
Downtown Phoenix 12 miles
E. Via Linda

ARIZONA

Scottsdale Gilbert Retail Portfolio

1	Gilbert Gateway Towne Center	Gilbert, AZ
2	Scottsdale Towne Center	Scottsdale, AZ

Phoenix 20 miles
E. Southern Ave
Leisure World CC
Power Road Marketplace
202
Mountain Vista Medical Center
Ironwood Plaza Business Park
60
Superstition Frwy
Superstition Springs Ctr.
Mesa Pavilions
Superstition Frwy
Stonehenge Center
Mesa Shores
Lakeview Village
Greenfield Gateway
Banner Gateway Medical Ctr.
E. Baseline Rd
Superstition Gateway West
E. Baseline Rd
Higley Marketplace
Shops at Power and Baseline
Monte Vista Village Center
Sunland Springs Village
Apache Junction
Gilbert Crossings
Towne Meadows
E. Guadalupe Rd
MESA
Rancho Apache
S. Cooper Rd
S. Gilbert Rd
Village Ctr. Shopping Ctr.
S. Val Vista Dr
S. Higley Rd
S. Power Rd
Santan Frwy
S. Ellsworth Rd
S. Signal Butte Rd
S. Ironwood Dr
E. Elliot Rd
E. Elliot Rd
Apple Data Center
Val Vista Marketplace
Gilbert
Gateway Norte Business Park
E. Warner Rd
Greenfield Lakes GC
Eastmark
Gilbert Town Square
Western Skies Golf Course
Santan Frwy
PINAL COUNTY
E. Ray Rd
E. Ray Rd
Chandler Commons
Ashland Ranch
SanTan Village
Toka Sticks Golf Course
Phoenix-Mesa Gateway Airport
Gateway Frwy
E. Williams Field Rd
SanTan Village Marketplace
Arizona State Univ Poly. Campus
MARICOPA COUNTY
S. Ellsworth Rd
E. Pecos Rd
AZ HIGHWAY 24 UNDER CONSTRUCTION
Santan Frwy
Mercy Gilbert Medical Center
Gilbert Commerce Center
Chaparral Estates
Plaza at Power Marketplace
Chandler Mun. Airport
136th St
Higley Pavilion
S. Greenfield Rd
S. Higley Rd
S. Power Rd
Queen Creek
E. Queen Creek Rd
E. Queen Creek Rd
Chandler
Trilogy Golf Course at Power Ranch
Queen Creek Marketplace
San Tan Valley

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
35

Retail – Anchored Various Various, AZ	Collateral Asset Summary – Loan No. 4 Scottsdale Gilbert Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,000,000 56.5% 1.30x 10.8%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Property Type - Subtype:	Retail – Anchored
Borrower Sponsor(s):	Karim Kanjiyani, Saleem Kanjiyani and Yasmin Daredia	Collateral:	Fee
Borrower(s):	Gilbert Gateway Towne Center Holdings LLC and Imagine Scottsdale Towne Center, LLC	Location(4):	Various, AZ
Original Balance(1):	$51,000,000	Year Built / Renovated(4):	Various / Various
Cut-off Date Balance(1):	$51,000,000	Property Management:	Vestar Properties, Inc.
% by Initial UPB:	8.1%	Size:	432,068 SF
Interest Rate:	7.85000%	Appraised Value / Per SF(5):	$143,450,000 / $332
Note Date:	October 4, 2023	Appraisal Date(5):	Various
Original Term:	60 months	Occupancy(6):	97.3% (as of July 1, 2023)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI(7):	$8,754,331
Interest Only Period:	60 months	Underwritten NCF:	$8,365,470
First Payment Date:	November 6, 2023
Maturity Date:	October 6, 2028	Historical NOI
Additional Debt Type(1):	Pari Passu / Mezzanine	Most Recent NOI(7):	$7,243,383 (TTM June 30, 2023)
Additional Debt Balance(1)	$30,000,000 / $7,000,000	2022 NOI:	$7,025,360
Call Protection:	L(25),D(28),O(7)	2021 NOI(8):	NAV
Lockbox / Cash Management:	Hard / Springing	2020 NOI(8):	NAV

Reserves(2)				Financial Information(1)
	Initial	Monthly	Cap		Whole Loan	Total Debt
Taxes:	$222,032	$74,011	NAP	Cut-off Date Loan Per SF:	$187	$204
Insurance:	$92,009	$11,501	NAP	Maturity Date Loan Per SF:	$187	$204
Replacement Reserves:	$0	$5,401	$64,810	Cut-off Date LTV(5)	56.5%	61.3%
TI/LC:	$1,250,000	Springing	$648,102	Maturity Date LTV(5):	56.5%	61.3%
Deferred Maintenance:	$5,688	NAP	NAP	UW NOI DY:	10.8%	9.9%
Other(3):	$3,326,843	NAP	NAP	UW NCF DSCR:	1.30x	1.14x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$81,000,000	92.0%	Loan Payoff	$56,431,784	64.1%
Mezzanine Loan(9)	7,000,000	8.0	Return of Equity	23,267,850	26.4
			Upfront Reserves	4,896,572	5.6
			Closing Costs	3,403,794	3.9
Total Sources	$88,000,000	100.0%	Total Uses	$88,000,000	100.0%
(1)	The Scottsdale Gilbert Retail Portfolio Mortgage Loan (as defined below) is part of the Scottsdale Gilbert Retail Portfolio Whole Loan (as defined below) which is comprised of two pari passu promissory notes with an aggregate original principal balance of $81,000,000. The Scottsdale Gilbert Retail Portfolio Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”). The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Scottsdale Gilbert Retail Portfolio Whole Loan and the Scottsdale Gilbert Retail Portfolio Total Debt (as defined below).
(2)	See “Escrows and Reserves” below.
(3)	Other initial reserves include (i) an unfunded obligations reserve of $2,767,600, (ii) a free and gap rent reserve of $466,613 and (iii) a tenant improvement work reserve of approximately $92,630.
(4)	See the “Portfolio Summary” chart below.
(5)	The Appraised Value of $143,450,000 represents the prospective market value upon stabilization of both the Gilbert Gateway Towne Center Property (as defined below) and the Scottsdale Towne Center Property (as defined below) based on the assumptions that, with respect to the Gilbert Gateway Towne Center Property, Einstein Bros Bagels and The Great Greek Mediterranean complete tenant improvements by December 2023 and begin rent payments January 1, 2024 pursuant to such tenants’ respective leases and, with respect to the Scottsdale Town Center Property, all leasing and tenant improvement costs are paid for Mountainside Fitness and operations are stabilized by November 1, 2024. The table below shows the appraiser’s “as-is” conclusions. Based on the "as is" value of $133,590,000, the Cut-off Date LTV and Maturity Date LTV for the Scottsdale Gilbert Whole Loan are 60.6%, and the Cut-off Date LTV and Maturity Date LTV for the Scottsdale Gilbert Retail Portfolio Total Debt are 65.9%.
(6)	Occupancy includes Mountainside Fitness which has not yet taken occupancy and has a lease that is expected to commence on April 1, 2024 and The Great Greek Mediterranean and Einstein Bros Bagels which have not yet taken occupancy and have leases that are expected to commence on December 1, 2023. Gap rent for the tenants was reserved upfront. We cannot assure you any of these tenants will take occupancy as expected or at all.
(7)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to seven new leases commencing in 2023/2024 that account for $1,555,535 of underwritten base rent. This includes leases executed by Mountainside Fitness, The Great Greek Mediterranean and Einstein Bros Bagels, which have not yet taken occupancy.
(8)	2020 NOI and 2021 NOI are not available because the borrower sponsors acquired the Scottsdale Gilbert Retail Portfolio Properties (as defined below) in 2021.
(9)	See “Mezzanine Debt” below.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
36

Retail – Anchored Various Various, AZ	Collateral Asset Summary – Loan No. 4 Scottsdale Gilbert Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,000,000 56.5% 1.30x 10.8%

The Loan. The fourth largest mortgage loan (the “Scottsdale Gilbert Retail Portfolio Mortgage Loan”) is part of a whole loan (the “Scottsdale Gilbert Retail Portfolio Whole Loan”) secured by the borrowers’ fee interests in two anchored retail properties totaling 432,068 square feet located in Arizona (the “Scottsdale Gilbert Retail Portfolio Properties”). The Scottsdale Gilbert Retail Portfolio Whole Loan is comprised of two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $81,000,000. The Scottsdale Gilbert Retail Portfolio Whole Loan was originated on October 4, 2023 by CREFI and accrues interest at a fixed rate of 7.85000% per annum. The Scottsdale Gilbert Retail Portfolio Whole Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of the Scottsdale Gilbert Retail Portfolio Whole Loan is the payment date that occurs on October 6, 2028. The Scottsdale Gilbert Retail Portfolio Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $51,000,000. The Scottsdale Gilbert Retail Portfolio Whole Loan together with Scottsdale Gilbert Retail Portfolio Mezzanine Loan comprise the (“Scottsdale Gilbert Retail Portfolio Total Debt”). For additional information, see “Mezzanine Debt” below.

The table below summarizes the promissory notes that comprise the Scottsdale Gilbert Retail Portfolio Whole Loan. The relationship between the holders of the Scottsdale Gilbert Retail Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool— The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$51,000,000	$51,000,000	Benchmark 2023-V4	Yes
A-2	$30,000,000	$30,000,000	BMO 2023-5C2	No
Whole Loan	$81,000,000	$81,000,000

The Properties. The Scottsdale Gilbert Retail Portfolio Properties are comprised of a 263,978 square foot anchored retail property located at what is commonly known as 4684-5114 South Power Road in Gilbert, Arizona (the “Gilbert Gateway Towne Center Property”) and a 168,090 square foot anchored retail property located at 15454-15784 North Frank Lloyd Wright Boulevard in Scottsdale, Arizona (the “Scottsdale Towne Center Property”).

The following table presents certain information relating to the Scottsdale Gilbert Retail Portfolio Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated	Sq. Ft.(1)	Occupancy(1)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(2)(3)	U/W NOI(1)	% of U/W NOI
Gilbert Gateway Towne Center	Gilbert, AZ	2005 / 2010	263,978	96.0%	$46,500,000	57.4%	$80,410,000	$5,146,840	58.8%
Scottsdale Towne Center	Scottsdale, AZ	1995 / NAP	168,090	99.2%	34,500,000	42.6	63,040,000	3,607,491	41.2
Total			432,068	97.3%	$81,000,000	100.0%	$143,450,000	$8,754,331	100.0%
(1)	Based on the underwritten rent rolls dated July 1, 2023.
(2)	Source: Appraisals.
(3)	The Appraised Value of $143,450,000 represents the prospective market value upon stabilization of both the Gilbert Gateway Towne Center Property and the Scottsdale Towne Center Property based on the assumptions that, with respect to the Gilbert Gateway Towne Center Property, Einstein Bros Bagels and The Great Greek Mediterranean complete tenant improvements by December 2023 and begin rent payments January 1, 2024 pursuant to such tenants’ respective leases and, with respect to the Scottsdale Town Center Property, all leasing and tenant improvement costs are paid for Mountainside Fitness and operations are stabilized by November 1, 2024. The table below shows the appraiser’s “as-is” conclusions. Based on the "as is" value of $133,590,000, the Cut-off Date LTV and Maturity Date LTV for the Scottsdale Gilbert Whole Loan are 60.6%, and the Cut-off Date LTV and Maturity Date LTV for the Scottsdale Gilbert Retail Portfolio Total Debt are 65.9%.

Gilbert Gateway Towne Center

The Gilbert Gateway Towne Center Property is a 263,978 square foot anchored retail center located at what is commonly known as 4684-5114 South Power Road in Gilbert, Arizona. The Gilbert Gateway Towne Center Property was built in 2005, renovated in 2010, and is situated on an approximately 35.5-acre site that contains 1,355 parking spaces, resulting in a parking ratio of approximately 5.13 spaces per 1,000 square feet. The Gilbert Gateway Towne Center Property was 96.0% occupied by 44 unique tenants as of July 1, 2023. The largest tenants at the Gilbert Gateway Towne Center Property are Ross Dress for Less, Inc., Mega Furniture and Michaels.

Scottsdale Towne Center

The Scottsdale Towne Center Property is a 168,090 square foot anchored retail center located at 15454-15784 North Frank Lloyd Wright Boulevard in Scottsdale, Arizona. The Scottsdale Towne Center Property was built in 1995 and is situated on an approximately 16.7-acre site that contains 840 parking spaces, resulting in a parking ratio of approximately 5.00 spaces per 1,000 square feet. The Scottsdale

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
37

Retail – Anchored Various Various, AZ	Collateral Asset Summary – Loan No. 4 Scottsdale Gilbert Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,000,000 56.5% 1.30x 10.8%

Towne Center Property was 99.2% occupied by 29 unique tenants as of July 1, 2023. The largest tenants at the Scottsdale Towne Center Property are Mountainside Fitness, TJ Maxx and Ross Dress for Less, Inc.

Major Tenants. The three largest tenants based on underwritten base rent are Mountainside Fitness, Ross Dress for Less, Inc. and TJ Maxx.

Mountainside Fitness (50,320 square feet; 11.6% of net rentable area (“NRA”); 12.2% of underwritten base rent). Mountainside Fitness is an Arizona-based fitness center with 20 locations. Their gyms feature amenities that include group exercise classes, saunas, steam rooms, cycle studios, and premium workout equipment. Their staff also offers personal training and stretch therapy services. Mountainside Fitness has not yet taken occupancy at the Scottsdale Towne Center Property. The Mountainside Fitness lease is expected to commence in April 2024 and have a lease term through December 2038 followed by three, five-year renewal options and no termination options. However, we cannot assure you Mountainside Fitness’s lease will commence as expected or at all.

Ross Dress for Less, Inc. (“Ross”) (56,558 square feet; 13.1% of NRA; 8.1% of underwritten base rent). Founded in 1982, Ross is an off-price apparel and fashion chain in the United States. Ross has 1,722 locations across 41 states, the District of Columbia and Guam. Ross also operates 339 dd’s DISCOUNTS stores in 22 states. Ross has been a tenant at both the Gilbert Gateway Towne Center Property and the Scottsdale Towne Center Property since they were built in 2005 and 1995, respectively. Ross has a current lease term at the Gilbert Gateway Towne Center Property through January 2026 followed by one, five-year renewal option and no termination options. Ross also has a current lease term at the Scottsdale Towne Center Property through January 2032 followed by two, five-year renewal options and no termination options.

TJ Maxx (31,000 square feet; 7.2% of NRA; 4.4% of underwritten base rent). Founded in 1976, TJ Maxx is an American department store chain that specializes in selling off-priced goods. TJ Maxx operates over 1,300 locations across the United States. TJ Maxx has been a tenant at the Scottsdale Towne Center Property since September 1995 and has a current lease term through January 2026 followed by two, five-year extension options and no termination options.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
38

Retail – Anchored Various Various, AZ	Collateral Asset Summary – Loan No. 4 Scottsdale Gilbert Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,000,000 56.5% 1.30x 10.8%

The following table presents certain information relating to the tenants (of which, certain tenants may have cotenancy provisions) at the Scottsdale Gilbert Retail Portfolio Properties:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options
Mountainside Fitness(3)	NR/NR/NR	50,320	11.6%	$1,064,268	$21.15	12.2%	12/31/2038	N	3 x 5 Yr
Ross Dress for Less, Inc.(4)(5)	A2/BBB+/NR	56,558	13.1	706,999	$12.50	8.1	Various	N	Various
TJ Maxx	A2/A/NR	31,000	7.2	387,500	$12.50	4.4	1/31/2026	N	2 x 5 Yr
Mega Furniture	NR/NR/NR	28,428	6.6	341,136	$12.00	3.9	5/31/2032	N	2 x 5 Yr
Michaels	NR/NR/NR	23,690	5.5	319,815	$13.50	3.7	3/31/2025	N	1 x 5 Yr
Petsmart	B1/B+/NR	19,107	4.4	313,355	$16.40	3.6	1/31/2026	N	3 x 5 Yr
Cost Plus	NR/NR/NR	18,300	4.2	219,600	$12.00	2.5	1/31/2026	N	1 x 5 Yr
Bank Of America	A1/A-/NR	5,000	1.2	217,764	$43.55	2.5	10/21/2024	N	4 x 5 Yr
Walk-On Sports Bistreaux	NR/NR/NR	8,000	1.9	200,000	$25.00	2.3	3/31/2037	N	3 x 5 Yr
Texas Roadhouse	NR/NR/NR	8,000	1.9	179,685	$22.46	2.1	7/31/2028	N	3 x 5 Yr
Largest Tenants		248,403	57.5%	$3,950,122	$15.90	45.2%
Remaining Occupied(6)		171,927	39.8	4,795,374	$27.89	54.8
Total Occupied		420,330	97.3%	$8,745,495	$20.81	100.0%
Vacant		11,738	2.7
Total		432,068	100.0%
(1)	Based on the underwritten rent roll dated July 1, 2023. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Lease Terminations” in the Preliminary Prospectus for a description of co-tenancy provisions applicable to TJ Maxx, Ross Dress for Less, Inc., Michaels, Petsmart and Cost Plus. Other tenants also have co-tenancy provisions.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Mountainside Fitness has not yet taken occupancy but is expected to in April 2024.
(4)	Ross Dress for Less, Inc. occupies 29,788 square feet of space at the Gilbert Gateway Towne Center Property with a lease expiration of January 2026 and 26,770 square feet of space at the Scottsdale Towne Center Property with a lease expiration of January 2032.
(5)	Ross Dress for Less, Inc. has one, five-year renewal option remaining at the Gilbert Gateway Towne Center Property and two, five-year renewal options remaining at the Scottsdale Towne Center Property.
(6)	The Great Greek Mediterranean (2,400 square feet; 0.6% of NRA; 1.0% of underwritten rent) and Einstein Bros Bagels (1,500 square feet; 0.3% of NRA; 0.7% of underwritten rent) have not yet taken occupancy at the Gilbert Gateway Property and are expected to do so in December 2023. We cannot assure you that either tenant will take occupancy as expected or at all.

The following table presents certain information relating to the lease rollover schedule at the Scottsdale Gilbert Retail Portfolio Properties, based on initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	3,000	0.7	0.7%	95,293	1.1	31.76	2
2024	19,024	4.4	5.1%	526,607	6.0	27.68	6
2025	76,524	17.7	22.8%	1,801,295	20.6	23.54	20
2026	135,368	31.3	54.1%	2,319,962	26.5	17.14	16
2027	5,400	1.2	55.4%	162,396	1.9	30.07	3
2028	22,148	5.1	60.5%	635,031	7.3	28.67	8
2029	3,300	0.8	61.3%	80,522	0.9	24.40	1
2030	5,167	1.2	62.5%	156,249	1.8	30.24	3
2031	10,828	2.5	65.0%	215,971	2.5	19.95	3
2032	65,151	15.1	80.1%	958,950	11.0	14.72	4
2033	7,700	1.8	81.8%	281,950	3.2	36.62	3
2034 & Thereafter	66,720	15.4	97.3%	1,511,268	17.3	22.65	4
Vacant	11,738	2.7	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	432,068	100.0%		$8,745,495	100.0%	$20.81	73
(1)	Based on underwritten rent roll dated July 1, 2023
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
39

Retail – Anchored Various Various, AZ	Collateral Asset Summary – Loan No. 4 Scottsdale Gilbert Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,000,000 56.5% 1.30x 10.8%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Scottsdale Gilbert Retail Portfolio Properties:

Cash Flow Analysis(1)
	2022	T-12 6/30/2023(2)	U/W(2)	U/W Per SF
Base Rent(3)	$6,758,508	$7,163,796	$8,654,496	$20.03
Rent Steps(4)	0	0	90,999	0.21
Gross Up Vacancy	0	0	392,298	0.91
Gross Potential Rent	$6,758,508	$7,163,796	$9,137,793	$21.15
Total Reimbursements	2,756,510	2,900,781	3,126,967	7.24
Total Gross Income	$9,515,018	$10,064,576	$12,264,760	$28.39
Other Income(5)	147,817	192,153	189,836	0.44
(Vacancy / Credit Loss)	0	0	(613,238)	(1.42)
Effective Gross Income	$9,662,834	$10,256,730	11,841,358	$27.41
Management Fee	271,445	290,585	355,241	0.82
Real Estate Taxes	668,656	932,804	935,400	2.16
Insurance	70,026	125,014	131,442	0.30
Other Expenses(6)	1,627,348	1,664,944	1,664,944	3.85
Total Expenses	$2,637,475	$3,013,347	$3,087,027	$7.14
Net Operating Income	$7,025,360	$7,243,383	$8,754,331	$20.26
Capital Expenditures	0	0	64,810	0.15
TI/LC	0	0	324,051	0.75
Net Cash Flow	$7,025,360	$7,243,383	$8,365,470	$19.36

Occupancy (%)	92.1%	92.1%	95.0%
NCF DSCR(7)	1.09x	1.12x	1.30x
NOI Debt Yield(7)	8.7%	8.9%	10.8%
(1)	Historical Financial Information prior to 2022 is not available because the borrower sponsor acquired the Scottsdale Gilbert Retail Portfolio in 2021.
(2)	The increase from T-12 6/30/2023 NOI to U/W NOI is primarily attributable to seven new leases commencing in 2023/2024 that account for $1,555,535 of underwritten adjusted base rent. This includes leases executed by Mountainside Fitness, The Great Greek Mediterranean and Einstein Bros Bagels, which have not yet taken occupancy.
(3)	In Place Base Rent includes rent attributed to Mountainside Fitness which is scheduled to take occupancy in April 2024, The Great Greek Mediterranean which is expected to take occupancy in December 2023, and Einstein Bros Bagels which is expected to take occupancy December 2023. Gap rent for the tenants was reserved upfront.
(4)	U/W Rent Steps include straight line rent of $34,144 and contractual rent steps through September 2024 totaling $56,855.
(5)	Other Income includes signage, advertising and percentage rent attributable to certain tenants.
(6)	Other Expenses include CAM Expenses and general and administrative expenses.
(7)	Based on the Scottsdale Gilbert Retail Portfolio Whole Loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
40

Retail – Anchored Various Various, AZ	Collateral Asset Summary – Loan No. 4 Scottsdale Gilbert Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,000,000 56.5% 1.30x 10.8%

Appraisals. According to the appraisals, the Scottsdale Gilbert Retail Portfolio Properties had an “as-is” appraised value of $133,590,000 as of July 17, 2023 and a Prospective Market Value Upon Stabilization value of $143,450,000 which assumes with respect to the Gilbert Gateway Towne Center Property, the tenant improvements for Einstein Bros Bagels and The Great Greek Mediterranean are completed by December 2023 and rent payments begin January 1, 2024 pursuant to such tenants’ respective leases and, with respect to the Scottsdale Town Center Property, all leasing and tenant improvement costs are paid for Mountainside Fitness. The table below shows the appraiser’s “as-is” conclusions. Based on the "as-is" value of $133,590,000, the Cut-off Date LTV and Maturity Date LTV for the Scottsdale Gilbert Whole Loan are 60.6%, and the Cut-off Date LTV and Maturity Date LTV for the Scottsdale Gilbert Retail Portfolio Total Debt are 65.9%.

Scottsdale Gilbert Retail Portfolio(1)
Property	Value	Capitalization Rate
Gilbert Gateway Towne Center	$78,990,000	6.50%
Scottsdale Towne Center	$54,600,000	6.00%
Total / Wtd. Avg(2)	$133,590,000	7.15%
(1)	Source: Appraisals.
(2)	Total / Wtd. Avg is based on the appraised value of each Scottsdale Gilbert Retail Portfolio Property.

Environmental Matters. According to the Phase I environmental reports, dated July 25, 2023, there was no evidence of any recognized environmental conditions at the Scottsdale Gilbert Retail Portfolio Properties.

The Market. The Scottsdale Gilbert Retail Portfolio Properties consist of two anchored retail centers located in Gilbert, Arizona and Scottsdale, Arizona within the Phoenix metropolitan statistical area. According to the appraisal, as of the second quarter of 2023, the Phoenix MSA had inventory of 240,858,811 square feet, a vacancy rate of 4.7% and average asking rent of $17.33 per square foot.

The Gilbert Gateway Towne Center is located at what is commonly known as 4684-5114 South Power Road in Gilbert, Arizona and is within the Gilbert Retail submarket of the Phoenix metropolitan statistical area. According to the appraisal, as of the second quarter of 2023, the Gilbert Retail submarket had inventory of 17,127,133 square feet, a vacancy rate of 2.9% and average asking rent of $20.78 per square foot.

The Scottsdale Towne Center is located at 15454-15784 North Frank Lloyd Wright Boulevard in Scottsdale, Arizona and is within the North Scottsdale Retail submarket of the Phoenix MSA. According to the appraisal, as of the second quarter of 2023, the North Scottsdale Retail submarket had inventory of 13,967,906 square feet, a vacancy rate of 3.9% and average asking rent of $23.42 per square foot.

The following tables presents certain information relating to the demographics of the Scottsdale Gilbert Retail Portfolio Properties:

Demographics Summary(1)(2)
Property Name	City, State	Allocated Whole Loan Cut-off Date Balance	1-mile Population	3-mile Population	5-mile Population	1-mile Avg Household Income	3-mile Avg Household Income	5-mile Avg Household Income
Gilbert Gateway Towne Center	Gilbert, AZ	$46,500,000	8,593	83,983	260,874	$119,319	$141,550	$136,790
Scottsdale Towne Center	Scottsdale, AZ	$34,500,000	8,004	67,623	155,533	$119,554	$168,940	$172,514
Total / Wtd. Avg(3)		$81,000,000	8,342	77,015	216,007	$119,419	$153,216	$152,006
(1)	Source: Appraisals.
(2)	Demographic information represents 2023 estimates.
(3)	Total / Wtd. Avg is based on the allocated whole loan amount of each Scottsdale Gilbert Retail Portfolio Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
41

Retail – Anchored Various Various, AZ	Collateral Asset Summary – Loan No. 4 Scottsdale Gilbert Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,000,000 56.5% 1.30x 10.8%

The Borrowers and the Borrower Sponsors. The borrowers are Gilbert Gateway Towne Center Holdings LLC and Imagine Scottsdale Towne Center, LLC, each a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Scottsdale Gilbert Retail Portfolio Whole Loan. The borrower sponsors and non-recourse carveout guarantors are Karim Kanjiyani, Saleem Kanjiyani, and Yasmin Daredia. Karim Kanjiyani and Saleem Kanjiyani are brothers, and each of the three borrower sponsors is a real estate investor with approximately 25 years of experience in acquiring, repositioning, and operating anchored shopping centers.

Property Management. The Scottsdale Gilbert Retail Portfolio Properties are managed by Vestar Properties, Inc., a third-party property management company.

Initial and Ongoing Reserves. At origination of the Scottsdale Gilbert Retail Portfolio Whole Loan, the borrowers deposited approximately (i) $222,032 into a reserve account for real estate taxes, (ii) $92,009 into a reserve account for insurance premiums, (iii) $1,250,000 into a reserve account for tenant improvements and leasing commissions, and (iv) $2,767,600 into a reserve account for unfunded obligations, (v) $466,613 into a reserve account for free and gap rent, (vi) $92,630 into a reserve account for outstanding tenant improvement work and (vii) $5,688 into a deferred maintenance account.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $74,011) in each case, taking into account the amount payable by the applicable tenant that satisfies the Reserve Waiver Conditions. “Reserve Waiver Conditions” means each of the following: (i) no Trigger Period (as defined below) has occurred and is continuing, (ii) the applicable lease is in full force and effect with no defaults thereunder, (iii) the applicable premises leased under the applicable lease comprises of the entire tax parcel and the tenant under such lease is obligated to pay the entire tax bill for such tax parcel and (iv) the applicable tenant continues to make the payments and perform the obligations required under the applicable lease, in each case, relating to the obligations and liabilities for which the real estate tax account was established (directly to the applicable taxing authority) and the borrowers deliver to the lender evidence of the same by no later than the dates required under the Scottsdale Gilbert Retail Portfolio Whole Loan documents or the date the same were due, as applicable.

Insurance Reserve – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $11,501).

Replacement Reserve – On each monthly payment date, the borrowers are required to deposit approximately $5,401 into a replacement reserve, capped at $64,810.

TI / LC Reserve – On each monthly payment date beginning on the monthly payment date occurring in November 2024, the borrowers are required to deposit approximately $27,004 into a TI / LC reserve, subject to a cap of $648,102.

Lockbox / Cash Management. The Scottsdale Gilbert Retail Portfolio Whole Loan is structured with a hard lockbox and springing cash management. Upon the origination of the Scottsdale Gilbert Retail Portfolio Whole Loan, the borrowers were required to deliver a notice to each tenant directing them to remit all payments under the applicable lease directly to the lender-controlled lockbox account. All revenue received by the borrowers, or the property manager, is required to be deposited in the lockbox account immediately following receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, whereby the lender instructs the institution maintaining the lockbox account to transfer all funds on deposit in the lockbox account on each business day to a lender-controlled cash management account. Upon the occurrence and during the continuance of a Trigger Period, if lender elects to deliver a restricted account notice, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Scottsdale Gilbert Retail Portfolio Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds (i) to the extent that a Trigger Period has occurred and is continuing (other than due solely to the existence of a Mezzanine Loan Trigger Period (as defined below)), may be held by the lender in an excess cash flow reserve account as additional collateral for the Scottsdale Gilbert Retail Portfolio Whole Loan and (ii) to the extent that a Trigger Period due solely to the existence of a Mezzanine Loan Trigger Period has occurred and is continuing, be deposited into a reserve account for the payment of amounts owed under the Scottsdale Gilbert Retail Portfolio Mezzanine Loan agreement. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers; provided, however, that any excess cash flow required to satisfy the Specified Tenant excess cash flow condition (if applicable) will be retained by the lender in the excess cash flow account until such time as the applicable Specified Tenant stabilization conditions have been satisfied.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
42

Retail – Anchored Various Various, AZ	Collateral Asset Summary – Loan No. 4 Scottsdale Gilbert Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,000,000 56.5% 1.30x 10.8%

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio on the Scottsdale Gilbert Retail Portfolio Total Debt being less than 1.10x, (iii) the occurrence of a Specified Tenant Trigger Period (as defined below), and (iv) the occurrence of a Mezzanine Loan Trigger Period and (B) expiring upon (w) with regard to clause (i) above, the cure (if applicable) of such event of default, (x) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters, (y) with regard to clause (iii) above, a Specified Tenant Trigger Period ceasing to exist, and (z) in regards to clause (iv) above, a Mezzanine Loan Trigger Period ceasing to exist. Notwithstanding the foregoing, in the event of a Trigger Period due solely to a DSCR Cash Sweep Trigger Event (as defined below), such DSCR Cash Sweep Trigger Event will be conditionally waived if, within five days of the start of such Trigger Period, the borrowers post cash or a letter of credit acceptable to the lender in an amount that would need to be added to the underwritten net cash flow in order to achieve a debt service coverage ratio of 1.15x.

A “DSCR Cash Sweep Trigger Event” means any date on which the debt service coverage ratio of the Scottsdale Gilbert Retail Portfolio Total Debt is less than 1.10x.

A “Specified Tenant” means as applicable, (i) Mega Furniture, (ii) Mountainside Fitness Centers of Scottsdale Towne Center, L.L.C., (iii) any other lessee(s) of the Specified Tenant space (or any portion thereof) and (iv) any guarantor(s) of the applicable related Specified Tenant lease(s) including, without limitation, Mountainside Fitness Acquisitions, LLC, Saleem Kanjiyani, Karim Kanjiyani and Yasmin Daredia.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant being in default under the applicable Specified Tenant lease beyond any applicable notice and cure periods, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), (iii) Specified Tenant failing to be open for business during customary hours for ten consecutive business days and/or “going dark” in the Specified Tenant space (or applicable portion thereof), other than in connection with a permitted go dark event, (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of Specified Tenant not vacated, discharged or dismissed within 60 days, and (vii) Specified Tenant failing to extend or renew the applicable Specified Tenant lease for the applicable Specified Tenant renewal term on or prior to the earlier to occur of (1) the applicable Specified Tenant extension deadline and (2) the date required under a Specified Tenant lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder, in each case, in accordance with the applicable terms and conditions thereof and the Scottsdale Gilbert Retail Portfolio Whole Loan documents, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below), or (2) the borrowers leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the Scottsdale Gilbert Retail Portfolio Whole Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under its lease, all contingencies to effectiveness of such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established and, in the lender’s judgment, the applicable Specified Tenant excess cash flow condition is satisfied in connection therewith.

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) the Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant Lease in accordance with clause (vii) of the definition of “Specified Tenant Trigger Period”, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms thereof and the Scottsdale Gilbert Retail Portfolio Whole Loan documents for the Specified Tenant renewal term and, in lender’s judgment, the applicable Specified Tenant excess cash flow condition is satisfied in connection therewith, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

“Mezzanine Loan Trigger Period” means any period, from and after October 19, 2023, (A) commencing upon the earliest of (i) the date that mezzanine lender delivers written notice to lender that a mezzanine loan event of default exists, and (ii) the debt service coverage ratio of the Scottsdale Gilbert Retail Portfolio Total Debt being less than 1.10x, and (B) expiring upon (x) with regard to clause (i) above, the date that mezzanine lender delivers written notice to lender that a mezzanine loan event of default no longer exists, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio of the Scottsdale Gilbert Retail Portfolio Total Debt is equal to or greater than 1.15x for two consecutive calendar quarters. Notwithstanding the foregoing, a Mezzanine Loan Trigger Period shall not be deemed to expire in the event that a Mezzanine Loan Trigger Period then exists for any other reason.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
43

Retail – Anchored Various Various, AZ	Collateral Asset Summary – Loan No. 4 Scottsdale Gilbert Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,000,000 56.5% 1.30x 10.8%

Current Mezzanine or Secured Subordinate Indebtedness. On October 19, 2023, the borrowers obtained a mezzanine loan (the “Scottsdale Gilbert Retail Portfolio Mezzanine Loan”) in the amount of $7,000,000 from QFP II, LP. The Scottsdale Gilbert Retail Portfolio Mezzanine Loan accrues interest at a rate of 13.0000% per annum to be paid as part of each monthly debt service payment amount. The Scottsdale Gilbert Retail Portfolio Mezzanine Loan has a final maturity date of October 6, 2028. An intercreditor agreement between the lender under the Scottsdale Gilbert Retail Portfolio Whole Loan and the lender under the Scottsdale Gilbert Retail Portfolio Mezzanine Loan was executed simultaneously with the origination of the Scottsdale Gilbert Retail Portfolio Mezzanine Loan.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. None.

Release of Collateral. None.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
44

Hospitality – Full Service 1201 and 1113 Market Street Philadelphia, PA 19107	Collateral Asset Summary – Loan No. 5 Philadelphia Marriott Downtown	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 54.9% 1.53x 16.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
45

Hospitality – Full Service 1201 and 1113 Market Street Philadelphia, PA 19107	Collateral Asset Summary – Loan No. 5 Philadelphia Marriott Downtown	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 54.9% 1.53x 16.0%

PHILADELPHIA
Philadelphia Marriott Downtown
1201 and 1113 Market Street
Philadelphia, PA 19107
Center City
Spring Garden
Northern Liberties
Chinatown
Rittenhouse
Washington Square
Society Hill
South Philadelphia
Queen Village
Francisville Playground
Fairmount Ave
Ridge Ave
FAIRMOUNT
Edgar Allan Poe House
Spring Garden St
SPRING GARDEN
Community College of Philadelphia
Matthias Baldwin Park
Callowhill St
BROAD ST LINE
Vine St
Vine Street Expwy
Franklin Square
BENJAMIN FRANKLIN BRIDGE
PATCO
RACE-VINE
Race St
CHINATOWN
B. Franklin Pkwy
PA Academy of Fine Arts
Pennsylvania Convention Center
Federal Reserve Bank
National Constitution Center
United States Mint
Comcast Technology Center
Comcast Center
Suburban
Love Park
Municipal Services Bldg.
Arch St
READING TERMINAL MARKET
JFK Blvd
SEPTA
Market East
Independence Visitor Ctr.
IRS
5 Penn Center
2 Penn Center
City Hall
Aramak Tower
THE GALLERY AT MARKET EAST
MARKET-FRANKFORD LINE
15TH
CITY HALL
13TH
11TH
8TH
5TH
2ND
Market St
One & Two Liberty Place
The Shops at Liberty Place
Centre Square
Ritz-Carlton Philadelphia
Chestnut St
T. Jefferson University Hospital
Walnut Street Theatre
Liberty Bell
Natl. Mus. of American Jewish History
Benjamin Franklin Museum
The US Custom House
Philadelphia History Mus.
Independence Hall
INDEPENDENCE NATIONAL HISTORIC PARK
Museum of the American Revolution
Great Plaza at Penn's Landing
I-95 Park
PENN'S LANDING
Thomas Jefferson University
Willis Eye Hospital
Walnut St
First Bank of the US
Independence Seaport Museum
Rittenhouse Square
PATCO
Academy of Music
15TH/16TH
12TH/13TH
Locust St
LOCUST ST
Washington Square
Powel House
Korean War Memorial Park
Spruce St
Verizon Hall
University of the Arts
Oldest Hospital/ Pennsylvania Hospital Pine Building
Olympia Cruiser Submarine Becuna
Pine St
Thaddeus Kosciuszko Natl. Memorial
New Market
Lombard St
LOMBARD-SOUTH
South St
SOUTH STREET
Bainbridge St
Theatre of the Living Arts
Palumbo Playground
Monroe St
Fitzwater St
Catharine St
Christian St
Queen St
Carpenter St
Washington Ave
Passyunk Ave
Delaware Expwy
Christopher Columbus Blvd
Philadelphia Intl. Airport 8 miles
ELLSWORTH-FEDERAL
N Broad St
S Broad St
BROAD STREET LINE
N 18th St
N 17th St
N 16th St
N 15th St
N 13th St
N 12th St
N 11th St
N 10th St
N 9th St
N 8th St
N 7th St
N 4th St
N 3rd St
N 2nd St
N Front St
S 18th St
S 17th St
S 16th St
S 15th St
S 13th St
S 12th St
S 11th St
S 10th St
S 9th St
S 8th St
S 7th St
S 6th St
S 5th St
S 4th St
S 3rd St
S 2nd St
S Front St
611
676
30
675
95
3
Flemington
Quakertown
PENNSYLVANIA
Hopewell
Franklin Township
Lambertville
Princeton
Harleysville
Doylestown
Trenton
Pottstown
Montgomeryville
Lansdale
Newtown
Hamilton Twp.
TRENTON
Horsham
Feasterville-Trevose
Yardley
Langhorne
Phoenixville
Norristown
King of Prussia
Abington
Bensalem
Levittown
Conshohocken
Burlington
Malvern
Wayne
Ardmore
Mount Holly
PHILADELPHIA
Moorestown
Media
Yeadon
CAMDEN
Mount Laurel
NEW JERSEY
Chester Heights
Cherry Hill
Medford Township
Chester
Woodbury
Bellmawr
Lindenwold
DE
Gloucester Township
WILMINGTON
Swedesboro
WHARTON STATE FOREST

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
46

Hospitality – Full Service 1201 and 1113 Market Street Philadelphia, PA 19107	Collateral Asset Summary – Loan No. 5 Philadelphia Marriott Downtown	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 54.9% 1.53x 16.0%
Mortgage Loan Information				Property Information
Loan Seller(s):	JPMCB			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type / Subtype:	Hospitality / Full Service
Borrower Sponsor(s):	Oaktree Capital Management, LLC, Clearview Hotel Capital, LLC, Host LP			Collateral:	Fee(5)
Borrower(s):	Philadelphia Market Street HMC Hotel Limited Partnership., Philadelphia Market Street Marriott Hotel II Limited Partnership			Location:	Philadelphia, PA
Original Balance(1):	$50,000,000			Year Built / Renovated:	1995 / 2023
Cut-off Date Balance(1):	$50,000,000			Property Management:	Marriott Hotel Services, LLC
% by Initial UPB:	8.0%			Size:	1,408 Rooms
Interest Rate:	8.70500%			Appraised Value / Per Room:	$391,300,000 / $277,912
Note Date:	October 25, 2023			Appraisal Date:	September 7, 2023
Original Term:	60 months			Occupancy:	57.1% (as of 9/30/2023)
Amortization:	Interest Only			UW Economic Occupancy:	60.2%
Original Amortization:	NAP			Underwritten NOI:	$34,500,562
Interest Only Period:	60 months			Underwritten NCF:	$29,075,976
First Payment Date:	December 6, 2023
Maturity Date:	November 6, 2028			Historical NOI
Additional Debt Type(1)(2):	Pari Passu			Most Recent NOI:	$33,559,922 (TTM September 30, 2023)
Additional Debt Balance(1)	$165,000,000			2022 NOI(5):	$25,990,687
Call Protection(3):	L(24),DorYM0.5(29),O(7)			2021 NOI(5):	($2,422,803)
Lockbox / Cash Management:	Soft / Springing			2020 NOI(5):	($10,617,103)

Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / Room:	$152,699
Taxes:	$0	Springing	NAP	Maturity Date Loan / Room:	$152,699
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	54.9%
FF&E:	$0	Springing	NAP	Maturity Date LTV:	54.9%
Other:	$0	Springing	NAP	UW NOI DY:	16.0%
				UW NCF DSCR:	1.53x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$215,000,000	89.9%	Loan Payoff:	$237,270,647	99.2%
Borrower Sponsor Equity(7):	24,286,718	10.1	Closing Costs:	2,016,071	0.8

Total Sources	$239,286,718	100.0%	Total Uses	$239,286,718	100.0%
(1)	The Philadelphia Marriott Downtown Mortgage Loan (as defined below) is part of the Philadelphia Marriott Downtown Whole Loan (as defined below), which is evidenced by twelve pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $215,000,000. The Financial Information in the chart above is based on the aggregate outstanding balance as of the Cut-off Date of the Philadelphia Marriott Downtown Whole Loan.
(2)	Each of the borrowers is the lender to a certain working capital loan to the Operating Lessee (as defined below) secured by, among other things, all of the Operating Lessee’s interest in and to all tangible and intangible personal property at the Philadelphia Marriott Downtown Property. In addition, there currently exist six unsecured intercompany loans among the Downtown Borrower (as defined below) and various other affiliates of the borrowers. Each of the foregoing is subordinate to the Philadelphia Marriott Downtown Mortgage Loan. See “Description of the Mortgage Pool–Additional Indebtedness–Permitted Unsecured Debt and Other Debt” in the Preliminary Prospectus.
(3)	The lockout period is required to be at least 24 payments beginning with and including the first payment date of December 6, 2023. After the earlier of (x) the date that is two years from the closing date of the securitization that includes the last note of the Philadelphia Marriott Downtown Whole Loan to be securitized and (y) October 25, 2026 (the “Lockout Expiration Date”), which is the date that is three years from the origination date of the Philadelphia Marriott Downtown Whole Loan, the borrowers may prepay the Philadelphia Marriott Downtown Whole Loan at any time in whole (but not in part), subject to payment of the yield maintenance premium if such prepayment occurs before May 6, 2028 (the “Permitted Prepayment Date”). In addition, the borrowers may defease the Philadelphia Marriott Downtown Whole Loan in whole (but not in part) after the Lockout Expiration Date and prior to the Permitted Prepayment Date. The assumed lockout period of 24 months is based on the expected closing date of the Benchmark 2023-V4 securitization in November 2023. The actual lockout period may be longer.
(4)	See “Initial and Ongoing Reserves”.
(5)	The Philadelphia Marriott Downtown Whole Loan is secured by both the borrowers’ fee interest in the substantial portion of the Philadelphia Marriott Downtown Property as well as the borrowers’ subleasehold interest in the skybridge that connects the two buildings constituting the Philadelphia Marriott Downtown Property with the Pennsylvania Convention Center and the parcel of land that allows an overhang and partial driveway that form part of the entrance to one of the two buildings. See “Ground Lease” below for additional information.
(6)	The increase from Historical NCF to T-12 9/30/2023 NCF and Underwritten NCF is primarily attributable to increases in room revenue and F&B revenue following impact of the COVID-19 pandemic in 2020 and 2021. Historical performance was largely impacted by the COVID-19 pandemic, during which the Philadelphia Marriott Downtown Property (as defined below) was closed from April 10, 2020 through May 27, 2021 and underwent extensive renovations including renovation of 1,408 guestrooms.
(7)	See “Description of the Mortgage Pool–Additional Indebtedness–Preferred Equity and Preferred Return Arrangements” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
47

Hospitality – Full Service 1201 and 1113 Market Street Philadelphia, PA 19107	Collateral Asset Summary – Loan No. 5 Philadelphia Marriott Downtown	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 54.9% 1.53x 16.0%

The Loan. The sixth largest mortgage loan (the “Philadelphia Marriott Downtown Mortgage Loan”) is part of a whole loan (the “Philadelphia Marriott Downtown Whole Loan”) secured by the borrowers’ fee and subleasehold interests in the Philadelphia Marriot Downtown, a 1,408 room full service hotel located in Philadelphia, Pennsylvania (the “Philadelphia Marriott Downtown Property”). The Philadelphia Marriott Downtown Mortgage Loan has an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $50,000,000. The Philadelphia Marriott Downtown Whole Loan is comprised of 12 pari passu notes, with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $215,000,000 and was co-originated by Barclays Capital Real Estate Inc. (“Barclays”), JPMorgan Chase Bank, National Association (“JPMCB”) and Wells Fargo Bank, National Association (“WFB”) on October 25, 2023.

The table below summarizes the promissory notes that comprise the Philadelphia Marriott Downtown Whole Loan. The relationship between the holders of the Philadelphia Marriott Downtown Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool— The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Philadelphia Marriott Downtown Whole Loan will be serviced under the pooling and servicing agreement for Benchmark 2023-V4, until the controlling note A-1 is securitized, whereupon the Philadelphia Marriott Downtown Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$55,000,000	$55,000,000	Barclays(1)	Yes
A-2	25,000,000	25,000,000	Benchmark 2023-V4	No
A-3	20,000,000	20,000,000	WFB(1)	No
A-4	10,000,000	10,000,000	Barclays(1)	No
A-5	15,000,000	15,000,000	Benchmark 2023-V4	No
A-6	15,000,000	15,000,000	WFB(1)	No
A-7	6,666,667	6,666,667	Barclays(1)	No
A-8	10,000,000	10,000,000	Benchmark 2023-V4	No
A-9	10,000,000	10,000,000	WFB(1)	No
A-10	26,666,666	26,666,666	WFB(1)	No
A-11	10,000,000	10,000,000	JPMCB(1)	No
A-12	11,666,667	11,666,667	JPMCB(1)	No
Whole Loan	$215,000,000	$215,000,000
(1)	The notes held by the lenders are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Property. The Philadelphia Marriott Downtown Property is a 23-story, 1,408-room full service hotel built in 1995 and most recently renovated from 2020 through 2023. The Philadelphia Marriott Downtown Property consists of two buildings: (i) a 23-story main tower with 1,198 rooms built in 1995, connected to the Pennsylvania Convention Center via a skybridge, and (ii) a nine-story building with 210 rooms built in 1893 as a railroad terminal building and converted to hospitality use in 1990. The nine-story building is part of a larger condominium regime that includes the Philadelphia Marriott Downtown Property (one unit) and two additional units consisting of a retail component and a public access space component. The borrower sponsor generally controls the condominium association via an approximately 71% of the ownership interest in the common elements and, approximately 82% of the voting rights in the related condominium association and having the right to appoint two of the three board seats.

Since 2014, the Philadelphia Marriott Downtown Property has undergone several renovations, totaling approximately $46.8 million in investments from the borrower sponsors. The most recent $41.9 million renovation began in June 2020, during which time the Philadelphia Marriott Downtown Property was closed from April 10, 2020 through May 27, 2021. Over $31.1 million was invested in a full renovation of the 1,408 guestrooms beginning in 2020. The guestroom renovations included upgrades to meet the latest in Marriott brand standards, which include new case goods, soft goods and bathroom upgrades. An additional $7.4 million was invested to enhance public spaces, including a full lobby renovation.

The Philadelphia Marriott Downtown Property features a direct connection via a skybridge to the Pennsylvania Convention Center, the 14th largest exhibition space in the country. The Pennsylvania Convention Center is a multi-use public facility located one block away from the Philadelphia Marriott Downtown Property and is designed to accommodate large conventions, exhibitions, conferences and other events. Although the number of guests and events at the Pennsylvania Convention Center declined in 2021 due to closures related to the COVID-19 pandemic, 2022 saw the return of large in-person events. In 2022, the Pennsylvania Convention Center hosted 19 citywides (gatherings that generate 2,000 or more hotel room stays on a peak night) for the first time since 2019. In total, 2022 saw the

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
48

Hospitality – Full Service 1201 and 1113 Market Street Philadelphia, PA 19107	Collateral Asset Summary – Loan No. 5 Philadelphia Marriott Downtown	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 54.9% 1.53x 16.0%

Pennsylvania Convention Center report 224 events (including 19 citywides), gathering 494,300 attendees and generating 513,400 room nights. According to the appraisal, 223 events are planned to be held in 2023, including 14 citywide.

The Philadelphia Marriott Downtown Property features various amenities including an indoor swimming pool, a fitness center, a business center, a guest laundry room, a sundries shop, and vending and ice machines. Further, the Philadelphia Marriott Downtown Property also has four different food and beverage outlets: Circ Bar, Thirteen Restaurant, Center City Pantry and Liberty Lanes Pub. The Circ Bar is located in the middle of the ground level and serves as a centralized social hub. The Circ Bar serves lunch, dinner and also offers a full service bar. Thirteen Restaurant is open for breakfast, lunch and dinner. Breakfast is served buffet style with the food being a fusion between American and Mediterranean flavors. The space features both a covered outdoor patio and a private indoor dining area. Center City Pantry is located in the lobby of the Philadelphia Marriott Downtown Property and is a retail shop consisting of convenience items as well as freshly brewed coffee and bakery items. Center City Pantry also sells various snacks, ice cream, sandwiches and alcoholic beverages. Liberty Lanes Pub is a restaurant featuring duckpin bowling, billiards and seven large-screen TVs. The space serves specialty cocktails and light foods and is equipped to handle private events up to 120 people. The Philadelphia Marriott Downtown Property also includes the 1201 Innovation Lab, a re-purposed room intended to provide innovative tastings and food demonstrations for groups. The kitchen has a hydroponic garden system, a mushroom farm and a resident mixologist to develop cocktails tailored towards the guests’ themes and demographics. Additionally, a portion of the Philadelphia Marriott Downtown Property is leased to third party retail tenants, including FedEx, T-Mobile and Starbucks. Starbucks went dark in June 2023 but is required to pay rent through its lease expiration in February 2025.

As of September 30, 2023, the Philadelphia Marriott Downtown Property had a trailing twelve month occupancy of 57.1%, ADR of $230.42 and RevPAR of $131.55. Total revenue at the Philadelphia Marriott Downtown Property is comprised of four components: rooms (64.9% of underwritten revenue), food and beverage (30.2% of underwritten revenue), other operated departments (2.0% of underwritten revenue) and miscellaneous income (2.9% of underwritten revenue). According to the appraisal, the demand segmentation in 2022 for the Philadelphia Marriott Downtown Property was 70% meeting and group, 14% leisure, 14% commercial and 2% extended stay. The Philadelphia Marriott Downtown Hotel has over 93,000 square feet of conference space. The largest of its 72 distinct conference rooms/ballrooms is 34,000 square feet and accommodates up to 4,500 attendees and. Other rooms include the Liberty Ballroom, The Gallery and the Independence Ballroom. The Liberty Ballroom is appropriate for weddings and receptions, featuring arched ceilings and an outdoor balcony overlooking Philadelphia. The Liberty Ballroom contains 6,000 square feet of space and can accommodate 650 wedding guests. The newest event space, The Gallery, is on the ground level and has access to both the street and the hotel. Inside is a large media wall and state-of-the-art audio equipment. The Independence Ballroom measures 2,640 square feet and is perfect for sit down gatherings with space for 280 guests in a cocktail-style event.

The following table presents certain information relating to the performance of the Philadelphia Marriott Downtown Property:

Historical Occupancy, ADR, RevPAR
	Philadelphia Marriott Downtown Property(1)			Competitive Set(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2019	80.3%	$196.81	$158.12	70.4%	$187.17	$131.76	114.1%	105.2%	120.0%
2020	12.9%	$158.40	$20.45	26.0%	$142.54	$37.04	49.6%	111.1%	55.2%
2021	20.6%	$181.77	$37.37	35.1%	$159.20	$55.80	58.7%	114.2%	67.0%
2022	46.4%	$221.64	$102.75	51.7%	$196.83	$101.69	89.7%	112.6%	101.0%
9/30/2023 TTM(4)	57.1%	$230.42	$131.55	54.9%	$204.08	$112.11	104.0%	112.9%	117.3%
(1)	Based on operating statements provided by the sponsor.
(2)	Data obtained from third-party hospitality research reports.
(3)	The competitive set consists of the following hotels: Sonesta Philadelphia, DoubleTree by Hilton Hotel Philadelphia Center City, Sheraton Philadelphia Downtown, Westin Philadelphia, Philadelphia Marriott Old City, Loews Philadelphia and The Notary Hotel Autograph Collection.
(4)	TTM represents the trailing 12-month period ending September 30, 2023.

Appraisal. The appraisal concluded to an “as is” appraised value for the Philadelphia Marriott Downtown Property of $391,300,000 as of September 7, 2023.

Appraisal Valuation Summary
Appraisal Approach	Appraised Value	Capitalization Rate
Discounted Cash Flow Approach	$391,300,000	8.25%(1)
Direct Capitalization Approach	$394,100,000	8.00%
(1)	Represents the terminal capitalization rate. The implied capitalization rate based on the appraiser’s year one cash flow is 7.23%.

Environmental Matters. According to the Phase I environmental site assessments dated September 20, 2023, there was no evidence of any recognized environmental conditions at the Philadelphia Marriott Downtown Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
49

Hospitality – Full Service 1201 and 1113 Market Street Philadelphia, PA 19107	Collateral Asset Summary – Loan No. 5 Philadelphia Marriott Downtown	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 54.9% 1.53x 16.0%

The Market. The Philadelphia Marriott Downtown Property is located in downtown Philadelphia, Pennsylvania, within the greater Philadelphia Central Business District. According to the appraisal and a third party market research report, the Philadelphia CBD submarket is comprised of over 68 properties and around 15,000 rooms. The Philadelphia Marriott Downtown Property is the largest hotel in the area, with approximately 10% of the total rooms in the market. Philadelphia has a population of approximately 4.3 million and an income per capita of $41,000 as of January 2023. The Philadelphia CBD submarket is characterized by upper-scale hotels with over half of all rooms being luxury or upper upscale, a proportion found in less than 5% of U.S. submarkets. Similarly, the Philadelphia market as a whole has a larger proportion of high-end lodging than the typical U.S. market. While COVID-19 severely weakened the submarket, twelve-month RevPAR in the Philadelphia CBD hotel submarket has seen a 25.4% year-over-year increase as of August 31, 2023 and, according to a third party research report, is forecasted to achieve 81% RevPAR recovery to 2019 by year-end 2023.

The Philadelphia Marriott Downtown Property is the only hotel that features direct access to the Pennsylvania Convention Center, the 14th largest exhibition space in the country. The Pennsylvania Convention Center contains more than two million square feet of space across 82 meeting rooms, seven exhibition halls, six ballrooms, a grand hall and atrium. In 2019, the Pennsylvania Convention Center hosted 180 events that attracted over 1.2 million attendees. The Pennsylvania Convention Center underwent a $786 million expansion in 2011.

The Philadelphia Marriott Downtown Property is located 12.3 miles from the Philadelphia International Airport and has access into streets such as Market Street and Arch Street, both gateways to the rest of the downtown area. Additionally, the Philadelphia Marriott Downtown Property is located 1.2 miles from the Philadelphia 30th Street Amtrak station. More than 4.4 million rail passengers use the Philadelphia rail system each year and the Philadelphia 30th Street Amtrak station is the third busiest Amtrak station in the country due to its high speed connections into Boston, New York, Baltimore and Washington D.C. According to the Bureau of Transportation Statistics and the Transportation Security Administration, Philadelphia saw an increase of 7.3 million total rail passengers between 1990 and 2020, growing at a compounded average growth over this period of 3.9%. The Philadelphia Marriott Downtown Property is also located within close proximity to several popular attractions such as the Independence Hall, the Liberty Bell and the Reading Terminal Market. Philadelphia is also home to five different professional sports teams including the 76ers (NBA), Eagles (NFL), Flyers (NHL), Phillies (MLB) and Union (MLS).

The following table presents certain information relating to the primary hotel competition for the Philadelphia Marriott Downtown Property.

Competitive Set(1)
			2022 Market Mix				2022 Operating Statistics
Property	Year Built	Number of Rooms	Commercial	Meeting and Group	Leisure	Extended Stay	Occupancy	ADR	RevPAR
Philadelphia Marriott Downtown(2)	1995	1,408	14%	70%	14%	2%	57.1%	$230.42	$131.55
Sonesta Philadelphia	1971	439	39%	25%	30%	6%	30%-35%	$190-$195	$60-$65
DoubleTree by Hilton Hotel Philadelphia Center City	1980	481	20%	56%	21%	3%	45%-50%	$200-$205	$90-$95
Sheraton Philadelphia Downtown	1980	762	14%	70%	14%	2%	50%-55%	$205-$210	$105-$110
Westin Philadelphia	1990	294	30%	34%	31%	5%	50%-55%	$210-$215	$115-$120
Philadelphia Marriott Old City	1986	364	24%	47%	25%	4%	50%-55%	$210-$215	$110-$115
Loews Philadelphia	2000	581	18%	70%	9%	3%	50%-55%	$195-$200	$105-$110
The Notary Hotel Autograph Collection	1999	499	31%	30%	34%	5%	55%-60%	$205-$210	$120-$125
(1)	Source: Appraisal unless otherwise noted. Competitive set occupancy, ADR and RevPAR are based on estimated 2022 values.
(2)	Number of Rooms, Occupancy, ADR and RevPAR are per the UW as of September 30, 2023.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
50

Hospitality – Full Service 1201 and 1113 Market Street Philadelphia, PA 19107	Collateral Asset Summary – Loan No. 5 Philadelphia Marriott Downtown	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 54.9% 1.53x 16.0%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Philadelphia Marriott Downtown Property:

Cash Flow Analysis(1)(2)
	2019	2020	2021	2022	T-12 9/30/2023	UW	UW Per Room
Room Revenue	$81,261,150	$10,536,633	$19,204,417	$52,802,945	$67,604,104	$72,120,141	$51,222
F&B Revenue	34,561,479	4,102,758	4,438,021	26,806,221	33,363,703	$33,501,795	23,794
Other Departmental Income	3,091,293	573,441	1,110,012	1,973,829	2,083,544	$2,220,038	1,577
Miscellaneous Income	2,919,143	2,880,099	2,163,742	3,566,146	3,503,777	$3,234,813	2,297
Total Revenue	$121,833,065	$18,092,932	$26,916,192	$85,149,141	$106,555,128	$111,076,788	$78,890

Rooms Expense	20,634,509	5,629,182	5,684,824	13,171,864	16,448,709	17,085,119	12,134
F&B Expense	22,133,817	5,762,213	5,242,478	16,971,634	21,711,930	21,632,811	15,364
Other Departmental Expenses	0	0	0	80,765	32,501	1	0
Total Departmental Expenses	$42,768,326	$11,391,395	$10,927,302	$30,224,262	$38,193,140	$38,717,931	$27,499

Departmental Profit	$79,064,739	$6,701,536	$15,988,890	$54,924,879	$68,361,988	$72,358,857	$51,391

Total Undistributed Expenses	$24,497,194	$11,215,882	$11,592,653	$21,303,490	$25,043,963	$25,443,716	$18,071
Gross Operating Profit	$54,567,545	($4,514,345)	$4,396,237	$33,621,389	$43,318,025	$46,915,141	$33,320

Management Fee	3,560,969	532,165	799,243	2,489,176	3,112,913	3,254,752	2,312
Incentive Management Fee	6,121,232	0	0	0	1,606,209	3,596,862	2,555
Real Estate Taxes	4,144,318	4,233,243	4,489,532	3,377,144	3,045,199	3,836,380	2,725
Property Insurance	566,212	462,754	538,172	768,375	789,920	618,049	439
Other Non-Operating Expenses	901,591	874,595	992,092	996,006	1,203,861	1,108,536	787
Total Other Expenses	$15,294,323	$6,102,758	$6,819,039	$7,630,702	$9,758,103	$12,414,578	$8,817
Net Operating Income	$39,273,222	($10,617,103)	($2,422,803)	$25,990,687	$33,559,922	$34,500,562	$24,503
FF&E(3)	8,308,932	1,241,670	1,842,988	4,908,954	5,188,093	5,424,586	3,853
Net Cash Flow	$30,964,291	($11,858,773)	($4,265,790)	$21,081,733	$28,371,829	$29,075,976	$20,651
NOI DSCR(4)	2.07x	(0.56)x	(0.13)x	1.37x	1.77x	1.82x
NCF DSCR(4)	1.63x	(0.62)x	(0.22)x	1.11x	1.50x	1.53x
NOI Debt Yield(4)	18.3%	(4.9)%	(1.1)%	12.1%	15.6%	16.0%
NCF Debt Yield(4)	14.4%	(5.5)%	(2.0)%	9.8%	13.2%	13.5%
(1)	Certain items such as depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	The increase from Historical NCF to T-12 9/30/2023 NCF and Underwritten NCF is primarily attributable to increases in room revenue and F&B revenue following the impact of the COVID-19 pandemic in 2020 and 2021. Historical performance was largely impacted by the COVID-19 pandemic, during which the Philadelphia Marriott Downtown Property was closed from April 10, 2020 through May 27, 2021 and underwent extensive renovations including renovation of 1,408 guestrooms.
(3)	The FF&E reserve was temporarily increased to 7% from 2019 through July 2023 to repay a temporary reduction of the FF&E reserve % in 2015.
(4)	DSCR and Debt Yield statistics are based on the Philadelphia Marriott Downtown Whole Loan.

The Borrowers and the Borrower Sponsors. The borrowers, Philadelphia Market Street HMC Hotel Limited Partnership (the “Downtown Borrower”) and Philadelphia Market Street Marriott Hotel II Limited Partnership, are both Delaware limited partnerships. The borrower sponsors are Oaktree Capital Management, LLC (“Oaktree”), Clearview Hotel Capital, LLC (“Clearview”), and Host Hotels & Resorts L.P. Oaktree and Clearview comprise the majority of the sponsorship and collectively hold an 89% interest in the Philadelphia Marriott Downtown Property while Host Hotels & Resorts retains an 11% non-voting interest. The guarantor is the Oaktree Real Estate Opportunities Fund VI, L.P., a fund controlled by Oaktree Capital Management, L.P. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Philadelphia Marriott Downtown Whole Loan.

Oaktree Capital Management, L.P. is an experienced global investment management firm that was founded in 1995 with a primary focus on real assets. As of June 2023, Oaktree had $179 billion in assets under management, with over 1,100 employees across 21 offices across the world. Clearview Hotel Capital, LLC is a privately held hotel investment and advisory company focused on acquiring, renovating, and managing hotels in urban and unique areas. Since its founding in 2007, Clearview has acquired over $2.0 billion worth of hotels containing nearly 17,000 rooms and completed over $170 million in renovations. Host Hotels & Resorts, Inc is the largest publicly traded lodging REIT. As of December 2022, Host Hotels & Resorts, Inc. owned 77 luxury and upper-upscale hotels.

Property Management. The Philadelphia Marriott Downtown Property is managed by Marriott Hotel Services, LLC.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
51

Hospitality – Full Service 1201 and 1113 Market Street Philadelphia, PA 19107	Collateral Asset Summary – Loan No. 5 Philadelphia Marriott Downtown	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 54.9% 1.53x 16.0%

Initial and Ongoing Reserves.

Tax Escrows – During the continuance of a Cash Sweep Period (as defined below), the borrowers are required to deposit monthly 1/12 of an amount which the lender estimates would be sufficient to pay taxes (other than hotel taxes) for the next ensuing 12 months.

Insurance Escrows – During the continuance of a Cash Sweep Period, the borrowers are required to deposit monthly 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage, unless the borrowers maintain a blanket insurance policy in accordance with the Philadelphia Marriott Downtown Whole Loan documents.

FF&E Reserve – During the continuance of a Cash Sweep Period, the borrowers are required to deposit monthly into the replacement reserve account an amount equal to the greater of (i) 4% of the gross revenue generated in the immediately preceding calendar month and (ii) the reserves for FF&E required by the related management agreement or franchise agreement to fund the costs of the required FF&E work. The borrowers will not be required to make monthly deposits into the FF&E Reserve account if: (i) the Philadelphia Marriott Downtown Property is managed by the hotel manager under the management agreement as in effect as of the loan origination; (ii) the management agreement remains in full force and effect; and (iii) such hotel manager is maintaining the cash management system and FF&E reserves as set forth in the management agreement.

Condominium Funds – During the continuance of a Cash Sweep Period, the borrowers are required to deposit monthly an amount that would be sufficient to pay the assessments and other expenses owed under the condominium documents during the ensuing twelve months. Notwithstanding the foregoing, the borrowers are not required to reserve for condominium funds, provided that the Philadelphia Marriott Downtown Property is managed by the manager under the management agreement as in effect as of the loan origination and the manager is paying such condominium expenses as operating expenses directly to the condominium association and the borrowers provide evidence reasonably satisfactory to the lender that the condominium expenses have been paid.

Lockbox / Cash Management. The Philadelphia Marriott Downtown Whole Loan is structured with a soft lockbox and springing cash management. On each business day, all funds in the lockbox accounts will be swept to an account designated by the borrowers, unless a Cash Sweep Period is continuing, in which case such funds are required to be swept on each business day into a cash management account controlled by the lender, at which point, following payment of taxes and insurance, debt service, bank fees, operating expenses and required reserves, all funds are required to be deposited into the excess cash flow reserve, to be held by the lender as additional security for the Philadelphia Marriott Downtown Whole Loan and disbursed in accordance with the terms of the Philadelphia Marriott Downtown Whole Loan documents.

A “Cash Sweep Period” means the occurrence of (a) an event of default under the Philadelphia Marriott Downtown Whole Loan documents, or (b) the debt service coverage ratio for the Philadelphia Marriott Downtown Whole Loan based on the trailing 12-month period immediately preceding the date of such determination being less than 1.20x for two consecutive calendar quarters.

A Cash Sweep Period may be cured upon the occurrence of the following: (i) with respect to clause (a) above, the acceptance by the lender of a cure of such event of default in accordance with the Philadelphia Marriott Downtown Whole Loan documents and (ii) with respect to clause (b) above, (x) the achievement of a debt service coverage ratio for the Philadelphia Marriott Downtown Whole Loan of 1.20x or greater for two consecutive calendar quarters based upon the trailing 12-month period immediately preceding the date of determination or (y) the borrowers have prepaid the Philadelphia Marriott Downtown Whole Loan in an amount sufficient such that the debt service coverage ratio for the Philadelphia Marriott Downtown Whole Loan is equal to or greater than 1.20x, in which case such Cash Sweep Period will immediately cease.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. The Philadelphia Marriott Downtown Whole Loan documents permit future mezzanine debt secured by a pledge of direct equity interests in the borrowers subject to the satisfaction of certain conditions including, among others, (i) immediately after giving effect to such debt (x) the combined loan-to-value ratio may not exceed 54.9%, (y) the combined net operating income debt yield, as calculated in accordance with the Philadelphia Marriott Downtown Whole Loan documents, is at least 13.2% and (z) the combined net operating income debt service coverage ratio, as calculated in accordance with the Philadelphia Marriott Downtown Whole Loan documents, is at least 1.50x, (ii) execution of a subordination and intercreditor agreement reasonably acceptable to the lender and satisfactory to the rating agencies.

Release of Collateral. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
52

Hospitality – Full Service 1201 and 1113 Market Street Philadelphia, PA 19107	Collateral Asset Summary – Loan No. 5 Philadelphia Marriott Downtown	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 54.9% 1.53x 16.0%

Operating Lease. Each borrower has entered into an operating lease (each, an “Operating Lease”) with CCMH Philadelphia Mkt. LLC (the “Operating Lessee”), an affiliate of the borrowers. The Operating Lessee (i) is a party to the mortgage and grant the lender a first priority security interest in the leasehold interest created by each Operating Lease, and (ii) has caused both of its members to pledge their respective membership interests in the Operating Lessee in favor of the lender. All cash generated at the Philadelphia Marriott Downtown Property is required to flow from the manager (the “Manager”) under the related management agreement between the Manager and the Operating Lessee, to the Operating Lessee, who is required to deposit all revenue into a restricted account pledged to the lender. Each Operating Lease expires in December 2034 if all renewals period are exercised. See “Description of the Mortgage Pool–Tenant Issues–Affiliated Leases and Master Leases” in the Preliminary Prospectus.

Ground Lease. The Philadelphia Marriott Downtown Property is substantially owned in fee by the borrowers; however, (i) a sky-bridge (the “Bridge”) connecting the main building of the Philadelphia Marriott Downtown Property and the Pennsylvania Convention Center and (ii) a parcel of land, which allows for an overhang and partial driveway (the “Tunnel”), are subject to certain sub-ground leases. The sub-ground leases are between the Downtown Borrower, as the subtenant, and the Redevelopment Authority of the City of Philadelphia (“RDA” or “Sublandlord”), which in turn leases the same premises from the City of Philadelphia, as the landlord. The Bridge sublease is subject to a reciprocal easement agreement with the Pennsylvania Convention Center Authority. The sub-ground lease agreements extend to 2042 for the Bridge and 2091 for the Tunnel. The ground rent associated with each sub-ground lease is $1/year and has been prepaid for the full term for each of the sub-ground leases. The Tunnel sub-ground lease includes a right of first refusal whereby the borrower, as the subtenant, will be entitled at any time once in every 10-year period to purchase the Tunnel with a notice and the payment of a purchase price in the amount equal to the “Unimproved Land Fair Market Value” which is the fair market value that is 60 days before closing of the Tunnel as if the same existed in a “raw,” vacant and unimproved condition. See “Description of the Mortgage Pool–Statistical Characteristics of the Mortgage Loans–Leasehold Interests” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
53

Self Storage – Self Storage Various Various	Collateral Asset Summary – Loan No. 6 Merit Hill Self Storage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,750,000 59.9% 1.20x 8.6%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
54

Self Storage – Self Storage Various Various	Collateral Asset Summary – Loan No. 6 Merit Hill Self Storage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,750,000 59.9% 1.20x 8.6%

DENVER
Wheat Ridge
Lakewood
Glendale
AURORA
Watkins
ARAPAHOE COUNTY
Englewood
Littleton
Centennial
Highlands Ranch
Lone Tree
Parker
Roxborough Park
Louviers
DOUGLAS COUNTY
Castle Pines
Sedalia
The Pinery
ELBERT COUNTY
Castle Rock
Franktown
Ponderosa Park

BOSTON
Quincy
Weymouth
Cohasset
Norwood
Milford
Sharon
Foxborough
Brockton
Massachusetts Bay
MASS.
Woonsocket
Bridgewater
Plymouth
Attleboro
Taunton
Provincetown
PROVIDENCE
Cape Cod Bay
Fall River
New Bedford
Bourne
Sandwich
Cape Cod
Barnstable
Harwich
Chatham
Fairhaven
Portsmouth
Dartmouth
Newport
RHODE ISLAND
Buzzards Bay
Falmouth
Martha's Vineyard
Nantucket
Atlantic Ocean

Fairfield
Novato
Vallejo
SOLANO COUNTY
San Rafael
San Pablo Bay
Corte Madera
Martinez
Pittsburg
Richmond
Pleasant Hill
Concord
Antioch
Walnut Creek
Mill Valley
Berkeley
CONTRA COSTA COUNTY
Lafayette
SAN FRANCISCO
OAKLAND
Danville
Alameda
San Ramon
Dublin
Daly City
Hayward
Livermore
Pleasanton
Pacific Ocean
San Mateo
Redwood City
Fremont
ALAMEDA COUNTY
Palo Alto
Milpitas
Mtn. View
Santa Clara
Sunnyvale
SAN JOSE
Saratoga
Los Gatos

Merit Hill Self Storage			
1	2615 East 12th Street	Oakland, CA
2	Parkglenn Self-Storage	Parker, CO
3	630 Macarthur Boulevard & 59 Jonathan Bourne Drive	Bourne, MA
4	30650 Aldine Westfield Rd	Spring, TX
5	13404 E Broncos Pkwy	Englewood, CO
6	3803 N Navarro Street	Victoria, TX
7	2132 NW Stallings Dr	Nacogdoches, TX
8	2005 W Wheeler Ave	Aransas Pass, TX
9	3817 Gulf Freeway	Dickinson, TX
10	1600 E General Cavazos Blvd	Kingsville, TX
11	11915 Rubina Pl	Waldorf, MD
12	4222 N Main St	Baytown, TX
13	12 Irongate Drive	Waldorf, MD

COLO.
KANSAS
Wichita
Springfield
MO
Santa Fe
TULSA
ALBUQUERQUE
Amarillo
OKLAHOMA CITY
NEW MEXICO
OKLAHOMA
AR
Lubbock
Wichita Falls
Rockwall
Las Cruces
FT. WORTH
DALLAS
Shreveport
EL PASO
Midland
Abilene
CIUDAD JUAREZ
Odessa
TEXAS
Nacogdoches
San Angelo
Killeen
Waco
Temple
LA
AUSTIN
Spring
Baytown
HOUSTON
CHIHUAHUA
SAN ANTONIO
Victoria
Dickinson
Aransas Pass
Gulf of Mexico
MEXICO
Laredo
Corpus Christi
Kingsville
MONTERREY
McAllen
Brownsville

McLean
WASHINGTON, DC
Arlington
Landover
Queen Anne
Merrifield
Annandale
Alexandria
Upper Marlboro
Springfield
Burke
Franconia
Camp Springs
National Harbor
Clinton
Rosaryville
Mt. Vernon
Lorton
Brandywine
VIRGINIA
Accokeek
Woodbridge
Bennsville
Waldorf
Bryans Road
Pomfret
MARYLAND
La Plata
Hughesville

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
55

Self Storage – Self Storage Various Various	Collateral Asset Summary – Loan No. 6 Merit Hill Self Storage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,750,000 59.9% 1.20x 8.6%
Mortgage Loan Information				Property Information
Loan Seller(s):	GSMC			Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance			Property Type - Subtype:	Self Storage – Self Storage
Borrower Sponsor(s):	Centerbridge Partners Real Estate Fund, L.P. and CCP III AIV III, L.P.			Collateral:	Fee
Borrower(s)(1):	Various			Location(5):	Various
Original Balance(2):	$43,750,000			Year Built / Renovated(5):	Various / Various
Cut-off Date Balance(2):	$43,750,000			Property Management(6):	Various
% by Initial UPB:	7.0%			Size:	832,976 SF
Interest Rate:	7.03000%			Appraised Value / Per SF(7):	$142,000,000 / $170
Note Date:	9/22/2023			Appraisal Date:	Various
Original Term:	60 months			Occupancy:	92.6% (as of July 31, 2023)
Amortization:	Interest Only			UW Economic Occupancy:	100.0%
Original Amortization:	NAP			Underwritten NOI:	$7,342,631
Interest Only Period:	60 months			Underwritten NCF:	$7,259,334
First Payment Date:	11/6/2023
Maturity Date:	10/6/2028			Historical NOI
Additional Debt Type(2):	Pari Passu			Most Recent NOI:	$7,244,868 (TTM 7/31/2023)
Additional Debt Balance(2):	$41,250,000			2022 NOI:	$7,026,170
Call Protection(3):	L(23),YM1(2),DorYM1(28),O(7)			2021 NOI:	$5,690,557
Lockbox / Cash Management:	Soft / Springing			2020 NOI:	$4,289,044

Reserves(4)				Financial Information(2)
	Initial	Monthly	Cap		Mortgage Loan
Taxes:	$0	Springing	NAP	Cut-off Date Loan / SF:	$102
Insurance:	$0	Springing	NAP	Maturity Date Loan / SF:	$102
Replacement Reserves:	$0	$6,941	$249,893	Cut-off Date LTV(7):	59.9%
TI / LC:	$0	$0	NAP	Maturity Date LTV(7):	59.9%
Deferred Maintenance:	$61,270	$0	NAP	UW NOI DY:	8.6%
Other:	$0	$0	NAP	UW NCF DSCR:	1.20x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$85,000,000	100.0%	Loan Payoff	$67,545,410	79.5%
			Principal Equity Distribution	12,659,327	14.9
			Closing Costs	4,733,993	5.6
			Upfront Reserves	61,270	0.1
Total Sources	$85,000,000	100.0%	Total Uses	$85,000,000	100.0%
(1)	The borrower entities are MHC 50 (Texas Portfolio) LLC, MHC 74 (Colorado Portfolio CO) LLC, MHC 142 (Bourne MA) LLC, MHC 148 (North Main Baytown TX) LLC, MHC 139 (Spring TX) LLC, MHC 120 (Oakland CA) LLC and MHC 140 (Waldorf MD) LLC.
(2)	The Merit Hill Self Storage Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an outstanding principal balance as of the Cut-off Date of $85,000,000. The Financial Information presented in the chart above is based on the Merit Hill Self Storage Whole Loan (as defined below). The Cut-off Date Principal Balance of $43,750,000 represents the controlling note A-1 and the non-controlling note A-3.
(3)	The borrowers may obtain the release of an individual Merit Hill Self Storage Property (as defined below) after the expiration of the lockout period by defeasing or prepaying (as applicable), in either case pursuant to the terms of the loan documents, a portion of the Merit Hill Self Storage Whole Loan in an amount equal to 110% of the applicable allocated loan amount for the first 20% of the Merit Hill Self Storage Whole Loan and 115% of the applicable allocated loan amount thereafter, provided that the aggregate Merit Hill Self Storage Portfolio debt yield after giving effect to such release is at least the greater of (x) 8.55% and (y) the aggregate Merit Hill Self Storage Portfolio (as defined below) debt yield immediately prior to such release.
(4)	See “Escrows and Reserves” below.
(5)	See the “Portfolio Summary” chart below.
(6)	Seven of the Merit Hill Self Storage Portfolio Properties are managed by Extra Space Management, Inc. and six of the Merit Hill Self Storage Portfolio Properties are managed by CubeSmart Asset Management, LLC.
(7)	The Appraised Value is based on the “As Is Portfolio” value, inclusive of a 4.8% portfolio premium. The sum of the individual appraised values is $135,490,000, which equates to a Cut-off Date LTV and Maturity Date LTV of 62.7%.

The Loan. The fifth largest mortgage loan (the “Merit Hill Self Storage Mortgage Loan”) is part of a whole loan (the “Merit Hill Self Storage Whole Loan”) evidenced by four pari passu promissory notes in the aggregate principal balance as of the Cut-off Date of $85,000,000, secured by a first lien mortgage on the borrower’s fee interest in a 832,976 square foot, self-storage portfolio consisting of 13 individual properties (each, a “Merit Hill Self Storage Property” and collectively, the “Merit Hill Self Storage Properties” or the “Merit Hill Self Storage Portfolio”) located across five states. The Merit Hill Self Storage Whole Loan was co-originated by Goldman

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
56

Self Storage – Self Storage Various Various	Collateral Asset Summary – Loan No. 6 Merit Hill Self Storage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,750,000 59.9% 1.20x 8.6%

Sachs Bank USA and Wells Fargo Bank, National Association. (“WFB”) on September 22, 2023 and has a 5-year interest-only term and accrues interest at a rate of 7.0300% per annum.

The proceeds of the Merit Hill Self Storage Whole Loan were used to refinance existing debt on the Merit Hill Self Storage Portfolio, distribute equity to the borrower sponsors, pay closing costs and fund upfront reserves. The Merit Hill Self Storage Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-3, with an aggregate outstanding principal balance as of the Cut-off Date of $43,750,000.

The Merit Hill Self Storage Whole Loan had an original term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The Merit Hill Self Storage Whole Loan requires interest-only payments during the full term. The scheduled maturity date of the Merit Hill Self Storage Whole Loan is the payment date in October 2028.

Voluntary prepayment of the Merit Hill Self Storage Whole Loan is permitted in whole (but not in part) on or after the monthly payment date in April 2028 without the payment of any prepayment premium. Prepayment with yield maintenance is allowed on or after the payment date in October 2025. Defeasance of the Merit Hill Self Storage Whole Loan in whole (but not in part) is permitted after the earlier to occur of the date that is two years from the closing date of the securitization that includes the last pari passu note of the Merit Hill Self Storage Whole Loan to be securitized and September 22, 2026. The assumed lockout period of 23 months is based on the expected closing date of the Benchmark 2023-V4 securitization in November 2023. The actual lockout period may be longer.

The table below summarizes the promissory notes that comprise the Merit Hill Self Storage Whole Loan. The relationship between the holders of the Merit Hill Self Storage Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	Benchmark 2023-V4	Yes
A-2	20,000,000	20,000,000	BMO 2023-5C2	No
A-3	13,750,000	13,750,000	Benchmark 2023-V4	No
A-4	21,250,000	21,250,000	WFB(1)	No
Whole Loan	$85,000,000	$85,000,000
(1)	Expected to be contributed to one or more future securitization trusts or may otherwise be transferred at any time.

The Properties. The Merit Hill Self Storage Portfolio is comprised of 13 properties totaling 6,880 units and 832,976 SF, and 213 parking units, located across five states. The Merit Hill Self Storage Portfolio has a weighted average year built of 2000 and no individual Merit Hill Self Storage Property accounts for more than 20.5% of underwritten net operating income or 13.8% of units across the Merit Hill Self Storage Portfolio. The Merit Hill Self Storage Portfolio was purchased from non-institutional owners in seven separate transactions between September 2019 and December 2021 for an aggregate purchase price of approximately $100.7 million. The borrower sponsors implemented approximately $2 million of value-add capital expenditures and engaged institutional third-party management to increase cash flows. On a same store basis, the Merit Hill Self Storage Portfolio increased net operating income by 27.3% between 2021 and the July trailing 12-month period.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
57

Self Storage – Self Storage Various Various	Collateral Asset Summary – Loan No. 6 Merit Hill Self Storage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,750,000 59.9% 1.20x 8.6%

The following table presents certain information relating to the Merit Hill Self Storage Properties:

Portfolio Summary(1)
Property	City, State	Year Built / Renovated	Net Rentable Area (SF)(2)	Occupancy %(2)	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Appraised Value	UW NCF(2)	% of UW NCF(2)
2615 East 12th Street	Oakland, CA	1975 / 2004	88,480	96.2%	$18,100,000	21.3%	$28,850,000	$1,495,168	20.6%
Parkglenn Self-Storage	Parker, CO	2008 / NAP	75,527	95.5%	9,065,000	10.7	14,450,000	722,761	10.0
630 Macarthur Boulevard & 59 Jonathan Bourne Drive	Bourne, MA	1984, 2002 / NAP	51,157	86.9%	8,657,000	10.2	13,800,000	741,529	10.2
30690 Aldine Westfield Rd	Spring, TX	2017 / NAP	109,300	89.5%	8,532,000	10.0	13,600,000	738,952	10.2
13404 E Broncos Pkwy	Englewood, CO	2016 / NAP	64,460	98.2%	7,051,000	8.3	11,240,000	479,967	6.6
3803 N Navarro St	Victoria, TX	1998 / NAP	81,250	85.8%	6,274,000	7.4	10,000,000	558,772	7.7
2102 NW Stallings Dr	Nacogdoches, TX	1998 / NAP	57,100	97.0%	5,019,000	5.9	8,000,000	488,085	6.7
2005 W Wheeler Ave	Aransas Pass, TX	1998 / NAP	56,950	95.3%	4,799,000	5.6	7,650,000	461,359	6.4
3817 Gulf Freeway	Dickinson, TX	2003 / NAP	71,925	91.8%	4,454,000	5.2	7,100,000	370,346	5.1
1600 E General Cavazos Blvd	Kingsville, TX	2000 / NAP	56,550	93.5%	4,266,000	5.0	6,800,000	402,679	5.5
11615 Rubina Pl	Waldorf, MD	2011 / NAP	32,700	91.4%	3,388,000	4.0	5,400,000	302,131	4.2
4222 N Main St	Baytown, TX	1986 / 2022	66,250	94.0%	3,199,000	3.8	5,100,000	255,374	3.5
12 Irongate Drive	Waldorf, MD	1984 / NAP	21,327	84.3%	2,196,000	2.6	3,500,000	242,209	3.3
Total			832,976	92.6%	$85,000,000	100.0%	$142,000,000(3)	$7,259,334	100.0%
(1)	Source: appraisals, unless otherwise indicated.
(2)	Based on the underwritten rent roll as of July 31, 2023.
(3)	Inclusive of a 4.8% portfolio premium. The sum of the individual appraised values is $135,490,000.

The following table presents certain information relating to the unit mix at the Merit Hill Self Storage Properties:

Unit Mix(1)
Unit	Net Rentable Area	% of Net Rental Area	# of Units		Current Occupancy(2)	UW Rent Per Unit
Billboard	0	0.0%	1		100.0%	$16,800
Climate Controlled	217,095	26.1%	1,95	8	96.8%	$1,801
Dehumidified Only	5,200	0.6%	46		93.5%	$3,202
Evaporated Only	5,128	0.6%	28		85.7%	$2,607
Non-Climate Controlled	547,065	65.7%	4,41	4	92.2%	$1,883
Office	25,988	3.1%	146		87.7%	$3,346
Parking	0	0.0%	213		77.0%	$1,469
Covered Parking	32,500	3.9%	74		77.0%	$1,966
Total / Wtd. Avg.	832,976	100.0%	6,88	0	92.8%	$1,892
(1)	Based on the underwritten rent roll as of July 31, 2023.
(2)	Current Occupancy is calculated based on # of Units.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
58

Self Storage – Self Storage Various Various	Collateral Asset Summary – Loan No. 6 Merit Hill Self Storage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,750,000 59.9% 1.20x 8.6%
Cash Flow Analysis(1)
	2021	2022	T-12 7/31/2023	U/W	U/W Per SF
Base Rent	$9,247,732	$10,782,425	$11,320,027	$11,433,640	$13.73
Gross Up Vacancy	0	0	0	0	0.00
Gross Potential Rent	$9,247,732	$10,782,425	$11,320,027	$11,433,640	$13.73
Other Commercial Income	0	0	0	0	0.00
Total Reimbursements	0	0	0	0	0.00
Other Revenue	690,022	637,923	693,037	739,204	0.89
Net Rental Income	$9,937,754	$11,420,348	$12,013,064	$12,172,844	$14.61
Vacancy/Credit Loss	0	0	0	0	0.00
Effective Gross Income	$9,937,754	$11,420,348	$12,013,064	$12,172,844	$14.61
Total Expenses	4,247,197	4,394,178	4,768,196	4,830,213	5.80
Net Operating Income	$5,690,557	$7,026,170	$7,244,868	$7,342,631	$8.81
Capital Expenditures	0	0	0	83,298	0.10
TI/LC	0	0	0	0	0.00
Net Cash Flow	$5,690,557	$7,026,170	$7,244,868	$7,259,334	$8.71

Occupancy	89.0%	87.1%	88.9%	92.8%
NCF DSCR(2)	0.94x	1.16x	1.20x	1.20x
NOI Debt Yield(2)	6.7%	8.3%	8.5%	8.6%
(1)	Underwritten base rent is based on the underwritten rent roll dated July 31, 2023.
(2)	Based on the Merit Hill Self Storage Whole Loan.

Appraisals. According to the appraisals, the Merit Hill Self Storage Properties had an “as-is” appraised value of $135,490,000 as of September 3, 2023 through September 11, 2023. The table below shows the appraiser’s “as-is” conclusions. Based on the "as-is" value of $135,490,000, the Cut-off Date LTV and Maturity Date LTV of 59.9%.

Merit Hill Self Storage
Property	Appraised Value(1)	Capitalization Rate(2)
2615 East 12th Street	$28,850,000	5.25%
Parkglenn Self-Storage	$14,450,000	5.00%
630 Macarthur Boulevard & 59 Jonathan Bourne Drive	$13,800,000	6.25%
30690 Aldine Westfield Rd	$13,600,000	6.25%
13404 E Broncos Pkwy	$11,240,000	6.25%
3803 N Navarro St	$10,000,000	6.25%
2102 NW Stallings Dr	$8,000,000	6.25%
2005 W Wheeler Ave	$7,650,000	6.00%
3817 Gulf Freeway	$7,100,000	6.00%
1600 E General Cavazos Blvd	$6,800,000	6.25%
11615 Rubina Pl	$5,400,000	5.00%
4222 N Main St	$5,100,000	5.50%
12 Irongate Drive	$3,500,000	6.25%
Total / Wtd. Avg(3)	$135,490,000	5.80%
(1)	Source: Appraisals.
(2)	Total / Wtd. Avg is based on the appraised value of each Merit Hill Self Storage Property.

Environmental. The Phase I environmental assessments of each Merit Hill Self Storage Property dated between August 20, 2023 and August 28, 2023 identified no recognized environmental conditions, controlled environmental conditions or significant data gaps with any property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
59

Self Storage – Self Storage Various Various	Collateral Asset Summary – Loan No. 6 Merit Hill Self Storage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,750,000 59.9% 1.20x 8.6%

The Market. The self-storage industry is considered stable compared to other commercial real estate sub-sectors, and has experienced strong performance growth, particularly in recent years. Self-storage REITs reported year-over-year same store revenue and net operating income growth of approximately 5% in the second quarter of 2023 driven by rent increases on existing customers. The industry also continues to benefit from the continued increase in household usage of self-storage (up to 11.1% of households in 2023 from 10.6% in 2020 per the 2023 Self-Storage Demand Study conducted by the Self-Storage Association), an increase in length of stay seen in the industry and the slowdown in new supply.

The Borrowers and Borrower Sponsors. The borrowers are MHC 50 (Texas Portfolio) LLC, MHC 74 (Colorado Portfolio CO) LLC, MHC 142 (Bourne MA) LLC, MHC 148 (North Main Baytown TX) LLC, MHC 139 (Spring TX) LLC, MHC 120 (Oakland CA) LLC and MHC 140 (Waldorf MD) LLC, each a Delaware limited liability company with two independent directors. The borrower sponsors are Centerbridge Partners Real Estate Fund, L.P. and CCP III AIV III, L.P. The non-recourse carveout guarantors are Merit Hill Holdings REIT LLC and Merit Hill Holdings REIT II LLC. A non-consolidation opinion was delivered by legal counsel at origination.

Property Management. The Merit Hill Self Storage Properties are managed by each of CubeSmart Asset Management, LLC (six properties), a Delaware limited liability company, and Extra Space Management, Inc. (seven properties), a Utah corporation.

Initial and Ongoing Reserves. At origination, the borrowers deposited approximately $61,270 into an engineering reserve.

Tax Escrows – During the continuance of a Cash Sweep Period (as defined below), the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the reasonably estimated taxes.

Insurance Escrows – During the continuance of a Cash Sweep Period, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of the reasonably estimated insurance premiums unless the borrowers maintain a blanket policy in accordance with the Merit Hill Self Storage Whole Loan documents and no event of default is continuing.

Replacement Reserve –The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to 1/12 of the sum of $0.10 per square foot per annum, initially estimated to be $6,941 per month, subject to a cap of $249,893.

Lockbox / Cash Management. The Merit Hill Self Storage Whole Loan is structured with a soft lockbox and springing cash management. The borrowers, MHC Equity TRS LLC and MHC Equity TRS II LLC are required to deposit all income and proceeds to which each such party is entitled from the Merit Hill Self Storage Properties into a lender-controlled lockbox account within two business days of receipt. As long as a Cash Sweep Period is not in effect, all funds in the lockbox account are required to be distributed to the borrowers. During the continuance of a Cash Sweep Period, all funds in the lockbox (other than a reasonable peg balance and the reasonable fees of the related lockbox bank) will be transferred to a lender-controlled cash management account to be disbursed in accordance with the cash management waterfall set forth in the Merit Hill Self Storage Whole Loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Cash Sweep Period continues, subject to exceptions for certain permitted uses for such excess funds during a Cash Sweep Period pursuant to the Merit Hill Self Storage Whole Loan documents.

“Cash Sweep Period” means the occurrence of any one or more of the following events: (a) an event of default, (b) a bankruptcy action of any of the borrowers, MHC Equity TRS LLC, MHC Equity TRS II LLC or the property managers (to the extent such property manager is an affiliate of any of the borrowers, MHC Equity TRS LLC or MHC Equity TRS II LLC and the borrowers, MHC Equity TRS LLC or MHC Equity TRS II LLC fail to replace such property manager within 60 days following any of the borrowers’, MHC Equity TRS LLC’s or MHC Equity TRS II LLC’s knowledge of such bankruptcy action), or (c) the debt service coverage ratio (“DSCR”), as determined by the lender, is less than 1.10x on any calculation date in accordance with the Merit Hill Self Storage Whole Loan documents for the two consecutive fiscal quarters immediately preceding the calculation date, based upon the trailing 12 month period immediately preceding each such calculation date (a “DSCR Trigger Event”).

“Cash Sweep Period Cure” means (a) in the event that the related Cash Sweep Period occurred solely as a result of an event of default, the lender (in its sole and absolute discretion) has accepted a cure by the borrowers of such event of default, (b) in the event that the related Cash Sweep Period occurred as a result of a DSCR Trigger Event, the curing of such DSCR Trigger Event and (c) in the event that the related Cash Sweep Period occurred solely as a result of a bankruptcy action of a property manager in which any of the borrowers, MHC Equity TRS LLC, MHC Equity TRS II LLC or the guarantor has, directly or indirectly, more than a 20% legal, beneficial or economic interest therein, the replacement of such manager pursuant to a replacement management agreement and a replacement employee allocation agreement within 60 days, and in each case no other event of default is continuing. For the avoidance of doubt, in no event will any of the borrowers, MHC Equity TRS LLC or MHC Equity TRS II LLC have the right to cure a Cash Sweep Period caused by a bankruptcy action of any of the borrowers, MHC Equity TRS LLC or MHC Equity TRS II LLC.

Current Mezzanine or Secured Subordinate Indebtedness. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
60

Self Storage – Self Storage Various Various	Collateral Asset Summary – Loan No. 6 Merit Hill Self Storage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,750,000 59.9% 1.20x 8.6%

Permitted Future Mezzanine or Secured Subordinate Indebtedness. None.

Release of Collateral (Individual Properties). Provided that no event of default is continuing, (I) at any time after the earlier of (x) September 22, 2026, and (y) the date that is two years after the closing date of the securitization that includes the last note to be securitized, the borrowers may deliver defeasance collateral and obtain release of one or more individual Merit Hill Self Storage Properties, and (II) at any time on or after the monthly payment date occurring in October 2025, the borrowers may partially prepay the Merit Hill Self Storage Whole Loan and obtain release of one or more individual Merit Hill Self Storage Properties, in each case, provided that, among other conditions, (i) the borrowers (A) prepay (x) 110% of the allocated loan amount of such Merit Hill Self Storage Property or Merit Hill Self Storage Properties until such time as the outstanding principal balance of the Merit Hill Self Storage Whole Loan is equal to or greater than $68,000,000, and (y) 115% of the allocated loan amount of such Merit Hill Self Storage Property or Merit Hill Self Storage Properties at such time as the outstanding principal balance of the Merit Hill Self Storage Whole Loan is less than $68,000,000 (such total product, the “Merit Hill Adjusted Release Amount”) and pay any applicable yield maintenance premiums or (B) deliver defeasance collateral to the lender in an amount equal to the Merit Hill Adjusted Release Amount, in each case in accordance with the Merit Hill Self Storage Whole Loan documents, (ii) after giving effect to such release, the debt yield for the remaining Merit Hill Self Storage Properties is equal to or greater than the greater of (a) 8.55% and (b) the debt yield immediately prior to such release (such greater amount, the “Merit Hill Release Debt Yield”); provided that in the event the debt yield does not equal or exceed the Merit Hill Release Debt Yield, the borrowers are permitted to release an individual Merit Hill Self Storage Property and the amount required to be prepaid or defeased, as applicable, in connection with such release is required to equal the greater of (x) the Merit Hill Adjusted Release Amount for the applicable individual Merit Hill Self Storage Property and (y) an amount necessary to achieve the Merit Hill Release Debt Yield; provided, further, that, for purposes of this clause (y), if the individual Merit Hill Self Storage Property is being sold to a third party unaffiliated with the borrowers on arm’s length market terms, then, if after giving effect to such sale and release, and application of Merit Hill Net Sales Proceeds (as defined below), the borrowers do not satisfy clause (b) of the definition of “Merit Hill Release Debt Yield” but satisfy clause (a) of such definition, then the amount to be paid described in this clause (y) is required to be 100% of the gross sales proceeds for such individual Merit Hill Self Storage Property (net of actual closing costs incurred in connection with such sale (but only to the extent the same are arm’s length, market terms closing costs and are not paid to affiliates of the borrowers) (the “Merit Hill Net Sales Proceeds”), (iii) satisfaction of customary REMIC requirements and (iv) the borrowers reimburse the lender and servicer, if any, for any reasonable out-of-pocket, third-party costs and expenses of the lender and servicer arising from such release (including reasonable attorneys’ fees and expenses not to exceed (x) $10,000 with respect to the coordinated release (simultaneously or on or about the same date) of between one and four individual Merit Hill Self Storage Properties and (y) $20,000 with respect to the coordinated release (simultaneously or on or about the same date) of five (5) or more individual Merit Hill Self Storage Properties) in accordance with the terms of the related loan agreement.

Release of Collateral (Release Parcels/Rights). Provided no event of default exists, the borrowers may obtain the release of unimproved non-income producing land located at individual Merit Hill Self Storage Properties (each a “Release Parcel”) (provided that no value was attributed to such Release Parcel in the appraisal delivered to the lender as of the loan origination date) upon satisfaction of certain conditions, including, but not limited to, (i) the remaining property constitutes a separate tax lot (or the borrowers have filed an application for a separate tax lot and the transferee and transferor borrower have otherwise entered into a property tax allocation agreement which has the same economic effect of a tax lot subdivision), (ii) the borrowers certify to the lender that the remaining property with all easements appurtenant and other permitted encumbrances thereto will not be in violation of any leases and any then applicable legal requirements or material covenants and restrictions of record and (iii) satisfaction of any REMIC release conditions. The borrowers may also (a) transfer immaterial portions of individual Merit Hill Self Storage Properties, including, without limitation, to governmental authorities for dedication or public use or in connection with a condemnation proceeding, or to third parties for private use as roadways or for access, ingress or egress, or (b) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for use, access and utilities, provided that no such grant, conveyance or encumbrance has a material adverse effect.

Ground Lease. None

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
61

Office – CBD 1999 Harrison Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 7 Lake Merritt Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 33.0% 2.39x 20.6%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
62

Office – CBD 1999 Harrison Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 7 Lake Merritt Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 33.0% 2.39x 20.6%

Leonard Carder LLP 8,352 SF 5/2027
Vacant 6,407 SF
27
Donahue Fitzgerald LLP 14,499 SF 4/2028
Freewire Technologies, Inc 6,330 SF 8/2026
26
Vacant 20,977 SF
25
Simpson Gumpertz 20,775 SF 11/2028
24
Big Fish Games, Inc 20,977 SF 3/2025
23
Morgan Stanley 20,484 SF 4/2025
22
California Workers' Comp 5,799 SF 6/2028
Vacant 15,178 SF
21
Vacant 3,744 SF
Janitorial Closet 140 SF 12/2030
The Stout Firm PC 1,394 SF 10/2028
Fairbank Maslin Maullin 2,207 SF 5/2025
Janitorial Storage Closet 325 SF 12/2030
LBA Realty LLC 1,118 SF 10/2025
McDowell Hetherington LLP 5,673 SF 8/2028
Great Place to Work Inst. 5,677 SF 2/2028
20
College Futures Foundation 7,499 SF 2/2029
Robert Half International 11,189 SF 12/2024
Fathom Research Group, Inc. 2,384 SF 6/2027
19
Premier Workspaces 20,977 SF 11/2024
18
ADR Services, Inc 9,549 SF 8/2030
Colliers Parish Inter. 12,137 SF 9/2025
17
Gwilliam Ivary Chiosso Cavalli & Brewer 6,391 SF 12/2026
Burke, Williams & Sorensen 12,182 SF 7/2030
Navis Inc. 2,330 SF 1/2028
16
Mowat Mackie & Anderson 8,967 SF 10/2024
Wealth Enhancement Group LLC 2,638 SF 1/2027
Vacant 4,128 SF
Kaplan Fox & Kilsheimer 2,354 SF 3/2025
Falcon Bridge Capital 2,689 SF 5/2024
15
Roisman Henel + Adams LLP 5,953 SF 2/2025
Precision Health Economics, LLC 5,281 SF 8/2026
Vacant 3,964 SF
Manz Brady Group, Inc. 5,547 SF 3/2028
14
Dentons US LLP 15,823 SF 10/2024
The Focal Point 4,932 SF 9/2024
13
The Clear Fund 7,553 SF 11/2024
Dentons US LLP 12,573 SF 10/2024
12
LaunchDarkly 20,544 SF 3/2026
11
LaunchDarkly 13,166 SF 3/2026
Vacant 7,414 SF
10
Meyers Nave Riback 20,542 SF 11/2026
9
Vacant 8,528 SF
MCI Verizon Transmission 6,237 SF 9/2030
Vacant 2,800 SF 4/2024
MCI Verizon Transmission 2,804 SF 9/2030
8
Husch Blackwell LLP 9,106 SF 7/2024
Mobilitie Operations, LLC 4,480 SF 11/2028
Vizient Inc 6,976 SF 2/2025
7
Hatch Associates Consultants, Inc 5,942 SF 3/2027
Presidio Investors LLC 2,334 SF 1/2025
Bailey & Glasser LLP 2,474 SF 9/2024
EDF Renewables Development 3,284 SF 4/2026
Vacant 5,744 SF
6
Tetra Tech Inc 14,919 SF 4/2024
Interface Engineering Inc 5,611 SF 10/2027
5
Mechanics Bank 5,906 SF 5/2030
Building Management Office 2,920 12/2031
Fitness Center 1,243 SF 12/2035
Poke Parlor LLC 895 SF 11/2027
Vacant 574 SF
First Foundation Inc 2,562 SF 9/2028
Vacant 4,724 SF
Vacant
Building
2023 – 2024
2025 – 2026
2027 – 2028
2029+

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
63

Office – CBD 1999 Harrison Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 7 Lake Merritt Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 33.0% 2.39x 20.6%

Lake Merritt Plaza
1999 Harrison Street
Oakland, CA 94612
OAKLAND
SAN FRANCISCO
SAN JOSE
Fairfield
Vallejo
Richmond
Concord
Walnut Creek
Berkeley
Lafayette
Danville
San Ramon
Dublin
Livermore
Pleasanton
Hayward
Daly City
Pacific Ocean
San Mateo
Fremont
Redwood City
Palo Alto
Sunnyvale
Santa Clara
Mtn. View
Los Gatos
MacArthur Fwy
Alta Bates Summit Medical Center
Samuel Merritt University
Pill Hill
Adams Point
West Oakland
Oak Center
Campbell Park
Lowell Park
Uptown
Paramount Theatre
Fox Theater
Ordway Bldg.
Kaiser Center
Lakeside Park
Rotary Nature Center
Bonsai Garden at Lake Merritt
Oakland Theater Project
City of Oakland Govt.
The Rotunda Building
City Hall
FRANK H. OGAWA PLAZA
Museum of Children's Arts
IRS
Clorox Building
Oakland Convention Center
Downtown Oakland
Lake Merritt
Camron-Stanford House
Alameda Co. Superior Courthouse
Pine Knoll Park
Cleveland Heights
Lake Merritt Amphitheater
Oakland Museum of California
Henry J. Kaiser Convention Center
Merritt
Chinatown
Laney College Culinary Arts
Laney College
Clinton Square
San Francisco 13 miles
PORT OF OAKLAND
AMTRAK CAPITOL CORRIDOR
JACK LONDON SQUARE
ALAMEDA COUNTY
Mariner Square Marina
Webster St Tube
Posey Tube
Barnhill Marina
Embarcadero
Estuary Park
5th Ave Marina
Nimitz Frwy
Nimitz Fwy
Alameda
San Francisco Bay
Clinton Basin
Oakland Intl. Airport - 8.5 miles
BART
19TH ST.
12TH ST.
LAKE MERRITT
Telegraph Ave
Broadway
Webster St
Harrison St
Franklin St
Alice St
Madison St
Lakeside Dr
Lakeshore Ave
Grand Ave
Van Buren Ave
Euclid Ave
Warwick Ave
Oakland Ave
Santa Clara Ave
Brush St
MLK Jr Way
Market St
Clay St
Hanover Ave
International Blvd
Foothill Blvd
980
580
880

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
64

Office – CBD 1999 Harrison Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 7 Lake Merritt Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 33.0% 2.39x 20.6%
Mortgage Loan Information				Property Information
Loan Sellers:	GSMC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Recapitalization			Property Type - Subtype:	Office – CBD
Borrower Sponsor(s):	BCP LMP Harrison Equity LLC			Collateral:	Fee
Borrower(s):	BCAL LMP Harrison Property LLC			Location:	Oakland, CA
Original Balance(1):	$35,000,000			Year Built / Renovated:	1985 / 2015
Cut-off Date Balance(1):	$35,000,000			Property Management:	LMP Harrison Property Manager LLC
% by Initial UPB:	5.6%			Size:	489,777 SF
Interest Rate:	8.01220%			Appraised Value / Per SF:	$242,500,000 / $495
Note Date:	10/12/2023			Appraisal Date:	7/11/2023
Original Term:	60 months			Occupancy:	82.6% (as of September 25, 2023)
Amortization:	Interest Only			UW Economic Occupancy:	83.7%
Original Amortization:	NAP			Underwritten NOI:	$16,474,697
Interest Only Period:	60 months			Underwritten NCF:	$15,545,673
First Payment Date:	12/6/2023
Maturity Date:	11/6/2028			Historical NOI
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$16,404,377 (TTM July 31, 2023)
Additional Debt Balance(1)	$45,000,000			2022 NOI:	$16,207,841
Call Protection(2):	L(24),D(29),O(7)			2021 NOI:	$16,813,630
Lockbox / Cash Management:	Hard / Springing			2020 NOI:	NAV(5)

Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap		Whole Loan
Taxes:	$2,088,863	$298,409	NAP	Cut-off Date Loan / SF:	$163
Insurance:	$0	Springing	NAP	Maturity Date Loan / SF:	$163
Replacement Reserves:	$0	$10,230	$368,250	Cut-off Date LTV:	33.0%
TI / LC:	$5,000,000	Springing	$5,000,000	Maturity Date LTV:	33.0%
Other(4):	$2,620,671	$0	NAP	UW NOI DY:	20.6%
				UW NCF DSCR:	2.39x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$80,000,000	100.0%	Principal Equity Distribution	$68,933,151	86.2%
			Upfront Reserves	9,709,535	12.1
			Closing Costs	1,357,314	1.7
Total Sources	$80,000,000	100.0%	Total Uses	$80,000,000	100.0%
(1)	The Lake Merritt Plaza Mortgage Loan (as defined below) is part of the Lake Merritt Plaza Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $80,000,000. The Cut-off Date Loan / SF, Maturity Date Loan / SF, Cut-off Date LTV, Maturity Date LTV, UW NOI DY and UW NCF DSCR, numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Lake Merritt Plaza Whole Loan.
(2)	Defeasance of the Lake Merritt Plaza Whole Loan is permitted at any time after two years from the closing date of the Benchmark 2023-V4 securitization.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Other Reserves consists of approximately $332,910 of unfunded leasing commission obligations, $12,492 of unfunded landlord work; $783,141 of free rent reserves; and $1,492,128 of unfunded tenant improvement obligations.
(5)	2020 financials are not available given the Borrower Sponsor purchased the property in July 2020.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
65

Office – CBD 1999 Harrison Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 7 Lake Merritt Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 33.0% 2.39x 20.6%

The Loan. The seventh largest mortgage loan (the “Lake Merritt Plaza Mortgage Loan”) is part of a whole loan (the “Lake Merritt Plaza Whole Loan”) secured by the borrower’s fee interest in an office building located in Oakland, California (the “Lake Merritt Plaza Property”). The Lake Merritt Plaza Mortgage Loan is evidenced by the non-controlling Note A-2, which has an original and outstanding principal balance as of the Cut-off Date of $35,000,000 and represents approximately [ ]% of the Initial Pool Balance. The Lake Merritt Plaza Whole Loan was originated on October 12, 2023 by Goldman Sachs Bank USA (“GSBI”).

The table below summarizes the promissory notes that comprise the Lake Merritt Plaza Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$45,000,000	$45,000,000	BMO 2023-5C2	Yes
A-2	$35,000,000	$35,000,000	Benchmark 2023-V4	No
Whole Loan	$80,000,000	$80,000,000

The Property. The Lake Merritt Plaza Property is a 489,777 SF 27-story multitenant office property located in downtown Oakland, California. The Lake Merritt Plaza Property was built in 1985, was renovated in 2015 and has access to three major East Bay freeway systems: I-980, I-880 and I-580. The Lake Merritt Plaza Property has a granular rent roll with no single tenant occupying more than 6.9% of total rentable SF or contributing greater than 9.3% of total underwritten base rent. The top 10 tenants at the Lake Merritt Plaza Property represent 42.3% of total rentable SF and generate 49.7% of total underwritten base rent. The Lake Merritt Property was 82.6% occupied as of September 25, 2023 by over 49 unique tenants. The Lake Merritt Plaza Property offers an on-site amenity package including 401 on-site parking stalls, 24-hour security and a bike room with showers and lockers. The Lake Merritt Plaza Property has flexible floorplates that are greater than 20,000 SF. In the 2015 renovation of the Lake Merritt Plaza Property, the borrower sponsors implemented common area improvements including lobby upgrades and a destination dispatch elevator system with renovated cabs.

Major Tenants. The three largest tenants based on underwritten base rent are LaunchDarkly, Dentons US LLP and Simpson Gumpertz.

LaunchDarkly (33,710 square feet; 6.9% of net rentable area; 9.3% of underwritten base rent) is a privately held American feature management platform that allows software development teams to deliver to their customers. Founded in 2014, the company supports over 4,000 customers, including Square, AMC and Intuit, amongst others. Today, the company has more than 500 employees with a headquarters office in Oakland, CA.

Dentons US LLP (28,396 square feet; 5.8% of net rentable area; 6.6% of underwritten base rent) is a multinational law firm that operates in over 80 countries. It was founded in 2013 when Salans, Fraser Milner Casgrain and SNR Denton combined and has grown continuously since by combining with numerous other law firms operating across the world.

Simpson Gumpertz (20,775 square feet; 4.2% of net rentable area; 5.7% of underwritten base rent) is a privately held American engineering firm that designs, investigates and rehabilitates structures and building enclosures. Founded in 1956, the company has participated in the construction of several American landmarks, such as the John Hancock Tower, the Griffith Observatory and the New York State Capitol Building. Today, the company has 700 employees located across eight offices.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
66

Office – CBD 1999 Harrison Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 7 Lake Merritt Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 33.0% 2.39x 20.6%

The following table presents certain information relating to the tenants (of which, certain tenants may have cotenancy provisions) at the Lake Merritt Plaza Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options
LaunchDarkly	NR/NR/NR	33,710	6.9%	$2,434,746	$72.23	9.3%	3/31/2026	N	1 x 5 Yr
Dentons US LLP	NR/NR/NR	28,396	5.8	1,726,477	$60.80	6.6	10/31/2024	N	1 x 5 Yr
Simpson Gumpertz	NR/NR/NR	20,775	4.2	1,487,075	$71.58	5.7	11/30/2028	N	1 x 5 Yr
Meyers Nave Riback	NR/NR/NR	20,542	4.2	1,456,633	$70.91	5.6	11/30/2026	N	1 x 5 Yr
Tetra Tech Inc	NR/NR/NR	14,919	3.0	1,039,854	$69.70	4.0	4/30/2024	N	1 x 5 Yr
Donahue Fitzgerald LLP	NR/NR/NR	14,499	3.0	1,026,674	$70.81	3.9	4/30/2028	N	1 x 5 Yr
Premier Workspaces	NR/NR/NR	20,977	4.3	1,008,000	$48.05	3.9	11/30/2024	N	1 x 5 Yr
Morgan Stanley	A1/A-/NR	20,484	4.2	994,293	$48.54	3.8	4/30/2025	N	2 x 5 Yr
Big Fish Games, Inc(3)	NR/NR/NR	20,977	4.3	974,821	$46.47	3.7	3/31/2025	N	None(3)
Colliers Parish Inter.	NR/NR/NR	12,137	2.5	836,968	$68.96	3.2	9/30/2025	N	None
Largest Tenants		207,416	42.3%	$12,985,540	$62.61	49.7%
Remaining Occupied(4)		197,338	40.3	13,145,751	$66.62	50.3
Total Occupied		404,754	82.6%	$26,131,292	$64.56	100.0%
Vacant		85,023	17.4
Total		489,777	100.0%
(1)	Based on the underwritten rent roll dated September 25, 2023, inclusive of rent steps through October 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Big Fish Games, Inc. subleases its space to East Bay Energy for $45.12 PSF, increasing to $46.47 PSF in August 2024. The sublease expiration date is coterminous with the lease expiration date, however, East Bay Energy executed a seven-year, seven-month direct lease for the same suite, which will commence on April 1, 2025 at an initial base rent of $64.00 PSF. Underwritten base rent is based on the contractual sublease rate, inclusive of rent steps through October 2024.
(4)	Remaining Occupied tenants includes building management office, janitorial closet, janitorial storage closet and fitness center spaces, which collectively occupy 4,530 SF but have no underwritten base rent.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
67

Office – CBD 1999 Harrison Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 7 Lake Merritt Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 33.0% 2.39x 20.6%
Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA(3)	% of Owned GLA(3)	Cumulative % of Owned GLA	UW Base Rent		% of Total UW Base Rent		UW Base Rent $ per SF	# of Expiring Leases(3)
Vacant	85,023	17.4%	17.4%	NAP		NA	P	NAP	NAP
2023	0	0.0	17.4%	$0		0.0%		0.00	0
2024	111,202	22.7	40.1%	7,095,163		27.2		63.80	11
2025	75,240	15.4	55.4%	4,267,127		16.3		56.71	11
2026	75,538	15.4	70.8%	5,320,830		20.4		70.44	7
2027	25,531	5.2	76.1%	1,701,791		6.5		66.66	6
2028	68,536	14.0	90.1%	4,784,012		18.3		69.80	10
2029	7,499	1.5	91.6%	542,478		2.1		72.34	1
2030	39,965	8.2	99.7%	2,419,890		9.3		60.55	8
2031	0	0.0	99.7%	0		0.0		0.00	1
2032	0	0.0	99.7%	0		0.0		0.00	0
2033	0	0.0	99.7%	0		0.0		0.00	0
2034 & Thereafter	1,243	0.3	100.0%	0		0.0		0.00	1
Total / Wtd. Avg.	489,777	100.00%		$26,131,29	2	100.0%		64.56	56
(1)	Based on the underwritten rent roll dated September 25, 2023, inclusive of rent steps through October 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Includes building management office, janitorial closet, janitorial storage closet and fitness center spaces, which collectively occupy 4,530 SF but have no underwritten base rent, as well as Zayo Group, Century Link Communications LLC and Halo Das, LLC, which do not occupy any SF and do not pay rent.

Cash Flow Analysis.

Cash Flow Analysis
	2021	2022	T-12 7/31/2023	U/W	U/W Per SF
Base Rent(1)	$25,452,780	$25,442,504	$26,306,921	$26,131,292	$53.35
Gross Up Vacancy	0	0	0	5,934,499	12.12
Gross Potential Rent	$25,452,780	$25,442,504	$26,306,921	$32,065,791	$65.47
Other Commercial Income	1,359,264	2,084,440	1,934,713	2,455,274	5.01
Total Reimbursements	0	0	0	0	0.00
Other Revenue(2)	1,996,402	1,502,262	2,026,024	1,969,742	4.02
Net Rental Income	$28,808,446	$29,029,206	$30,267,658	$36,490,807	$74.50
Vacancy/Credit Loss	0	0	(611,814)	(5,934,499)	(12.12)
Effective Gross Income	$28,808,446	$29,029,206	$29,655,844	$30,556,308	$62.39
Total Expenses(3)	11,994,816	12,821,365	13,251,467	14,081,611	28.75
Net Operating Income	$16,813,630	$16,207,841	$16,404,377	$16,474,697	$33.64
Capital Expenditures	0	0	0	122,444	0.25
TI/LC	0	0	0	806,580	1.65
Net Cash Flow	$16,813,630	$16,207,841	$16,404,377	$15,545,673	$31.74

Occupancy	83.2%	85.0%	NAV	82.6%
NCF DSCR(4)	2.59x	2.49x	2.52x	2.39x
NOI Debt Yield(4)	21.0%	20.3%	20.5%	20.6%
(1)	UW Base Rent is based on the underwritten rent roll dated September 25, 2023, inclusive of rent steps through October 2024.
(2)	UW Other Revenue includes parking income, retail income, storage, utility, engineering, cleaning, service, telecom and supplemental income
(3)	UW Total Expenses includes real estate taxes of approximately $4,002,451 and insurance expense of approximately $2,080,379.
(4)	Calculated based on the Lake Merritt Plaza Whole Loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
68

Office – CBD 1999 Harrison Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 7 Lake Merritt Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 33.0% 2.39x 20.6%

Appraisal. According to the appraisal, the Lake Merritt Plaza Property had an “as-is” appraised value of $242,500,000 as of July 11, 2023.

Environmental Matters. The Phase I environmental assessment of the Lake Merritt Plaza Property dated August 22, 2023 identified no recognized environmental conditions, controlled environmental conditions or significant data gaps with the property.

The Market. The Lake Merritt Plaza Property is located in downtown Oakland, California, and serves a trade area of approximately 170,217 households encompassing approximately 442,019 residents with an average household income of over $140,000 as of 2023. Oakland is the third largest city overall in the Bay Area and the eighth most populated city in California. The Port of Oakland is the busiest port in Northern California and the fifth busiest in the United States.

The top employers in Oakland are the University of California (more than 10,000 employees), Western Digital (more than 10,000 employees) and Chevron Corp. (more than 10,000 employees). As of January 2023, the unemployment rate for the Oakland-Hayward-Berkeley metropolitan statistical area is 3.7%.

According to the appraisal, the 2023 population within a 1-, 3- and 5-mile radius of the Lake Merritt Plaza Property was 64,967, 294,896 and 533,241, respectively. The 2023 average household income within the same radii was $124,433, $151,630 and $153,492, respectively.

The Borrower and the Borrower Sponsor. The borrower is BCAL LMP Harrison Property LLC, a Delaware limited liability company with two independent directors. The borrower is a joint venture between Beacon Capital Partners LLC (“Beacon”) and California State Teachers’ Retirement System (“CalSTRS”). There is no non-recourse carveout guarantor or separate environmental indemnitor for the Lake Merritt Plaza Whole Loan, other than the borrower. The borrower sponsor is BCP LMP Harrison Equity LLC. A non-consolidation opinion was delivered by legal counsel at origination.

Property Management. The Lake Merritt Plaza Property, other than the parking garage, is managed by LMP Harrison Property Manager LLC, an affiliate and direct subsidiary of the borrower sponsor. The parking garage is managed by ABM Industry Groups, LLC, an independent third-party.

Initial and Ongoing Reserves. At origination, the borrower deposited approximately (i) $2,088,863 into a real estate tax reserve, (ii) $5,000,000 into a tenant improvement and leasing commission reserve and (iii) $2,620,671 into other reserves for leasing commissions ($332,910), landlord work ($12,492), free rent ($783,141), and tenant improvements ($1,492,128).

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the reasonably estimated taxes, an amount currently equal to $298,409.

Insurance Escrows – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the reasonably estimated insurance premiums unless the borrower maintains a blanket policy in accordance with the Lake Merritt Plaza Whole Loan documents and no event of default is continuing.

TI/LC Reserve –The borrower is required to deposit into a tenant improvement and leasing commission reserve, on a monthly basis, an amount equal to $81,833 if the balance of the TI/LC reserve account is less than $2,500,000, until the amounts on deposit in the TI/LC reserve account are equal to or greater than $5,000,000 (excluding amounts deposited in the TI/LC reserve account in respect of any termination fees exceeding $350,000 (or any termination fees with respect to a Major Lease, as defined in the related loan agreement) received in connection with the termination of any leases entered into by the borrower) and no Trigger Period (as defined below) is continuing. During the continuance of a Trigger Period, monthly deposits are required in the amount of $81,833 without any cap or floor.

Capital Expenditures Reserve – The borrower is required to deposit into a capital expenditures reserve, on a monthly basis, an amount equal to $10,230; provided that if there is no Trigger Period then continuing, the borrower is not required to deposit any amounts that would cause the amounts on deposit in the capital expenditures reserve account to exceed $368,250.

Lockbox / Cash Management. The Lake Merritt Plaza Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deposit all revenues, exclusive of security deposits and lease termination fees exceeding $350,000 (or any termination fees with respect to a Major Lease, as defined in the loan agreement) (which are required to be remitted to the lender for deposit to the TI/LC reserve account) from the Lake Merritt Plaza Property into a lender-controlled lockbox account within two business days of receipt, and to direct all tenants to make direct deposits of payments due under leases, exclusive of security deposits and lease termination fees exceeding $350,000, into the lockbox account. Notwithstanding the foregoing, revenues from the parking garage at the Lake Merritt Plaza Property may be collected by the property manager and deposited first into an account of the borrower or such property manager and then delivered to the borrower, net of amounts to which such property manager is entitled, all as provided in the related property management agreement, after which the borrower is required to deposit, or cause to be deposited, such net amounts into the lockbox account. As long as a Trigger Period is not in effect, all funds in the lockbox account are required to be distributed to the borrower. During the continuance of a Trigger Period, all funds in the lockbox will be transferred to a lender-controlled cash management account

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
69

Office – CBD 1999 Harrison Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 7 Lake Merritt Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 33.0% 2.39x 20.6%

to be disbursed in accordance with the cash management waterfall set forth in the Lake Merritt Plaza Whole Loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Trigger Period continues, subject to release to the borrower for Excess Cash Flow Permitted Uses (as defined below) so long as there is no event of default continuing, subject to conditions precedent, disbursement mechanisms and other terms and conditions for Excess Cash Flow Permitted Uses set forth in such excess cash flow reserve provisions.

“Trigger Period” means any period from (a) the last day of the second of any two (2) consecutive fiscal quarters during which the debt yield (as calculated under the Lake Merritt Plaza Whole Loan documents) for each such fiscal quarter is less than 17.0%, to (b) the last day of the second of any two consecutive fiscal quarters thereafter during which the debt yield for each such fiscal quarter is equal to or greater than 17.0% (and if the annual, quarterly or monthly financial reports under Lake Merritt Plaza Whole Loan documents are not delivered to the lender as and when required thereunder and such failure continues for an additional ten (10) business days following the borrower’s receipt of written notice of such failure from the lender, a Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Trigger Period is ongoing). The borrower may avoid or terminate a Trigger Period by delivering to the lender cash or a letter of credit in such amount that, if applied to the reduction of the outstanding principal balance of the Lake Merritt Plaza Whole Loan, would result in a debt yield that would otherwise result in the termination of a Trigger Period (and, (x) upon the termination of a Trigger Period, provided no event of default or other Trigger Period is continuing, any letter of credit or cash theretofore delivered to the lender will be returned to the borrower and such letter of credit may be terminated by the borrower so long as the debt yield, determined as of such date of termination of such Trigger Period, is equal to or greater than 17.0% without reference to such letter of credit or cash, and (y) with respect to any such letter of credit or cash, commencing on the date which is two (2) years following the date that the same was delivered to the lender, the debt yield for purposes of determining whether a Trigger Period exists will be determined as of such date and thereafter without reference to such letter of credit or cash, provided that the lender may retain such letter of credit or cash as additional collateral for the Lake Merritt Plaza Whole Loan (except that such cash will be disbursed to the borrower for Excess Cash Flow Permitted Uses, and the borrower may reduce the amount of any such letter of credit by the amount of Excess Cash Flow Permitted Uses incurred by the borrower (in which case any such reduction will be treated as a “disbursement” for purposes of the conditions under the excess cash flow reserve provisions in the related loan agreement), subject to conditions precedent, disbursement mechanisms and other terms and conditions for Excess Cash Flow Permitted Uses set forth in such excess cash flow reserve provisions, and, upon the termination of a Trigger Period, provided no event of default or other Trigger Period is continuing, any such letter of credit or cash will be returned to the borrower and such letter of credit may be terminated by the borrower so long as the debt yield, determined as of such date of termination of such Trigger Period, is equal to or greater than 17.0% without reference to such letter of credit or cash)).

“Excess Cash Flow Permitted Uses” means, with respect to any disbursement from the excess cash flow reserve account, (i) debt service payable under the related loan agreement or the promissory notes to the extent not paid pursuant to the provisions in the related loan agreement regarding distributions from the cash management account, (ii) capital expenditures made pursuant to the approved annual budget or any other capital expenditure approved by the lender in writing in its reasonable discretion (to the extent sufficient funds are not available from the capital expenditure reserve account to pay for the same), (iii) tenant improvement costs and leasing commissions and, if applicable, other leasing costs incurred by the borrower in connection with leases approved by the lender (to the extent such approval is required under the related loan agreement) and entered into in accordance with the related loan agreement and/or (iv) such other purposes (including capital expenditures, leasing commissions and tenant improvement costs and other leasing costs incurred in connection with new leases) related to the Lake Merritt Plaza Property, to the extent approved by the lender in its reasonable discretion.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. None.

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
70

Various – Various Various Various, NY	Collateral Asset Summary – Loan No. 8 Chelsea Bronx Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,000,000 58.2% 1.32x 10.1%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
71

Various – Various Various Various, NY	Collateral Asset Summary – Loan No. 8 Chelsea Bronx Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,000,000 58.2% 1.32x 10.1%

Chelsea Bronx Portfolio
1 521 West 21st Street New York, NY
2 656 East 133rd Street Bronx, NY
BRONX
Melrose
South Bronx
Mott Haven
MANHATTAN
Hamilton Heights
Harlem
East Harlem
QUEENS
East River
Harlem River
Triboro Bridge
Randall's Island Park
St. Mary's Park
Bruckner Expwy
Major Deegan Expwy
Harlem River Dr.
E. 138th St.
E. 149th St.
E. 125th St.
W. 145th St.
Bruckner Blvd.
Lincoln Medical Center
Hostos Community College
The Laboratory School of Finance & Technology
Universal Hip Hop Museum
Bronx Supreme Court
Franz Sigel Park
Yankee Stadium
The New York Expo Center
Apollo Theater
Marcus Garvey Park
NEW YORK CITY
BRONX
MANHATTAN
QUEENS
BROOKLYN
STATEN ISLAND
NJ TRANSIT AMTRAK
HUDSON YARDS
Midtown
MANHATTAN
Chelsea
Hudson River
Hudson River Park
Chelsea Waterside Park
CHELSEA GALLERIES
Chelsea Park
The High Line Elevated Park
Penn Station
Madison Square Garden
James A. Farley General Post Office
Morgan General Mail Facility
Fashion Institute of Technology
The High Line Hotel
Jack Shainman Gallery
Gagosian Gallery
Gladstone Gallery
Lisson Gallery
IAC Building
Chelsea Piers Sports & Entertainment Complex
Pier 62 Skatepark
CHELSEA MARKET
Google Corporate Office Campus
The Joyce Theater
Rubin Museum of Art
W. 23rd St.
W. 22nd St.
W. 20th St.
W. 16th St.
10th Ave.
11th Ave.
12th Ave.
9th Ave.
8th Ave.
7th Ave.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
72

Various – Various Various Various, NY	Collateral Asset Summary – Loan No. 8 Chelsea Bronx Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,000,000 58.2% 1.32x 10.1%

Mortgage Loan Information				Property Information
Loan Seller:	CREFI			Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance			Property Type – Subtype(2):	Various – Various
Borrower Sponsor(s):	Guy Roberts			Collateral:	Fee
Borrower(s):	Seven Up Realty LLC and Chelsea Operating Inc.			Location(2):	Various, NY
Original Balance:	$31,000,000			Year Built / Renovated(2):	Various / Various
Cut-off Date Balance:	$31,000,000			Property Management:	Direct Property Associates Inc.
% by Initial UPB:	4.9%			Size:	120,350 SF
Interest Rate:	7.48000%			Appraised Value / Per SF:	$53,300,000 / $443
Note Date:	October 10, 2023			Appraisal Date(3):	Various
Original Term:	60 months			Occupancy:	100.0% (as of July 1, 2023)
Amortization:	Interest Only			UW Economic Occupancy:	95.0%
Original Amortization:	NAP			Underwritten NOI:	$3,120,563
Interest Only Period:	60 months			Underwritten NCF:	$3,108,327
First Payment Date:	December 6, 2023
Maturity Date:	November 6, 2028			Historical NOI
Additional Debt Type:	None			Most Recent NOI:	$3,331,981 (TTM July 31, 2023)
Additional Debt Balance	NAP			2022 NOI:	$3,141,844
Call Protection:	L(24),D(29),O(7)			2021 NOI:	$2,399,577
Lockbox / Cash Management:	Hard / Springing			2020 NOI(4):	NAV

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$258
Taxes:	$375,922	$75,184	NAP	Maturity Date Loan / SF:	$258
Insurance:	$45,366	$15,122	NAP	Cut-off Date LTV:	58.2%
Replacement Reserves:	$0	$1,020	NAP	Maturity Date LTV:	58.2%
TI / LC:	$550,000	Springing	$550,000	UW NOI DY:	10.1%
				UW NCF DSCR:	1.32x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,000,000	100.0%	Loan Payoff	$20,085,143	64.8%
			Return of Equity	7,700,337	24.8
			Closing Costs	2,243,232	7.2
			Upfront Reserves	971,288	3.1
Total Sources	$31,000,000	100.0%	Total Uses	$31,000,000	100.0%
(1)	See “Escrows and Reserves” below.
(2)	See the “Portfolio Summary” chart below.
(3)	The Appraised Value of $53,300,000 represents the “as-is” value of both the 521 West 21st Street Property (as defined below) and the 656 East 133rd Street Property (as defined below) based on the appraised values as of August 17, 2023 and August 18, 2023, respectively. The appraiser also concluded to a land value of $42,000,000 which equates to a Cut-off Date and Maturity Date Loan to Land Value of 73.8%.
(4)	2020 NOI is not available because multiple tenants at the Chelsea Bronx Portfolio Properties (as defined below) were forced to shut down in 2020 due to the COVID-19 pandemic.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
73

Various – Various Various Various, NY	Collateral Asset Summary – Loan No. 8 Chelsea Bronx Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,000,000 58.2% 1.32x 10.1%

The Loan. The eighth largest mortgage loan (the “Chelsea Bronx Portfolio Mortgage Loan”) is secured by the borrowers’ fee interests in an unanchored retail property and an industrial warehouse property totaling 120,350 square feet located in New York, New York (the “Chelsea Bronx Portfolio Properties”). The Chelsea Bronx Portfolio Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $31,000,000. The Chelsea Bronx Portfolio Mortgage Loan was originated on October 10, 2023 by CREFI and accrues interest at a fixed rate of 7.48000% per annum. The Chelsea Bronx Portfolio Mortgage Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of the Chelsea Bronx Portfolio Mortgage Loan is the payment date that occurs on November 6, 2028.

The Properties. The Chelsea Bronx Portfolio Properties are comprised of a 30,350 square foot unanchored retail property located at 521 West 21st Street in New York, New York (the “521 West 21st Street Property”) and a 90,000 square foot industrial warehouse located at 656 East 133rd Street in the Bronx neighborhood of New York, New York (the “656 East 133rd Street Property”).

The following table presents certain information relating to the Chelsea Bronx Portfolio Properties:

Portfolio Summary
Property Name	City, State	Property Type - Subtype	Year Built / Renovated	Sq. Ft.(1)	Occupancy(1)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(2)(3)	U/W NOI(1)	% of U/W NOI(1)
521 West 21st Street	New York, NY	Retail - Unanchored	1931 / 2015	30,350	100.0%	$22,000,000	71.0%	$37,600,000	$2,224,400	71.3%
656 East 133rd Street	Bronx, NY	Industrial - Warehouse	1930 / 2010	90,000	100.0	9,000,000	29.0	15,700,000	896,162	28.7
Total				120,350	100.0%	$31,000,000	100.0%	$53,300,000	$3,120,563	100.0%
(1)	Based on the underwritten rent rolls dated July 1, 2023.
(2)	Source: Appraisals.
(3)	The Appraised Values represent the “as-is” value of both the 521 West 21st Street Property and the 656 East 133rd Street Property based on the appraised values as of August 17, 2023 and August 18, 2023, respectively. The appraiser also concluded to a land value of $35,600,000 for the 521 West 21st Street Property and a land value of $6,400,000 for the 656 East 133rd Street Property.

521 West 21st Street

The 521 West 21st Street Property is a two-story, 30,350 square foot unanchored retail center located at 521 West 21st Street within the West Chelsea neighborhood of New York City. The 521 West 21st Street Property was built in 1931, renovated in 2015, and is situated on an approximately 0.4-acre site. The 521 West 21st Street Property was 100.0% occupied by five art gallery tenants as of July 1, 2023. Each unit at the 521 West 21st Street Property is designed for art gallery use and features expansive layouts, high ceilings on both levels with the second-floor space benefiting from multiples skylights. As of the cut-off date, the tenants at the 521 West 21st Street Property had been in occupancy for a weighted average term of 21.9 years. The largest tenants at the 521 West 21st Street Property are Only Be, Inc. (“Only Be”), Tanya Bonakdar Gallery, Inc (“Tonya Bonakdar Gallery”) and Tina Fine Kim Art, LLC.

656 East 133rd Street

The 656 East 133rd Street Property is a 90,000 square foot industrial warehouse property located at 656 East 133rd Street within the Mott Haven Neighborhood of the Bronx in New York City. The 656 East 133rd Street was built in 1930, renovated in 2010, and is situated on an approximately 0.7-acre site. The 656 East 133rd Street Property contains 15-foot clear heights, one dock-high door, and three drive-in doors along with a rooftop billboard and cell tower. The 656 East 133rd Street Property was 100.0% occupied by WDF, Inc. (“WDF”) and Stage Storage and Leasing, Inc.

Major Tenants. The three largest tenants based on underwritten base rent are Only Be, Tonya Bonakdar Gallery and WDF.

Only Be (10,000 square feet; 8.3% of net rentable area (“NRA”); 22.1% of underwritten base rent). Only Be operates the Sikkema Jenkins and Co. art gallery at the 521 West 21st Street Property. Sikkema Jenkins & Co. is a contemporary art gallery that was founded in 1991 by Brent Sikkema. The gallery exhibits work in a variety of media including: painting, drawing, installation, photography and sculpture. Only Be has been a tenant at the 521 West 21st Street Property since January 1999 and expanded their space in December 2005. Only Be recently extended their lease in February 2023 and has a current term through October 2033 with no termination options.

Tanya Bonakdar Gallery (10,000 square feet; 8.3% of NRA; 22.1% of underwritten base rent). Founded in 1994, Tanya Bonakdar Gallery has developed a leading contemporary art gallery that represents more than thirty artists. The gallery has maintained an exhibition schedule that features more than ten rotating exhibitions by artists each year and recently opened a second gallery location in Los Angeles in 2018. Tanya Bonakdar Gallery has been a tenant at the 521 West 21st Street Property since October 1997 and recently extended their lease with a current term through October 2033 with no termination options.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
74

Various – Various Various Various, NY	Collateral Asset Summary – Loan No. 8 Chelsea Bronx Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,000,000 58.2% 1.32x 10.1%

WDF (60,000 square feet; 49.9% of NRA; 21.1% of underwritten base rent). Founded in 1929, WDF is a plumbing, HVAC contracting and specialty general contracting company and is a subsidiary of Tutor Perini Corporation (NYSE: TPC). WDF has worked on large construction projects including the Time Warner Building, Rockefeller Center, Lincoln Center, Yankee Stadium, Madison Square Garden, Seven World Trade Center and Goldman Sachs' Lower Manhattan Headquarters. WDF has been a tenant at the 656 East 133rd Street Property since January 2022 and has a current lease term through March 2032 with no termination options.

The following table presents certain information relating to the tenants at the Chelsea Bronx Portfolio Properties:

Tenant Summary(1)
Tenant	Property	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options
Only Be, Inc.	521 West 21st Street	NR/NR/NR	10,000	8.3%	802,564	$80.26	22.1%	10/31/2033	N	None
Tanya Bonakdar Gallery, Inc	521 West 21st Street	NR/NR/NR	10,000	8.3	802,564	$80.26	22.1	10/31/2033	N	None
WDF, Inc.	656 East 133rd Street	NR/NR/NR	60,000	49.9	765,000	$12.75	21.1	3/31/2032	N	None
Tina Kim Fine Art, LLC	521 West 21st Street	NR/NR/NR	5,000	4.2	555,688	$111.14	15.3	1/31/2025	N	None
Paula Cooper, Inc.	521 West 21st Street	NR/NR/NR	4,500	3.7	347,592	$77.24	9.6	9/30/2028	N	None
Stage Storage And Leasing, Inc.	656 East 133rd Street	NR/NR/NR	30,000	24.9	296,640	$9.89	8.2	4/30/2024	N	None
Kravets Wehby Gallery	521 West 21st Street	NR/NR/NR	850	0.7	60,000	$70.59	1.7	10/31/2032	N	None
Largest Tenants			120,350	100.0%	3,630,047	$30.16	100.0%
Total Occupied			120,350	100.0%	3,630,047	$30.16	100.0%
Vacant			0	0.0
Total			120,350	100.0%
(1)	Based on the underwritten rent rolls dated July 1, 2023.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Chelsea Bronx Portfolio Properties, based on initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	30,000	24.9	24.9%	296,640	8.2	9.89	1
2025	5,000	4.2	29.1%	555,688	15.3	111.14	1
2026	0	0.0	29.1%	0	0.0	0.00	0
2027	0	0.0	29.1%	0	0.0	0.00	0
2028	4,500	3.7	32.8%	347,592	9.6	77.24	1
2029	0	0.0	32.8%	0	0.0	0.00	0
2030	0	0.0	32.8%	0	0.0	0.00	0
2031	0	0.0	32.8%	0	0.0	0.00	0
2032	60,850	50.6	83.4%	825,000	22.7	13.56	2
2033	20,000	16.6	100.0%	1,605,127	44.2	80.26	2
2034 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	120,350	100.0%		$3,630,047	100.0%	$30.16	7
(1)	Based on underwritten rent rolls dated July 1, 2023.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
75

Various – Various Various Various, NY	Collateral Asset Summary – Loan No. 8 Chelsea Bronx Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,000,000 58.2% 1.32x 10.1%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Chelsea Bronx Portfolio Properties:

Cash Flow Analysis(1)
	2021	2022	T-12 7/31/2023	U/W	U/W Per SF
Base Rent	$3,290,688	$3,742,176	$3,863,098	$3,564,960	$29.62
Gross Up Vacancy	0	0	0	0	0.00
Gross Potential Rent	$3,290,688	$3,742,176	$3,863,098	$3,564,960	$29.62
Contractual Rent Steps(2)	0	0	0	65,087	0.54
Total Reimbursements	255,374	517,253	574,076	666,488	5.54
Other Revenue(3)	10,000	0	0	250,405	2.08
Net Rental Income	$3,556,062	$4,259,429	$4,437,174	$4,546,941	$37.78
Vacancy/Credit Loss	0	0	0	(214,827)	(1.79)
Effective Gross Income	$3,556,062	$4,259,429	$4,437,174	$4,332,114	$36.00
Management Fee	106,682	127,783	133,115	129,963	1.08
Real Estate Taxes(4)	901,216	817,988	835,964	840,449	6.98
Insurance	88,304	77,238	81,383	172,828	1.44
Other Expenses(5)	60,283	94,577	54,731	68,311	0.57
Total Expenses	$1,156,485	$1,117,585	$1,105,193	$1,211,551	$10.07
Net Operating Income	$2,399,577	$3,141,844	$3,331,981	$3,120,563	$25.93
Capital Expenditures	0	0	0	12,236	0.10
TI/LC	0	0	0	0	0.00
Net Cash Flow	$2,399,577	$3,141,844	$3,331,981	$3,108,327	$25.83

Occupancy	87.9%	100.0%	100.0%	95.0%(6)
NCF DSCR	1.02x	1.34x	1.42x	1.32x
NOI Debt Yield	7.7%	10.1%	10.7%	10.1%
(1)	Based on the underwritten rent rolls dated July 1, 2023.
(2)	Based on rent steps through February 1, 2024 for tenants at the 521 West 21st Street Mortgaged Property.
(3)	Other Revenue includes billboard and antenna income from the 656 East 133rd Street Mortgaged Property.
(4)	The 656 East 133rd Street Mortgaged Property benefits from a Commercial Expansion Program real estate tax abatement of $150,000 annually through February 2032 of which 50% is shared with WDF and is applied as a reduction in rent.
(5)	Other Expenses include repairs and maintenance and utilities.
(6)	Underwritten Occupancy is based on the economic occupancy.

Appraisals. According to the appraisals, the Chelsea Bronx Portfolio Properties had an “as-is” appraised value of $53,300,000 as of August 17, 2023 and August 18, 2023. The appraiser also concluded to a land value of $42,000,000 which equates to a Cut-off Date and Maturity Date Loan to Land Value of 73.8%. The table below shows the appraiser’s “as-is” conclusions. Based on the "as-is" value of $53,300,000, the Cut-off Date LTV and Maturity Date LTV are 58.2%.

Chelsea Bronx Portfolio(1)
Property	Property Type - Subtype	Value(2)	Capitalization Rate(3)
521 West 21st Street	Retail - Unanchored	$37,600,000	6.00%
656 East 133rd Street	Industrial - Warehouse	$15,700,000	4.75%
Total / Wtd. Avg(4)		$53,300,000	5.63%
(1)	Source: Appraisals.
(2)	Values represent the “as-is” value of both the 521 West 21st Street Property and the 656 East 133rd Street Property based on the appraised values as of August 17, 2023 and August 18, 2023, respectively. The appraiser also concluded to a land value of $35,600,000 for the 521 West 21st Street Property and a land value of $6,400,000 for the 656 East 133rd Street Property.
(3)	The appraiser used a direct capitalization approach to arrive at the appraised value. The capitalization rates shown above represent the overall capitalization rate.
(4)	Total / Wtd. Avg is based on the appraised value of each Chelsea Bronx Portfolio property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
76

Various – Various Various Various, NY	Collateral Asset Summary – Loan No. 8 Chelsea Bronx Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,000,000 58.2% 1.32x 10.1%

Environmental Matters. According to the Phase I environmental reports, dated August 24, 2023, there was no evidence of any recognized environmental conditions at the Chelsea Bronx Portfolio Properties.

The Market. The Chelsea Bronx Portfolio Properties consist of an unanchored retail center located within the Chelsea retail submarket of New York City and an industrial warehouse located within the Bronx industrial submarket of New York City.

The 521 West 21st Street Property is located at 521 West 21st Street within the Chelsea retail submarket in New York, New York. According to the appraisal, as of the second quarter of 2023, the Chelsea retail submarket had inventory of 5,196,299 square feet, a vacancy rate of 6.0% and average quoted rent of $91.98 per square foot.

The 656 East 133rd Street Property is located at 656 East 133rd Street within the Bronx industrial submarket of New York, New York. According to the appraisal, as of the second quarter of 2023, the Bronx industrial submarket had inventory of 2,067,012 square feet, a vacancy rate of 6.2% and average asking rent of $21.58 per square foot.

The following table presents certain information relating to comparable leases at the 521 West 21st Street Property:

Comparable Retail Rental Summary(1)
Property Name / Address	Tenant	Suite Size (SF)	Commencement	Lease Term (Years)	Base Rent (PSF)
521 West 21st Street	Various	Various	Various	Various	$84.63(2)
520 West 24th Street	Cavalier Galleries Inc.	2,006	Dec-22	3	$119.64
520 West 24th Street	Unix Gallery	2,394	May-22	7	$60.15
504 West 22nd Street	Harpers Gallery	1,800	Jun-22	2.3	$155.29
516 West 25th Street	Petzel Gallery	11,350	Jul-21	15	$109.18
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated July 1, 2023.

The following table presents certain information relating to comparable leases at the 656 East 133rd Street Property:

Comparable Retail Rental Summary(1)
Property Name / Address	Tenant	Suite Size (SF)	Commencement	Lease Term (Years)	Base Rent (PSF)
656 East 133rd Street	Various	Various	Various	Various	$11.80(2)
1930-1950 Eastchester Road	Medline Industries	24,000	Sep-22	10	$18.00
819-821 Edgewater Road	SSD Pallets, Inc.	5,400	Aug-22	5	$13.95
1285 Oak Point Avenue	Food Commissary	27,000	Aug-22	5	$19.00
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated July 1, 2023.

The Borrowers and the Borrower Sponsor. The borrowers are Seven Up Realty LLC, a New York limited liability company, and Chelsea Operating Inc., a New York corporation, each a single purpose entity having at least one independent director in its organizational structure. The borrower sponsor and non-recourse carveout guarantor is Guy Roberts. Guy Roberts is an entrepreneur and real estate owner/operator with over 25 years of experience in the Tri-State Area. Originally from Paris, France, Mr. Roberts is the cofounder of the West Chelsea art gallery district and has purchased multiple properties that are home to well-known art galleries in the Chelsea area (including the 521 West 21st Street Property).

Property Management. The Chelsea Bronx Portfolio Properties are managed by Direct Property Associates Inc., a borrower-affiliated property management company.

Initial and Ongoing Reserves. At origination of the Chelsea Bronx Portfolio Mortgage Loan, the borrowers deposited approximately (i) $375,922 into a reserve account for real estate taxes, (ii) $45,366 into a reserve account for insurance premiums, and (iii) $550,000 into a reserve account for tenant improvements and leasing commissions.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
77

Various – Various Various Various, NY	Collateral Asset Summary – Loan No. 8 Chelsea Bronx Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,000,000 58.2% 1.32x 10.1%

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $75,184).

Insurance Reserve – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $15,122).

Replacement Reserve – On each monthly payment date, the borrowers are required to deposit $1,020 into a replacement reserve.

TI / LC Reserve – On each monthly payment date following the occurrence of a Trigger Period (as defined below) and provided that the amount in the tenant improvements and leasing commissions reserve account is less than $250,000, the borrowers are required to deposit approximately $20,058 into such account, subject to a cap of $550,000.

Lockbox / Cash Management. The Chelsea Bronx Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. Within 10 business days of the origination of the Chelsea Bronx Portfolio Mortgage Loan (which deadline may be extended by lender in its reasonable discretion), each borrower is required to enter into a lockbox agreement with respect to the applicable Chelsea Bronx Portfolio Property owned by such borrower. Within two business days of the date such lockboxes are active, the borrowers are required to deliver a notice to each tenant directing them to remit all payments under the applicable lease directly to the applicable lender-controlled lockbox account. All revenue received by the borrowers, or the property manager, are required to be deposited in the applicable lockbox account immediately following receipt. All funds deposited into the applicable lockbox are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, whereby the lender instructs the institution maintaining the lockbox account to transfer all funds on deposit in the lockbox account on each business day to the cash management account. Upon the occurrence and during the continuance of a Trigger Period, if lender elects to deliver a restricted account notice, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Chelsea Bronx Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds may be held by the lender in an excess cash flow reserve account as additional collateral for the Chelsea Bronx Portfolio Mortgage Loan.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.15x, and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below) (provided, however, no Trigger Period will be deemed to exist pursuant to clause (ii) and/or (iii) during any period that the Collateral Cure Conditions (as defined below) are satisfied; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default, (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, and (z) with regard to clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

“Collateral Cure Conditions” means the borrowers have deposited cash into an account with lender or delivered a letter of credit to lender, as additional collateral for the Chelsea Bronx Portfolio Mortgage Loan, in an amount equal to the Collateral Deposit Amount (as defined below) and, on each one year anniversary of the date the borrowers made such deposit (or delivered such letter of credit), the borrowers deposit additional cash collateral or increase the amount of the letter of credit by an amount equal to the Collateral Deposit Amount (as applicable).

“Collateral Deposit Amount” means, for each year a Trigger Period with respect to A(ii) and/or A(iii) under the definition of “Trigger Period” is then continuing either (a) in the event of a Specified Tenant Trigger Period, an amount equal to the applicable Specified Tenant’s full and unabated rent for the immediately succeeding full calendar year from the date such Specified Tenant Trigger Period commenced, and/or (b), in the event of a Trigger Period set forth in clause (A)(ii) of the definition of “Trigger Period,” an amount equal to the difference in annual cash flow between a debt service coverage ratio of 1.00x and 1.20x.

A “Specified Tenant” means as applicable, (i) Only Be Inc. together with any successor and/or assigns, (ii) Tanya Bonakdar Gallery together with any successor and/or assigns, (iii) WDF Inc. together with any successor and/or assigns, (iv) any other lessee(s) of the Specified Tenant space (or any material portion thereof) and (v) any guarantor(s) of the applicable related Specified Tenant lease(s).

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant being in default under the applicable Specified Tenant lease beyond any applicable notice and cure periods, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), (iii) Specified Tenant failing to be open for business during customary hours, (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of Specified Tenant, and (vii) the Specified Tenant failing to extend or renew the applicable Specified Tenant lease for the applicable Specified Tenant renewal term on or prior to the earlier to occur of (1) 12 months prior to the expiration of the then applicable term under the applicable Specified Tenant Lease and (2) the date required under a Specified Tenant lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder, in each case, in accordance

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
78

Various – Various Various Various, NY	Collateral Asset Summary – Loan No. 8 Chelsea Bronx Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,000,000 58.2% 1.32x 10.1%

with the applicable terms and conditions thereof and the Chelsea Bronx Portfolio Mortgage Loan documents, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below), or (2) the borrowers leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the Chelsea Bronx Portfolio Mortgage Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under its lease, all contingencies to effectiveness of such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established.

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and open to the public for business during its customary hours subject to closure for the performance of alterations thereto, damage by fire or other casualty or events beyond its reasonable control, (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant lease in accordance with clause (vii) of the definition of “Specified Tenant Trigger Period”, (x) the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms thereof and the Chelsea Bronx Portfolio Mortgage Loan documents or (y) the borrowers lease the entire applicable Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the Chelsea Bronx Portfolio Mortgage Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under their lease(s), all contingencies to effectiveness of each such lease(s) have expired or been satisfied, each such lease has commenced and a rent commencement date has been established (without possibility of delay), (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

Current Mezzanine or Secured Subordinate Indebtedness. None

Permitted Future Mezzanine or Secured Subordinate Indebtedness. None.

Release of Collateral. Provided that no event of default is continuing under the related Chelsea Bronx Portfolio Mortgage Loan documents, after the earlier of (x) October 10, 2026 and (y) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Chelsea Bronx Portfolio Mortgage Loan to be securitized, the borrower (I) has the one-time right to partially prepay the Chelsea Bronx Portfolio Mortgage Loan and (II) may at any time deliver defeasance collateral, and in each case obtain release (or, in the case of a defeasance, assignment) of one or more of the Chelsea Bronx Portfolio Properties; provided, that, among other conditions: (i) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to the greater of (a) 120% of the allocated loan amount for the individual Chelsea Bronx Portfolio Property, and (b) 90% of the net sales proceeds applicable to such individual Chelsea Bronx Portfolio Property, (ii) the borrower delivers a REMIC opinion, (iii) the borrower delivers (in the case of a partial prepayment, if reasonably required by the lender) a rating agency confirmation, (iv) as of the date of notice of the partial release and the consummation of the partial release or assignment (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining Chelsea Bronx Portfolio Properties is greater than the greater of (a) 1.25x and (b) the debt service coverage ratio for all of the Chelsea Bronx Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, and (v) as of the date of notice of the partial release and the consummation of the partial release or assignment (whether by partial prepayment or partial defeasance), after giving effect to the release, the loan-to-value ratio with respect to the remaining Chelsea Bronx Portfolio Properties is no greater than 62.5%.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
79

Industrial - Manufacturing/Distribution 22600 North 19th Avenue Phoenix, AZ, 85027	Collateral Asset Summary – Loan No. 9 Arizona Republic Distribution Center	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$24,950,000 65.0% 1.41x 11.4%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
80

Industrial - Manufacturing/Distribution 22600 North 19th Avenue Phoenix, AZ, 85027	Collateral Asset Summary – Loan No. 9 Arizona Republic Distribution Center	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$24,950,000 65.0% 1.41x 11.4%

Arizona Republic Distribution Center
22600 North 19th Avenue
Phoenix, AZ 85027
W. Carefree Hwy
74
Tramonto Marketplace
North Canyon Village
17
W. Dove Valley Rd
303
Bob Stump Mem. Hwy
MARICOPA COUNTY
N. North Valley Pkwy
Stetson Valley
Cave Buttes Recreation Area
USAA
Shops at Norterra
Happy Valley Rd
Happy Valley Towne Center
Cave Creek Rd
N. 51st Ave
Pinnacle Peak Rd
Thunderbird Conservation Park
The 500 Club at Adobe Dam
Adobe Mtn. Train Museum
Deer Valley Municipal Airport
Deer Valley Rd
Deer Valley Dr
Reach 11 Sports Complex
Deer Valley Petroglyph Preserve
N. 59th Ave
N. 35th Ave
Albertsons & Safeway Corp. Office
N. 19th Ave
Honeywell Deer Valley
Deer Valley
N. 7th St
Pima Frwy
Agua Fria Frwy
101
Deer Valley Towne Ctr.
HonorHealth Deer Valley Medical Ctr.
PetSmart Corporate Office
Midwestern University
Honeywell Aerospace-Glendale
Union Hills Dr
N. 32nd St
PHOENIX
Paradise Valley Community College
Glendale
Bell Canyon Pavilions
N. 7th Ave
Fountain Square
Bell Rd
Plaza de Campana
Bell Towne Plaza
Turf Paradise
Greenway Pkwy
Greenway Park Plaza
Arizona Christian University
Greenway Rd
N. 43rd Ave
Black Canyon Frwy
Lookout Mtn. Preserve
51
Cave Creek GC
Moon Valley Country Club
Thunderbird Rd
Paradise Valley
Banner Thunderbird Medical Center
Arizona State University West
Metro North Corporate Park
North Mountain Park
Piestewa Frwy
Downtown Phoenix 12 miles
Cactus Rd
Phoenix Sky Harbor Intl. Airport 16 miles
YAVAPAI COUNTY
New River
Anthem
Cave Creek
Carefree
Peoria
Desert Ridge
Surprise
El Mirage
Glendale
Scottsdale
Paradise Valley
PHOENIX
Goodyear
Avondale
Tolleson
Tempe
MESA
Liberty

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
81

Industrial - Manufacturing/Distribution 22600 North 19th Avenue Phoenix, AZ, 85027	Collateral Asset Summary – Loan No. 9 Arizona Republic Distribution Center	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$24,950,000 65.0% 1.41x 11.4%
Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition	Property Type - Subtype:	Industrial - Manufacturing/Distribution
Borrower Sponsors:	David Luski, Adam Breen, Jean Marie Apruzzese and/or David Gray	Collateral:	Fee
Borrower(s):	G&I X ACP AZ Republic LLC	Location:	Phoenix, AZ
Original Balance:	$24,950,000	Year Built / Renovated:	1992 / NAP
Cut-off Date Balance:	$24,950,000	Property Management:	ACP Property Management, LLC
% by Initial UPB:	4.0%	Size:	273,235 SF
Interest Rate:	7.48500%	Appraised Value / Per SF:	$38,400,000 / $141
Note Date:	August 4, 2023	Appraisal Date:	June 20, 2023
Original Term:	60 months	Occupancy:	100.0% (as of November 6, 2023)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$2,841,990
Interest Only Period:	60 months	Underwritten NCF:	$2,678,049
First Payment Date:	September 6, 2023
Maturity Date:	August 6, 2028	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(2):	NAV
Additional Debt Balance:	NAP	2022 NOI(2):	NAV
Call Protection:	L(12), YM1(35), O(13)	2021 NOI(2):	NAV
Lockbox / Cash Management:	Hard / Springing	2020 NOI(2):	NAV

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$91
Taxes:	$107,201	$26,800	NAP	Maturity Date Loan / SF:	$91
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	65.0%
Replacement Reserve:	$0	$2,277	$120,000	Maturity Date LTV:	65.0%
TI/LC:	$500,000	Springing	NAP	UW NOI DY:	11.4%
Other:	$60,000	$0	NAP	UW NCF DSCR:	1.41x

Sources and Uses
Sources	Proceeds	% of Tot	al	Uses	Proceeds	% of Total
Mortgage Loan Amount	$24,950,000	61.1%		Purchase Price	$38,000,000	93.0%
Borrower Sponsor Equity	15,891,753	38.9		Reserves	2,174,553	5.3
				Closing Costs	667,201	1.6
Total Sources	$40,841,753	100.0%		Total Uses	$40,841,753	100.0%
(1)	See “Initial and Ongoing Reserves” below.
(2)	Historical financial information is unavailable due to the acquisition of the Arizona Republic Distribution Center Property (as defined below) at origination in a sale-leaseback transaction.

The Loan. The ninth largest mortgage loan (the “Arizona Republic Distribution Center Mortgage Loan”) is secured by the borrower’s fee interest in a 273,235 square foot industrial property located in Phoenix, Arizona (the “Arizona Republic Distribution Center Property”). The Arizona Republic Distribution Center Mortgage Loan was originated on August 4, 2023 by DBR Investments Co., Limited and accrues interest at a fixed rate of 7.48500% per annum. The Arizona Republic Distribution Center Mortgage Loan has an initial term of 60 months and has a remaining term of 57 months as of the Cut-off Date. The Arizona Republic Distribution Center Mortgage Loan requires interest-only payments during its entire term.

The Property. The Arizona Republic Distribution Center Property is a 273,235 square foot industrial manufacturing and distribution facility located in Phoenix, Arizona. The Arizona Republic Distribution Center Property is 100% leased to Phoenix Newspapers, Inc. The Arizona Republic Distribution Center Property includes 36 dock high doors configured for rear and side loading, and an approximately 160 feet deep truck court. The Arizona Republic Distribution Center Property also contains approximately 39,000 square feet of office space. The borrower acquired the Arizona Republic Distribution Center Property at origination from the sole tenant in a sale-leaseback transaction.

Sole Tenant. The Arizona Republic Distribution Center Property is 100% leased to Phoenix Newspapers, Inc. through July 31, 2033. The lease has two, five-year renewal options with six months’ notice at the greater of fair market rent or 3.0% over the prior year’s base rent. There are no termination options. Rent under the lease commences at $3,026,400 annually (approximately $11.08 per square foot), with 3.0% annual increases. The lease is guaranteed by Gannett Co., Inc. (NYSE: GCI, B3/NR/B by Moody’s, S&P and Fitch, respectively) (“Gannett”), the parent company of the sole tenant.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
82

Industrial - Manufacturing/Distribution 22600 North 19th Avenue Phoenix, AZ, 85027	Collateral Asset Summary – Loan No. 9 Arizona Republic Distribution Center	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$24,950,000 65.0% 1.41x 11.4%

Gannett is a publicly traded American mass media company founded in 1906 and headquartered in Virginia. Gannett or its affiliate has owned and operated the Arizona Republic Distribution Center Property since its completion in 1992. Gannett operates a diverse portfolio of newspapers, television stations, and digital media properties across the United States. Gannett publishes USA Today along with hundreds of local media outlets across 43 U.S. states, and 120 local media brands in the United Kingdom. Gannett’s diverse portfolio includes LocaliQ, a suite of digital business and marketing solutions, and USA Today Network Ventures, which is the largest media-owned events business in the country. In 2019 Gannett merged with Gatehouse Media. The merger brought together approximately 260 daily newspapers, including the Arizona Republic, the Providence Journal and the Austin American-Statesman, as well as hundreds of weekly newspapers. At the Arizona Republic Distribution Center Property, the sole tenant prints over 15 news publications, both for Gannett publications such as the Arizona Republic, USA Today and the Palm Springs Desert Sun, and third-party publications such as The Wall Street Journal and The New York Times.

The following table presents certain information relating to the sole tenant at the Arizona Republic Distribution Center Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options(3)
Phoenix Newspapers, Inc.	B3/NR/B	273,235	100%	3,026,400	$11.08	100.0%	7/31/2033	No	2 x 5 Yr
Total Occupied		273,235	100%	3,026,400	$11.08	100.0%
Vacant		0	0%
Total		273,235	100.0%
(1)	Based on the underwritten rent roll dated November 6, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	The lease has two, five year renewal options with six months’ notice at the greater of fair market rent or 3.0% over the last base rent.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
83

Industrial - Manufacturing/Distribution 22600 North 19th Avenue Phoenix, AZ, 85027	Collateral Asset Summary – Loan No. 9 Arizona Republic Distribution Center	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$24,950,000 65.0% 1.41x 11.4%

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent		% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0%	$0.0	0	0.0%	$0.00	0
2023	0	0.0	0%	$0.0	0	0.0	0.00	0
2024	0	0.0	0%	$0.0	0	0.0	0.00	0
2025	0	0.0	0%	$0.0	0	0.0	0.00	0
2026	0	0.0	0%	$0.0	0	0.0	0.00	0
2027	0	0.0	0%	$0.0	0	0.0	0.00	0
2028	0	0.0	0%	$0.0	0	0.0	0.00	0
2029	0	0.0	0%	$0.0	0	0.0	0.00	0
2030	0	0.0	0%	$0.0	0	0.0	0.00	0
2031	0	0.0	0%	$0.0	0	0.0	0.00	0
2032	0	0.0	0%	$0.0	0	0.0	0.00	0
2033	273,235	100.0	100.0%	$3,026,40	0	100.0	11.08	1
2034 & Thereafter	0	0.0	100.0%	$0.0	0	0.0	0.00	0
Vacant	0	0.0	100.0%	NA	P	NAP	NAP	NAP
Total / Wtd. Avg.	273,235	100.0%		$3,026,400		100.0%	$11.08	1
(1)	Based on the underwritten rent roll dated November 6, 2023.

Appraisal. According to the appraisal, the Arizona Republic Distribution Center Property has an “as-is” appraised value of $38,400,000 as of June 20, 2023.

Appraisal Approach	Appraised Value	Capitalization Rate
Discounted Cash Flow Approach	$38,400,000	7.50%

Environmental Matters. According to a Phase I environmental report dated June 28, 2023, there are no recognized environmental conditions or recommendations for further action at the Arizona Republic Distribution Center. Property.

The Market. The Arizona Republic Distribution Center Property is in Phoenix, Arizona, specifically in the Phoenix – Mesa – Chandler metropolitan statistical area. The Phoenix industrial market has 59.3 million square feet of industrial space underway. The Phoenix industrial market had a 4.7% vacancy rate at the end of 2022, which decreased to 4.2% by the beginning of 2023. Major transit networks in the market include the I-10 and I-17 highways, and Union Pacific and BNSF railroads. Additionally, the expansion of the Loop 303 and 202 freeways allows for connections to the Valley of the Sun. Rents in the market average $12.36 PSF which is close to the national level and 30-40% below asking rents in California markets. The Arizona Republic Distribution Center Property in comparison has below market rent. Through the first quarter of 2023, the market had approximately 4.3 million square feet of positive net completions, increasing inventory by 6.16% from the prior year. The Phoenix industrial market reaches approximately 35 million consumers within a single day’s truck ride from the Phoenix metro.

The Arizona Republic Distribution Center Property is located in the submarket of Deer Valley/Pinnacle Park. The Deer Valley/Pinnacle Park submarket comprised nearly 19.5 million square feet of industrial space as of the first quarter of 2023, accounting for 4.62% of the Phoenix market’s total inventory. From 2012 to 2022, the submarket’s industrial stock expanded at a compound annual growth rate of 1.69%. Other than in 2015, the submarket has generally experienced over 200,000 square feet of net deliveries each year since 2014. The Deer Valley/Pinnacle Park submarket had a vacancy of 5.22% as of the end of the first quarter of 2023 which is in line with the broader Phoenix Market. The Deer Valley/Pinnacle Park submarket had an average rent of $15.96 per square foot which is higher than the $12.36 per square foot of the broader market.

The following table presents certain information relating to the demographics of the Arizona Republic Distribution Center Property:

Demographics Summary(1)(2)
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Avg Household Income	3-mile Avg Household Income	5-mile Avg Household Income
Arizona Republic Distribution Center	Phoenix, AZ	1,624	67,509	215,877	$58,755	$93,597	$101,591
(1)	Source: Appraisal.
(2)	Values are 2022 estimations.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
84

Industrial - Manufacturing/Distribution 22600 North 19th Avenue Phoenix, AZ, 85027	Collateral Asset Summary – Loan No. 9 Arizona Republic Distribution Center	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$24,950,000 65.0% 1.41x 11.4%

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	U/W	U/W Per SF
Base Rent	$3,026,400	$11.08
Contractual Rent Steps(3)	90,792	0.33
Gross Potential Rent	$3,117,192	$11.41
Total Reimbursements	549,997	2.01
Net Rental Income	$3,667,189	$13.42
Vacancy & Credit Loss	(183,359)	(0.67)
Effective Gross Income	$3,483,830	$12.75
Total Expenses	641,840	2.35
Net Operating Income	$2,841,990	$10.40
Capital Expenditures	27,324	0.10
TI/LC	136,618	0.50
Net Cash Flow	$2,678,049	$9.80

Occupancy	100.0%
NCF DSCR	1.41x
NOI Debt Yield	11.4%
(1)	Based on the underwritten rent roll dated November 6, 2023
(2)	Historical cash flows are unavailable due to the acquisition of the Arizona Republic Distribution Center Property at origination in a sale-leaseback transaction.
(3)	Inclusive of rent steps through August 1, 2024.

The Borrower and the Borrower Sponsors. The borrower for the Arizona Republic Distribution Center Mortgage Loan is G&I X ACP AZ Republic LLC, a Delaware limited liability company and a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Arizona Republic Distribution Center Mortgage Loan.

The borrower sponsors for the Arizona Republic Distribution Center Mortgage Loan are David Luski, Adam Breen, Jean Marie Apruzzese and/or David Gray. The non-recourse carveout guarantor is DRA Growth and Income Master Fund X, LLC (“DRA”). DRA is advised by DRA Advisors LLC, a registered investment advisor specializing in real estate investment and management services for institutional and private investors. Since its inception, funds advised by DRA Advisors, LLC have acquired more than 2,000 properties.

Property Management. The Arizona Republic Distribution Center Property is managed by ACP Property Management, LLC, an affiliate of the borrower.

Initial and Ongoing Reserves. At origination of the Arizona Republic Distribution Center Mortgage Loan, the borrower deposited approximately (i) $107,201 into a reserve account for real estate taxes, (ii) $60,000 into a deferred maintenance account and (iii) $500,000 into a reserve account for tenant improvements and leasing commissions.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next ensuing 12-month period (initially estimated to be approximately $26,800 per month). However, such deposits will be waived in the event that, (i) no Trigger Period (as defined below) has occurred and is continuing, (ii) an Approved Net Lease (as defined below) is in full force and effect and has not expired or terminated, (iii) such Approved Net Lease requires that the Approved Net Tenant (as defined below) pay all real estate taxes with respect to the Arizona Republic Distribution Center Property directly to the applicable governmental authorities, (iv) the Approved Net Tenant is timely paying all real estate taxes directly to the appropriate governmental authority in accordance with the Approved Net Lease, and (v) the borrower delivers to the lender reasonably satisfactory evidence of such timely payment of all of the real estate taxes for the Arizona Republic Distribution Center Property (it being acknowledged that the Phoenix Newspapers, Inc. lease does not satisfy the foregoing conditions as a result of its failure to satisfy clause (iii) above).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
85

Industrial - Manufacturing/Distribution 22600 North 19th Avenue Phoenix, AZ, 85027	Collateral Asset Summary – Loan No. 9 Arizona Republic Distribution Center	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$24,950,000 65.0% 1.41x 11.4%

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the annual estimated insurance payments. However, such deposits will be waived if (i) no Trigger Period has occurred and is continuing, (ii) an Approved Net Lease is in full force and effect and has not expired or terminated, (iii) the Approved Net Tenant is required to maintain insurance that satisfies the terms and provisions of Arizona Republic Distribution Center Mortgage Loan documents pursuant to the terms of the applicable Approved Net Lease, (iv) the Approved Net Tenant is timely paying all of the insurance premiums for the insurance required to be maintained by such tenant in the Approved Net Lease directly to the insurer and the lender is receiving evidence that such insurance is being maintained, and (v) the borrower delivers to the lender reasonably satisfactory evidence of the timely payment of all of such insurance premiums for the Arizona Republic Distribution Center Property on or before the date which is prior to the date upon which such insurance premiums will be due (it being acknowledged that the Phoenix Newspapers lease does not satisfy the foregoing conditions as a result of its failure to satisfy clause (iii) above). In addition, the borrower is not required to escrow for insurance premiums if the Arizona Republic Distribution Center Property is insured by a blanket policy meeting the requirements of the related loan agreement. As of the origination date, such a blanket policy was in effect.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit approximately $2,277 into a replacement reserve, provided that the borrower is not required to make such deposits at any time that the balance in such reserve exceeds $120,000.

TI/LC Reserve – On each monthly payment date following the date that a lease that is not a Sweep Lease (as defined below) is entered into, the borrower is required to deposit (x) an amount that the lender reasonably determines will be needed (in equal monthly deposits) in order to accumulate sufficient funds, together with the $500,000 upfront deposit for such purpose, to pay for all anticipated tenant improvements and leasing commissions that will be incurred as provided for in the leases entered into at the Arizona Republic Distribution Center Property and (y) the sum of $0.25 per annum per rentable square foot of space leased pursuant to such lease for which the lender is anticipating tenant turnover during the term of the Arizona Republic Distribution Center Mortgage Loan.

Lockbox / Cash Management. The Arizona Republic Distribution Center Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within two business days after receipt. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on a daily basis to a lender-controlled cash management account. Provided no event of default is continuing, funds in the cash management account are required to be applied to debt service, the reserves and escrows described above and budgeted operating expenses, with any excess funds (i) during a Trigger Period due to a Lease Sweep Period (as defined below), to be deposited into a lease sweep reserve, (ii) if no Lease Sweep Period is continuing, but any other Trigger Period is continuing, to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Arizona Republic Distribution Center Mortgage Loan, or (iii) if no Trigger Period is continuing, to be disbursed to the borrower.

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a Low DSCR Period (as defined below), (iii) if the property manager is an affiliate of the borrower or guarantor, the property manager becoming insolvent or a debtor in any bankruptcy or insolvency proceeding and such manager is not replaced with an unaffiliated qualified manager within 30 days of such proceeding or (iv) the commencement of a Lease Sweep Period. A Trigger Period will end if (i) in the case of an event of default under the Arizona Republic Distribution Center Mortgage Loan documents, a cure of such event of default is accepted by the lender, (ii) in the event of a Low DSCR Period, the Low DSCR Period has been cured in accordance with the definition of such term, (iii) in the event of the bankruptcy or insolvency of any affiliated property manager, the appointment of an unaffiliated qualified manager in accordance with the Arizona Republic Distribution Center Mortgage Loan documents, and (iv) with respect to a Lease Sweep Period, such Lease Sweep Period has been cured in accordance with the definition of such term.

A “Low DSCR Period” will commence if as of the last day of any calendar quarter the Arizona Republic Distribution Center Mortgage Loan interest only debt service coverage ratio is less than 1.20x; however, if any tenant becomes subject to a Tenant Adjustment Event (as defined below), then the underwritten net cash flow as of the most recent calculation date may be immediately adjusted downward by the lender and to the extent said adjustment results in a debt service coverage ratio that is below 1.20x, a Low DSCR Period will immediately commence. A Low DSCR Period will end when the Arizona Republic Distribution Center Mortgage Loan interest only debt service coverage ratio is at least 1.25x as of the last day of two consecutive calendar quarters.

A “Lease Sweep Period” will commence on the first monthly payment date following (a) the earlier of (i) the date that is twelve months prior to the expiration of a Sweep Lease or (ii) the date required under the Sweep Lease by which the Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon (1) the surrender, cancellation or termination of a Sweep Lease (or at least 10% of the space leased thereunder) or (2) upon the borrower’s receipt of written notice by a Sweep Tenant of its intent to effect a surrender, cancellation or termination of its Sweep Lease (or at least 10% of its space) and either (x) the lender has a good faith basis to determine that the tenant has the right to do so or (y) the borrower is negotiating such a surrender, cancellation or termination; (c) if a Sweep Tenant has discontinued its business (i.e., “goes dark”) at a majority of its space at the Arizona Republic Distribution Center Property, provided that a Lease Sweep Period will not be deemed to exist if either (I) the sole reason the Sweep Tenant is dark is to comply with governmental restrictions on the use or occupancy of the Arizona Republic Distribution Center Property in connection with any pandemic or epidemic and the Sweep Tenant is paying full

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
86

Industrial - Manufacturing/Distribution 22600 North 19th Avenue Phoenix, AZ, 85027	Collateral Asset Summary – Loan No. 9 Arizona Republic Distribution Center	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$24,950,000 65.0% 1.41x 11.4%

contractual rent or (II) the Sweep Tenant maintains the same level of occupancy as it did at origination; (d) upon a monetary or material nonmonetary default under a Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period, (e) upon a bankruptcy or insolvency proceeding of a Sweep Tenant or its parent, or (f) upon a decline in the credit rating of Gannett or any successor lease guarantor of the Phoenix Newspapers, Inc. lease below ““Caa1” by Moody’s, or (y) “CCC+” by Fitch, or (z) “CCC+” to the extent then rated by S&P; or (g) none of Moody’s nor Fitch nor S&P are rating Gannett or any successor guarantor of the Phoenix Newspapers, Inc. lease.

A Lease Sweep Period will terminate upon: (A) in the case of clauses (a), (b), and (c) above, the entirety of the Sweep Lease space (or applicable portion thereof) is leased pursuant to one or more qualified leases (which must be on market terms and have terms that are for at least five years and extend at least two years beyond the loan term) and in the lender’s reasonable judgement there are sufficient funds in the lease sweep reserve to cover all reasonably anticipated leasing expenses, and free or abated rent periods for such qualified leases (collectively, “Leasing Costs”), and any shortfalls in loan agreement payments or operating expenses resulting from anticipated down time prior to the commencement of payments under such qualified leases (collectively, “Shortfalls”); (B) in the case of clause (a) above, the Sweep Tenant irrevocably exercises its renewal or extension option with respect to all of its space, and in the lender’s reasonable judgement there are sufficient funds in the lease sweep reserve to cover all Leasing Costs in connection with such renewal or extension; (C) in the case of clause (d) above, the subject default has been cured; (D) in the case of clause (e) above, the applicable bankruptcy or insolvency proceeding has been terminated and the applicable Sweep Lease (and any guaranty of it) has been affirmed or assumed in a manner reasonably satisfactory to the lender pursuant to a final non-appealable order of the bankruptcy court, all lease defaults have been cured and the Sweep Tenant is in occupancy and paying full, unabated rent, and adequate assurance of future performance under the Sweep Lease (and any guaranty), as reasonably determined by the lender, has been provided; (E) in the case of clauses (a), (b), and (c) above, less than all of the Sweep Lease space (or applicable portion thereof) is leased pursuant to one or more qualified leases, but such qualified leases provide for rents that equal or exceed those provided in the Phoenix Newspapers, Inc. lease, and in the lender’s reasonable judgement there are sufficient funds in the lease sweep reserve to cover all Leasing Costs and Shortfalls; (F) in the case of clause (f) above, if the credit rating of Gannett has been restored to at least “B3” by Moody’s and “B-” by Fitch for two consecutive calendar quarters (to the extent that Gannett is rated by such rating agencies) and, if S&P is rating Gannett following the date that neither Moody’s nor Fitch are rating it, “B-” by S&P for two consecutive calendar quarters; or in the case of clause (g) above, if Gannett’s credit rating is at least “B-” or its equivalent for two consecutive calendar quarters as rated by at least one of S&P, Moody’s or Fitch and, in the event that more than one such agency is rating Gannett, each of S&P, Moody’s and Fitch that are then rating Gannett has rated it at least “B-” or its equivalent for two consecutive calendar quarters; (G) in the case of clauses (b) and (c) above, the applicable Sweep Tenant has irrevocably revoked or rescinded the applicable notice and it (and any guarantor) has reaffirmed the applicable lease (or guaranty) as being in full force and effect; and (H) in the case of all clauses above, the date on which the funds in the lease sweep reserve are equal to the $10.00 per square foot of the applicable Sweep Lease space that is subject to a Lease Sweep Period, unless such space has been relet pursuant to leases which in the aggregate require the borrower to incur expenses and/or provide for free or abated rent periods which exceeds the foregoing amount.

A “Sweep Lease” means the Phoenix Newspapers, Inc. lease and any replacement lease covering at least 136,618 square feet in the aggregate.

A “Sweep Tenant” means any tenant under a Sweep Lease.

An “Approved Net Lease” means (x) the Phoenix Newspapers, Inc. lease, and (y) any lease entered into after the origination date, in accordance with the provisions of the Arizona Republic Distribution Center Mortgage Loan documents which (i) is effective following the termination of the Phoenix Newspapers, Inc. lease or any other lease at the Arizona Republic Distribution Center Property, (ii) is approved in writing by the lender, (iii) covers either (a) the entire Arizona Republic Distribution Center Property or (b) the entire Arizona Republic Distribution Center Property, but excluding therefrom the “Excluded Area” (as such term is defined in the Phoenix Newspapers, Inc. lease), and (iv) is a net lease (i.e., is “triple-net” or “double-net” in nature, including at a minimum where the tenant under any such lease agrees to pay all real estate taxes and maintenance expenses in addition to other customary costs and expenses associated with leasing space at the Arizona Republic Distribution Center Property in the same manner as the Phoenix Newspapers, Inc. lease as of the origination date); provided that, in no event will a lease with a guarantor or a person that is an affiliate of the borrower or guarantor be an Approved Net Lease.

An “Approved Net Tenant” means any tenant under an Approved Net Lease.

A “Tenant Adjustment Event” means (i) a tenant not currently being in occupancy and paying full, unabated rent, (ii) a tenant being affiliated with the borrower or guarantor, (iii) a tenant being in monetary default or material non-monetary default or in bankruptcy, (iv) a tenant under a month-to-month lease, (v) a tenant under a lease where the term is set to expire in the next two succeeding calendar quarters or (vi) a tenant under a lease where the tenant thereunder has a renewal option and has failed to exercise such renewal option within the time period set forth in the lease or has given notice of intent to vacate.

Current Mezzanine or Secured Subordinate Indebtedness. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
87

Industrial - Manufacturing/Distribution 22600 North 19th Avenue Phoenix, AZ, 85027	Collateral Asset Summary – Loan No. 9 Arizona Republic Distribution Center	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$24,950,000 65.0% 1.41x 11.4%

Permitted Future Mezzanine or Secured Subordinate Indebtedness. None.

Release of Collateral. None.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
88

Retail – Single Tenant 2560 Bruckner Boulevard Bronx, NY 10465	Collateral Asset Summary – Loan No.10 Related Home Depot	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 46.7% 1.30x 10.7%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
89

Retail – Single Tenant 2560 Bruckner Boulevard Bronx, NY 10465	Collateral Asset Summary – Loan No.10 Related Home Depot	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 46.7% 1.30x 10.7%

Related Home Depot
2560 Bruckner Boulevard
Bronx, NY 10465
BRONX
QUEENS
Co-Op City
The Mall at Bay Plaza
Pelham Bay and Split Rock Golf Courses
Bronx Botanical Gardens
Fordham University
Jack Coffey Field
Bronx Zoo
Morris Park
Jacobi Medical Center
Yeshiva Univ. Jack & Pearl Campus
Mercy College - Bronx Campus
Albert Einstein Coll. of Medicine
Montefiore Hutchinson Campus
Jack D. Weiler Hospital
Calvary Hospital
Pelham Bay Park
Aileen B. Ryan Recreational Complex
G.W. Bridge 3 miles
The Fountain at Metropolitan Oval
Parkchester
Schuylerville
Long Island Sound
Amazon Warehouse
Throggs Neck Shopping Center
Bruckner Commons
The Shops at Bruckner
Sound View Park
Castle Hill
Ferry Point Park
Throgs Neck
Marina Del Ray
THROGS NECK BRIDGE
East River
Whitestone Bridge
JFK Intl. Airport 14 miles
Whitestone
Hermon A. MacNeil Park
E. Gun Hill Rd.
Gun Hill Rd.
Gun Hill Pkwy.
Webster Ave.
Boston Rd.
Williamsbridge Rd.
Eastchester Rd.
Hutchinson R. Pkwy
City Island Rd.
AMTRAK
Pelham Pkwy.
Bronx River Pkwy
Crotona Ave.
Morris Park Ave.
Tremont Ave.
Cross Bronx Expwy
Bruckner Expwy
Hutchinson River Pkwy
Sheridan Blvd.
Soundview Ave.
White Plains Rd.
Zerega Ave.
Randall Ave.
95
278
295
695
678
1
PATERSON
YONKERS
NEW YORK CITY
MANHATTAN
BROOKLYN
QUEENS
NEWARK
JERSEY CITY
STATEN ISLAND

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
90

Retail – Single Tenant 2560 Bruckner Boulevard Bronx, NY 10465	Collateral Asset Summary – Loan No.10 Related Home Depot	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 46.7% 1.30x 10.7%

Mortgage Loan Information				Property Information
Loan Seller:	BMO			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type - Subtype:	Retail - Single Tenant
Borrower Sponsor(s):	The Related Companies, L.P.			Collateral:	Leasehold
Borrower(s):	Related Retail Bruckner, LLC			Location:	Bronx, NY
Original Balance:	$21,000,000			Year Built / Renovated:	2007 / NAP
Cut-off Date Balance:	$21,000,000			Property Management:	Related Management Company, L.P.
% by Initial UPB:	3.4%			Size:	135,000 SF
Interest Rate:	8.07700%			Appraised Value / Per SF:	$45,000,000 / $333
Note Date:	September 21, 2023			Appraisal Date:	August 1, 2023
Original Term:	60 months			Occupancy:	100.0% (as of November 6, 2023)
Amortization:	Interest Only			UW Economic Occupancy:	100.0%
Original Amortization:	NAP			Underwritten NOI:	$2,237,673
Interest Only Period:	60 months			Underwritten NCF:	$2,237,673
First Payment Date:	November 6, 2023
Maturity Date:	October 6, 2028			Historical NOI
Additional Debt Type:	NAP			Most Recent NOI:	$2,534,446 (TTM June 30, 2023)
Additional Debt Balance:	NAP			2022 NOI:	$2,353,546
Call Protection:	L(25),D(28),O(7)			2021 NOI:	$2,095,509
Lockbox / Cash Management:	Hard / Springing			2020 NOI:	$2,072,594

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan Per SF:	$156
Taxes:	$0	Springing	NAP	Maturity Date Loan Per SF:	$156
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	46.7%
Replacement Reserve:	$0	Springing	NAP	Maturity Date LTV:	46.7%
TI / LC:	$0	Springing	NAP	UW NOI DY:	10.7%
Ground Rent Reserve:	$0	Springing	NAP	UW NCF DSCR:	1.30x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,000,000	76.0%	Loan Payoff	$27,110,863	98.1%
Sponsor Equity	6,649,534	24.0	Closing Costs	538,672	1.9
Total Sources	$27,649,534	100.0%	Total Uses	$27,649,534	100.0%
(1)	See “Initial and Ongoing Reserves” below.

The Loan. The tenth largest mortgage loan (the “Related Home Depot Mortgage Loan”) is a fixed rate loan secured by the borrower’s leasehold interest in approximately 10 acres of land that contains a single tenant retail building totaling 135,000 square feet located in Bronx, New York (the “Related Home Depot Property”). The Related Home Depot Mortgage Loan is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $21,000,000, representing approximately 3.4% of the Initial Pool Balance.

The Related Home Depot Mortgage Loan was originated by LMF Commercial, LLC on September 21, 2023 and will be acquired by Bank of Montreal on or prior to the closing date of the Benchmark 2023-V4 securitization transaction. The Related Home Depot Mortgage Loan has a five-year interest only term and accrues interest at a fixed rate of 8.07700% per annum. The Related Home Depot Mortgage Loan proceeds were used to refinance existing debt on the Related Home Depot Property. The Related Home Depot Mortgage Loan had an initial term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The scheduled maturity date of the Related Home Depot Mortgage Loan is October 6, 2028.

The Property. The Related Home Depot Property contains a one-story retail building located at 2560 Bruckner Boulevard in Bronx, New York. The building at the Related Home Depot Property was built in 2007 and is 100.0% subleased to Home Depot USA, INC (“Home Depot”), a subsidiary of Home Depot, Inc. Home Depot constructed its building at its own expense. The sublease has an initial term of approximately 20 years (December 2006 through December 2026), with two, ten-year renewal options and one, eight-year-and-364-day renewal option at fixed rents (through November 2055). Home Depot is responsible for the performance of all maintenance and repair obligations at the Related Home Depot Property and the payment of all real estate taxes and insurance coverage (with a right to self-insure provided that it maintains a tangible net worth of at least $100 million). In the event of a casualty at the Related Home Depot Property, Home Depot is not required to restore the improvements or to turn over insurance proceeds to the borrower or the lender,

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
91

Retail – Single Tenant 2560 Bruckner Boulevard Bronx, NY 10465	Collateral Asset Summary – Loan No.10 Related Home Depot	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 46.7% 1.30x 10.7%

however, rent will not abate and Home Depot has no termination option as a result of a casualty. Home Depot has broad rights to make alterations at the Related Home Depot Property without consent and is permitted to expand or remove the building without any obligation to restore it. Home Depot has a right of first offer to accept an assignment of the borrower’s leasehold interest in the Related Home Depot Property subject to certain terms and conditions, provided however, that the right of first offer does not apply to any foreclosure or deed-in-lieu thereof. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” in the preliminary prospectus.

As of November 6, 2023, the Related Home Depot Property is 100% subleased to Home Depot.

Sole Tenant. The sole tenant of the Related Home Depot Property is Home Depot. Home Depot, a subsidiary of Home Depot, Inc., was founded in 1978 in Atlanta, Georgia by Bernie Marcus and Arthur Blank. Home Depot is the world’s largest home improvement retailer with over 2,300 stores across North America and has approximately 475,000 employees. As of the second quarter of 2023, Home Depot had a revenue of $42.9 billion and a net income of $4.7 billion. Home Depot occupies the entire 135,000 square feet of the Related Home Depot Property, and its lease expires in December 2026 with three renewal options.

The following table presents certain information relating to the sub-tenant at the Related Home Depot Property:

Sole Tenant(1)
Sub-Tenant	Credit Rating (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Sublease Expiration	Termination Option (Y/N)	Renewal Options
Home Depot USA, INC	A2 / A / A	135,000	100.0%	$4,223,809	$31.29	100.0%	12/30/2026	N	(3)
Total Occupied		135,000	100.0%	$4,223,809	$31.29	100.0%
Vacant		0	0.0%
Total		135,000	100.0%
(1)	Based on the underwritten rent roll as of November 6, 2023.
(2)	Ratings provided are those of Home Depot, Inc., the parent company of the Home Depot sub-tenant, notwithstanding that Home Depot, Inc. does not guarantee the lease.
(3)	The sole sub-tenant, Home Depot, has two, 10-year extension options and one, 8-year-and-364-day extension option.

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	135,000	100.0	100.0%	4,223,809	100.0	$31.29	1
2027	0	0.0	100.0%	0	0.0	$0.00	0
2028	0	0.0	100.0%	0	0.0	$0.00	0
2029	0	0.0	100.0%	0	0.0	$0.00	0
2030	0	0.0	100.0%	0	0.0	$0.00	0
2031	0	0.0	100.0%	0	0.0	$0.00	0
2032	0	0.0	100.0%	0	0.0	$0.00	0
2033	0	0.0	100.0%	0	0.0	$0.00	0
2034 & Thereafter	0	0.0	100.0%	0	0.0	$0.00	0
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	135,000	100.0%		$4,223,809	100.0%	$31.29	1
(1)	Based on the underwritten rent roll as of November 6, 2023.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
92

Retail – Single Tenant 2560 Bruckner Boulevard Bronx, NY 10465	Collateral Asset Summary – Loan No.10 Related Home Depot	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 46.7% 1.30x 10.7%

Cash Flow Analysis

Cash Flow Analysis(1)
	2020	2021	2022	TTM 6/30/2023	U/W	U/W Per SF
Base Rent	$3,929,125	$3,953,682	$4,223,809	$4,223,808	$4,223,809	$31.29
Gross Up Vacancy	0	0	0	0	0	0.00
Gross Potential Rent	$3,929,125	$3,953,682	$4,223,809	$4,223,808	$4,223,809	$31.29
Total Reimbursements	0	0	0	0	0	0.00
Other Income	2,595	454	10,640	33,756	33,756	0.25
Net Rental Income	$3,931,720	$3,954,136	$4,234,449	$4,257,564	$4,257,565	$31.54
Vacancy/Credit Loss	0	0	0	0	0	0.00
Effective Gross Income	$3,931,720	$3,954,136	$4,234,449	$4,257,564	$4,257,565	$31.54
Total Expenses	1,859,126	1,858,627	1,880,903	1,723,118	2,019,892	14.96
Net Operating Income	$2,072,594	$2,095,509	$2,353,546	$2,534,446	$2,237,673	$16.58
Capital Expenditures	0	0	0	0	0	0.00
TI/LC	0	0	0	0	0	0.00
Net Cash Flow	$2,072,594	$2,095,509	$2,353,546	$2,534,446	$2,237,673	$16.58

Occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
NCF DSCR	1.21x	1.22x	1.37x	1.47x	1.30x
NOI Debt Yield	9.9%	10.0%	11.2%	12.1%	10.7%
(1)	Based on the underwritten rent roll as of November 6, 2023.

Appraisal. According to the appraisal, the Related Home Depot Property had an “as-is” appraised value of $45,000,000 as of August 1, 2023. In addition, the appraisal also concluded a market value “assuming warehouse use” of $71,100,000 as of August 1, 2023, in which the appraiser assumes Home Depot vacates and the building is re-tenanted with warehouse users. The appraisal also concluded an “as-dark” value of $50,300,000 as of August 1, 2023.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Discounted Cash Flow Approach	$45,000,000	5.00%(2)
Direct Capitalization Approach	$44,400,000	5.00%
(1)	Source: Appraisals.
(2)	The appraiser used a discounted cash flow approach to arrive at the appraised value. The capitalization rates shown above represent the overall capitalization rate.

Environmental Matters. According to the Phase I environmental report, dated August 15, 2023, there was no evidence of any recognized environmental conditions at the Related Home Depot Property.

The Market. The Related Home Depot Property is located in the New York-Newark-Jersey City, NY-NJ-PA metropolitan statistical area (“NY-NJ-PA MSA”) and Bronx submarket. The Related Home Depot Property’s neighborhood is mixed use in nature and includes a variety of retail, light industrial, office, and residential uses.

As of the second quarter of 2023, the Outer Borough market, which includes the Bronx submarket, reported a total inventory of approximately 221.8 million square feet, a vacancy rate of 3.9% and an average asking triple net rent of $47.85 per square foot. As of the second quarter of 2023, the Bronx submarket reported a total inventory of approximately 37.3 million square feet, a vacancy rate of 4.2% and an average asking triple net rent of $42.42 per square foot.

The Borrower and the Borrower Sponsor. The borrower is Related Retail Bruckner, LLC, a Delaware limited liability company and single purpose entity required to have at least one independent director in its organizational structure. The borrower sponsor and non-recourse carveout guarantor is The Related Companies, L.P. (“Related”). Founded in 1972 in New York City, Related is a New York limited partnership formed to acquire, develop, finance, own, operate, maintain, manage and sell real estate, primarily multifamily residential and retail properties, and engage in related businesses. Related has offices in six states and properties in 24 states in the United States. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings—Borrowers, Principals or Affiliated Entities Have Been or Currently Are Parties to Defaults, Bankruptcy Proceedings, Foreclosure Proceedings, Deed-In-Lieu of Foreclosure Transactions and/or Mortgage Loan Workouts” in the preliminary prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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Retail – Single Tenant 2560 Bruckner Boulevard Bronx, NY 10465	Collateral Asset Summary – Loan No.10 Related Home Depot	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 46.7% 1.30x 10.7%

Property Management. The Related Home Depot Property is managed by Related Management Company, L.P., an affiliate of the borrower sponsor.

Initial and Ongoing Reserves.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period; provided, however, for so long as all of the following conditions (collectively, the “Tax Deposit Waiver Conditions”) remain satisfied, the amount of monthly tax deposit will be reduced by the percentage of the taxes required to be paid directly under the Critical Tenant lease during the next 12 months: (x) for so long as the Home Depot sublease is in full force and effect, (i) Home Depot is expressly obligated to directly pay all taxes and (ii) the borrower or Home Depot provides to the lender paid receipts (or other reasonable evidence of payment) for the payment of taxes prior to the delinquency, and (y) at all other times, (i) no event of default has occurred and is continuing, (ii) such Critical Tenant is an investment grade tenant, (iii) such Critical Tenant is expressly obligated under the applicable Critical Tenant lease to directly pay all taxes, (iv) the applicable Critical Tenant lease is in full force and effect, (v) such Critical Tenant pays (or causes to be paid) all such taxes prior to the date the same should become delinquent, (vi) the borrower provides (or causes to be provided) to the lender paid receipts (or other reasonable evidence of payment) for the payment of taxes prior to the delinquency, and (vii) no Cash Sweep Event Period (as defined below) by reason of a Critical Tenant Trigger Event (as defined below) has occurred and is continuing.

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, for so long as all of the following conditions (collectively, the “Insurance Deposit Waiver Conditions”) remain satisfied, the amount of the monthly insurance deposit will be reduced by the percentage of the insurance premiums due under the policies required that the Critical Tenant is obligated to directly pay under the applicable Critical Tenant lease during the next ensuring 12 months: (x) for so long as the Home Depot sublease is in full force and effect, (I) Home Depot is expressly obligated to directly pay all or a portion of the insurance premiums prior to the expiration of the policies and (II) the borrower or Home Depot provides to the lender evidence that such insurance premiums have been so paid, and (y) at all other times, (i) no event of default has occurred and is continuing, (ii) such Critical Tenant is an investment grade tenant, (iii) such Critical Tenant is expressly obligated to directly pay all or a portion of the insurance premiums prior to the expiration of the policies, (iv) the applicable Critical Tenant lease is in full force and effect, (v) such Critical Tenant pays (or causes to be paid) all such insurance premiums prior to the expiration of the policies, (vi) the borrower provides (or causes to be provided) to the lender evidence that such insurance premiums have been so paid, and (vii) no Cash Sweep Event Period by reason of a Critical Tenant Trigger Event has occurred and is continuing.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit $1,125 into a replacement reserve; provided, however, the borrower is not required to make the monthly capital expenditure deposit for so long as all of the following conditions (collectively, the “Capital Expenditure Deposit Waiver Conditions”) remain satisfied: (x) for so long as the Home Depot sublease is in full force and effect, (I) Home Depot is expressly obligated to directly make and pay for all capital expenditures as required under the Home Depot sublease and (II) the borrower enforces such obligations to be performed by Home Depot under the Home Depot sublease in a commercially reasonable manner (it being agreed that so long as the conditions described in this clause (x) continue to be satisfied, the monthly capital expenditure deposit would be reduced to zero); and (y) at all other times, (i) no event of default has occurred and is continuing, (ii) such Critical Tenant is an investment grade tenant, (iii) such Critical Tenant is expressly obligated to directly make and pay for all capital expenditures as required under the Critical Tenant lease, (iv) the applicable Critical Tenant lease is in full force and effect, (v) such Critical Tenant makes (or causes to be made) and pays (or causes to be paid) for all such capital expenditures, (vi) the borrower provides (or causes to be provided) to the lender evidence that the capital expenditures have been performed and all costs associated with such capital expenditures have been paid, and (vii) no Cash Sweep Event Period by reason of a Critical Tenant Trigger Event has occurred and is continuing.

TI / LC Reserve – On each monthly payment date, the borrower is required to deposit $5,625 into a TI / LC reserve; provided, however, so long as the Home Depot sublease remains in full force and effect, the borrower is not required to make monthly rollover deposits. Notwithstanding the foregoing, to the extent there are any Eligible Leases (as defined below) at the Related Home Depot Property, the lender will reduce the required TI/LC reserve deposits by a pro rata amount based on the square footage of the premises demised under any such Eligible Leases and the gross leasable square footage of the Related Home Depot Property.

Ground Rent Reserve – The borrower is required to deposit (i) at the closing date of the Related Home Depot Mortgage Loan, $0 into a ground rent reserve and (ii) on or before each payment date that the minimum rent payable by the borrower pursuant to the ground lease is to be increased pursuant to its terms, the amount by which such minimum rent payable by the borrower pursuant to the ground lease exceeds the amount deposited into the ground lease reserve.

Lockbox / Cash Management. The Related Home Depot Mortgage Loan is structured with a hard lockbox and springing cash management. Upon the origination of the Related Home Depot Mortgage Loan, within five business days, the borrower was required to deliver a notice to each sub-tenant directing them to remit all payments under the applicable sublease directly to the lender-controlled lockbox account. All revenue received by the borrower or the property manager is required to be deposited in the lockbox account within

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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Retail – Single Tenant 2560 Bruckner Boulevard Bronx, NY 10465	Collateral Asset Summary – Loan No.10 Related Home Depot	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 46.7% 1.30x 10.7%

two business days after receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Cash Sweep Event (as defined below) exists, at which time the lender will instruct the institution maintaining the lockbox account to transfer all funds on each business day to a lender-controlled cash management account. Upon the occurrence and during the continuance of a Cash Sweep Event Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Related Home Depot Mortgage Loan documents.

A “Cash Sweep Event” means the occurrence of: (i) an event of default; (ii) any bankruptcy action of the borrower; (iii) any bankruptcy action of the guarantor; (iv) a Cash Sweep DSCR Trigger Event (as defined below); or (v) a Critical Tenant Trigger Event, and ending upon: (a) a cure of the event of default with respect to clause (i) above or such event of default is waived in writing by the lender; (b) if none of the borrower, the guarantor or any affiliate of the borrower solicited or actively facilitated the solicitation of petitioning creditors or consented to or otherwise joined in such involuntary petition with respect to clause (ii) above, upon such bankruptcy action being discharged or dismissed; (c) if neither the guarantor nor any affiliate of the guarantor solicited or actively facilitated the solicitation of petitioning creditors or consented to or otherwise joined in such involuntary petition with respect to clause (iii) above, upon (x) such bankruptcy action being discharged, stayed or dismissed or (y) a lender-approved additional guarantor enters into a substantially similar environmental indemnity and guaranty and satisfies certain other conditions set forth in the Related Home Depot Mortgage Loan documents to be an additional guarantor under the Related Home Depot Mortgage Loan; (d) the debt service coverage ratio based upon the trailing 12-month period is greater than 1.10x for two consecutive quarters with respect to clause (iv) above; and (e) a Critical Tenant Trigger Event Cure (as defined below) with respect to clause (v) above.

A “Cash Sweep Event Period” means any period commencing on the occurrence of a Cash Sweep Event and continuing until the earlier of (i) the occurrence of the applicable Cash Sweep Event cure or (ii) the payment in full of all principal and interest on the Related Home Depot Mortgage Loan and all other amounts payable under the Related Home Depot Mortgage Loan documents.

A “Cash Sweep DSCR Trigger Event” means that the debt service coverage ratio based on the trailing 12-month period is less than 1.10x.

A “Critical Tenant” means Home Depot and any other sub-tenant (i) occupying no less than 30% of the space subleased to Home Depot or (ii) whose sublease provides for rental income representing 30% or more of the total base minimum rent for the Related Home Depot Property.

A “Critical Tenant Trigger Event” means each occurrence of any of the following with respect to any Critical Tenant lease: (i) the Critical Tenant gives written notice of its intention to not extend or renew the sublease or to terminate the sublease; (ii) the Critical Tenant fails to give irrevocable notice of its election to renew the sublease on or prior to nine months prior to the applicable sublease expiration date; (iii) the Critical Tenant fails to give notice on or prior to the date by which the Critical Tenant is required under the sublease to notify the landlord of its election to renew the sublease; (iv)(a) a monetary event of default in the payment of base rent; (b) any other monetary event of default that exceeds $25,000, or (c) a material non-monetary event of default; (v) any bankruptcy action of the Critical Tenant or any guarantor of the Critical Tenant lease; or (vi) the related Critical Tenant discontinues its normal business operations at its subleased premises but excluding temporary suspensions of business due to force majeure, or in connection with repairs, renovations or implementation of new store concepts, or a suspension of business as a result of a casualty; provided, however, a Critical Tenant Trigger Event will not occur if the Critical Tenant is rated at least a long term issuer credit rating of BBB- by any tenant rating agency.

A “Critical Tenant Trigger Event Cure” means (i) with respect to clauses (i), (ii) and (iii) of the Critical Tenant Trigger Event, the date that (1) a Critical Tenant lease extension is duly executed and delivered by the borrower and the Critical Tenant for all or substantially all of its space and all tenant improvement costs, leasing commissions and other material costs and expenses related thereto have been satisfied or an amount sufficient to cover any such costs and expenses have been deposited into the Critical Tenant TI/LC account, provided that with respect to such amount to be deposited, (x) to the extent such amount is readily ascertainable in the applicable Critical Tenant lease and commission agreement (if any), such deposited amount will be equal to such sum certain and (y) if such amount is not readily ascertainable, such amount will be reasonably estimated by the borrower and reasonably approved by the lender, or (2) a Critical Tenant Space Re-tenanting Event (as defined below) will have occurred; (ii) with respect to clause (iv) of the Critical Tenant Trigger Event, a cure of the event of default occurs, or, in the case of a default by the borrower, as landlord, the Critical Tenant waives such default via an irrevocable written waiver; (iii) with respect to clause (v) of the Critical Tenant Trigger Event, the affirmation of the Critical Tenant lease in the applicable bankruptcy proceeding, provided that, after such affirmation, the Critical Tenant commences payment of full base rent under the Critical Tenant lease, provided that, if the Critical Tenant lease is terminated in connection with the applicable bankruptcy action, then a Critical Tenant Trigger Event Cure described under clause (i) of this definition will apply; and (iv) with respect to (vi) of the Critical Tenant Trigger Event, either (a) the related Critical Tenant re-commences its normal business operations at its subleased premises or (b) a Critical Tenant Space Re-tenanting Event has occurred.

A “Critical Tenant Space Re-tenanting Event” means that all of the following conditions have been satisfied with respect to the applicable Critical Tenant lease: (i) at least substantially all of the related Critical Tenant space has been subleased to one or more replacement sub-tenants for a term of at least five years and otherwise on market terms and conditions reasonably acceptable to the

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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Retail – Single Tenant 2560 Bruckner Boulevard Bronx, NY 10465	Collateral Asset Summary – Loan No.10 Related Home Depot	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 46.7% 1.30x 10.7%

lender; (ii) all sub-tenant improvement costs, leasing commissions and other material costs and expenses relating to the reletting of at least substantially all of the related Critical Tenant space has been paid in accordance with the applicable Critical Tenant lease, and (iii) the replacement tenant(s) is conducting normal business operations at the related Critical Tenant space.

An “Eligible Lease” means an executed sublease with an investment grade tenant that complies with the terms and conditions of the Related Home Depot Mortgage Loan documents, and as of the date of determination, the sub-tenant under such sublease (i) must have a remaining term (without giving effect to unexercised renewal options but accounting for renewals which were timely and irrevocably exercised) of no less than two years beyond the maturity date of the Related Home Depot Mortgage Loan, and (ii) does not have any early termination options that are effective prior to two years beyond the maturity date (or any other rights to terminate or cancel the sublease that are effective prior to two years beyond the maturity date of the Related Home Depot Mortgage Loan other than customary rights in connection with a casualty or condemnation).

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. None.

Release of Collateral. None.

Ground Lease. The borrower of the Related Home Depot Mortgage Loan has a leasehold interest under a ground lease (“Related Home Depot Ground Lease”) between the borrower, as ground lessee, and 900 Brush Avenue LLC, as ground lessor. The Related Home Depot Ground Lease has an initial term of 20 years to October 31, 2027, with five, 10-year options through October 31, 2077. The current rent under the Related Home Depot Ground Lease is approximately $1.96 million per annum. The ground rent increases every five years with a fixed schedule. The next increase will be 7.5% in 2027; thereafter, the ground rent will increase by 10% every five years starting 2032 through 2062, with remaining increases of 15% in 2067 and 2072.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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